AMENDED AND RESTATED ASSET PURCHASE AGREEMENT
                         By and Between
                    TTECH ACQUISITION CORP.

                          (Purchaser)
                         FIND/SVP, INC.
                      (Purchaser Parent),
                      SOPHEON CORPORATION
                           (Company)

                              And

                          SOPHEON PLC

                        (Company Parent)

                         JUNE 25, 2003





                           ARTICLE 1
                          DEFINITIONS
                           ARTICLE 2
         PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES
     2.1                                                    Purchase
of Assets and Assumption of Liabilities. . . . . 11
     2.2                                                    Purchase
Price. . . . . . . 15
     2.3                                                    Closing
and Closing Deliveries. . . . . . .21
                           ARTICLE 3
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     3.1
Organization. . . . . .25
     3.2
Capitalization. . . . . . . 25
     3.3                                                    Due
Authorization . . . . . 25
     3.4                                                    No
Breach . . . . . . .25
     3.5                                                    Clear
Title . . . . . .26
     3.6
Condition and Sufficiency of Assets . . . . . . 26
     3.7
Litigation. . . . . . .26
     3.8                                                    Labor
Matters . . . . .26
     3.9                                                    Tax
Matters . . . . . .27
     3.10                                                   Employee
Benefits . . . . . 27
     3.11                                                   No
Guaranties . . . . .28
     3.12
Financial Statements. . . . . . .28
     3.13                                                   Absence
of Certain Developments . . . . . .29
     3.14
Intellectual Property . . . . . .29
     3.15
Compliance with Laws. . . . . . .30
     3.16
Operating Contracts . . . . . . .30
     3.17                                                   Real
Estate . . . . . .31
     3.18                                                   Accounts
Receivable . . . . . . .31
     3.19                                                   Books
and Records; Bank Accounts. . . . . .31
     3.20
Employees and Employee Related Commitments. . . . . .31
     3.21                                                   Permits
.. . . . . 31
     3.22                                                   Other
Material Contracts and Obligations. . . . . . .32
     3.23
Subsidiaries. . . . . .32
     3.24
Insurance . . . . . . .32
     3.25                                                   Brokers
.. . . . . 33
     3.26
Relationship with Related Persons . . . . .33
     3.27                                                   Debt
Instruments. . . . . . 33
     3.28
Customers and Suppliers . . . . .34
     3.29
Affiliate Loans . . . . . . 34
     3.30                                                   Absence
of Certain Business Practices . . . . . 34
     3.31
Insolvency. . . . . . .34
     3.32
Representations and Warranties Regarding the Company Parent . . . .
.. . .35
                           ARTICLE 4
    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE
                        PURCHASER PARENT
     4.1
Organization. . . . . .36
     4.2                                                    Due
Authorization . . . . . 36
     4.3                                                    No
Breach . . . . . . .36
     4.4                                                    Brokers
.. . . . . 37
     4.5                                                    Articles
of Incorporation and Bylaws. . . . . . 37
     4.6
Capitalization. . . . . . . 37
     4.7                                                    SEC
Reports . . . . . .37
     4.8
Stockholders' Consent . . . . . .38
                           ARTICLE 5
           PERFORMANCE AND COVENANTS PENDING CLOSING
     5.1                                                    Access
to Information . . . . . .38
     5.2                                                    Conduct
of Business . . . . . . .38
     5.3
Encumbrances. . . . . .39
     5.4                                                    Pay
Increases . . . . .39
     5.5
Restrictions on New Contracts . . . . . . .39
     5.6
Preservation of Business. . . . . . . 39
     5.7                                                    Payment
and Performance of Obligations. . . . . 39
     5.8
Restrictions on Sale of Assets. . . . . . .40
     5.9                                                    Prompt
Notice . . . . .40
     5.10
Consents. . . . . 40
     5.11                                                   Copies
of Documents . . . . . . .40
     5.12                                                   No
Solicitation of Other Offers . . . . . .40
     5.13                                                   Accounts
Receivable and Payable . . . . . .41
     5.14
Inventory . . . . . . .41
     5.15
Insurance . . . . . . .41
     5.16                                                   Filing
Reports and Making Payments. . . . . . . 41
     5.17                                                   Capital
Expenditures. . . . . . .41
     5.18                                                   Lien
Search . . . . . .41
     5.19
Transition Services Agreement . . . . . . .41
     5.20                                                   [THIS
SECTION INTENTIONALLY OMITTED.] . . . . . 42
     5.21
Commercial Agreement. . . . . . .42
     5.22
Employment Agreements . . . . . .42
                           ARTICLE 6
    MUTUAL CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS
     6.1
Proceedings . . . . . .42
     6.2                                                    Consents
and Approvals. . . . . .42
                           ARTICLE 7
   ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
               PURCHASER AND THE PURCHASER PARENT
     7.1                                                    Accuracy
of Representations and Warranties. . . . . .43
     7.2
Compliance with Covenants and Agreements. . . . . . .43
     7.3                                                    No
Material Adverse Change. . . . . . 43
     7.4                                                    Legal
Opinion . . . . .43
     7.5
Corporate Action. . . . . . 43
     7.6
Employment Agreements . . . . . .43
     7.7
Confidentiality Agreements and Non-Competition. . . . . . 43
                           ARTICLE 8
  ADDITIONAL CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS
     8.1                                                    Accuracy
of Representations and Warranties. . . . . .44
     8.2
Compliance with Covenants and Agreements. . . . . . .44
     8.3                                                    Legal
Opinion . . . . .44
     8.4                                                    Delivery
of Receipt for Purchase Price and the Shares . . . . .44
                           ARTICLE 9
                        INDEMNIFICATION
     9.1
Indemnification by the Company. . . . . . .44
     9.2
Indemnification by the Purchaser. . . . . .46
     9.3
Procedure for Indemnification . . . . . . .47
     9.4                                                    Dispute
Resolution. . . . . 49
     9.5                                                    Effect
of Insurance . . . . . . .50
                           ARTICLE 10
                        EMPLOYEE MATTERS
     10.1
Information on Active Employees . . . . . .51
     10.2
Employment of Active Employees by the Purchaser . . . . . 51
     10.3                                                   Terms
and Conditions of Offers of Employment. . . . . . . 52
     10.4                                                   Salaries
and Benefits Prior to Closing. . . . . 52
     10.5                                                   Benefits
and Benefit Plans. . . . . . 52
     10.6
Company's Retirement and Savings Plans. . . . . 52
     10.7                                                   Further
Actions . . . . . . 53
     10.8                                                   Forms .
.. . . . . 53
     10.9                                                   WARN
Act. . . . . 53
     10.10                                                  COBRA .
.. . . . . 54
     10.11                                                  No
Intended or Incidental  Third Party Beneficiary. . . . . . .54
                           ARTICLE 11
             PERFORMANCE FOLLOWING THE CLOSING DATE
     11.1                                                   Further
Acts and Assurances . . . . . 54
     11.2
Confidential Information and Non-Competition Agreements . . . . . . 54
     11.3
Injunctive Relief . . . . . 58
     11.4                                                   Blue
Pencil Doctrine. . . . . . .58
     11.5                                                   Company
Parent Indemnification Shares . . . . . 58
     11.6
Consents. . . . . 58
     11.7                                                   Certain
Tax Matters . . . . . . .59
     11.8                                                   Covenant
Regarding Active Hired Employee Non-Compete. . . . . .60
                           ARTICLE 12
                          TERMINATION
     12.1
Termination . . . . . .60
     12.2                                                   Return
of Documents and Nondisclosure . . . . . 60
                           ARTICLE 13
                         MISCELLANEOUS
     13.1                                                   Survival
of Representations and Warranties, Covenants and Agreements. . . . . 61
     13.2
Preservation of and Access to Records . . . . . 61
     13.3
Cooperation . . . . . .61
     13.4                                                   Public
Announcements. . . . . . .61
     13.5                                                   Notices
.. . . . . 62
     13.6                                                   Entire
Agreement. . . . . . 62
     13.7
Remedies. . . . . 63
     13.8
Amendments. . . . . . .63
     13.9
Successors and Assigns. . . . . .63
     13.10                                                  Fees and
Expenses . . . . . 63
     13.11
Governing Law and Jurisdiction. . . . . . .63
     13.12
Counterparts and Facsimile Signatures . . . . . 64
     13.13
Headings. . . . . 64
     13.14                                                  [THIS
SECTION INTENTIONALLY OMITTED]. . . . . . 64
     13.15                                                  Number
and Gender . . . . . 64
     13.16
Severability. . . . . .64
     13.17                                                  Parties
in Interest . . . . . . .64
     13.18                                                  Waiver.
.. . . . . 65
     13.19
Construction. . . . . .65
     13.20                                                  Specific
Performance. . . . . . .65
     13.21
Supplementation of Schedules. . . . . 65

         AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "Agreement") is made, entered into and effective as of the 25th day of June, 2003, by and between TTECH ACQUISITION CORP., a Delaware corporation (the "Purchaser"),
FIND/SVP, INC., a New York corporation (the "Purchaser Parent"),
SOPHEON
CORPORATION, a Minnesota corporation (the "Company") and SOPHEON PLC, a registered corporation in the United Kingdom (the "Company Parent").
                            RECITALS
A. The Company is a knowledge services company that provides information management services and management of client intellectual property, through the use of the
Company's proprietary software, methods and processes.
B. The Company operates two distinct business divisions: (i) the IM Division, which provides research, services and tools that improve and optimize corporate information delivery, analysis, application and use by conducting primary and secondary research for information and knowledge involving market factors that affect the success or failure of a client's business, including competitive intelligence, market intelligence and technology intelligence, which has, as its core, the aggregation, interpretation, and assimilation capabilities conducted by human researchers (versus machine-generated data and information) and does not offer or provide, other than portal technology, software development, installation or integration services
(the "IM Division"), and (ii) business process solutions improvement and consultation focused on business processes, including innovation and product development, through the use of, among other things, proprietary software solutions that do not involve human-based primary and secondary research, involving consultation with respect to business process improvement and which includes reselling and enhancements made to best practices content in the business process industry, reselling best practices content to the product development process market
(where content is sold alone or imbedded in software), software development, installation and integrator services (the "BPS Division").
C. The Purchaser desires to purchase and assume, as applicable, and the Company desires to sell, transfer, convey, assign and deliver, as applicable, (i) substantially all of the assets of the IM Division pursuant to this Agreement, and (ii) certain specified liabilities and obligations of the IM Division in connection with the purchase of such assets.
D. It is the intention of the parties hereto that, upon consummation of the transactions contemplated by and pursuant to this Agreement, the Purchaser shall own substantially all of the assets of the IM Division other than the Excluded Assets.
E. The Purchaser Parent and the Company Parent will materially benefit from the transactions contemplated hereby.
F. The parties originally entered into that certain Asset Purchase Agreement as the predecessor to this Agreement (the "Asset Purchase Agreement"), on June 5, 2003. Pursuant to that certain First Amendment to Asset Purchase Agreement dated concurrently herewith, the parties amended and restated the Asset Purchase Agreement in accordance with the terms of such amendment.
                           AGREEMENT
In consideration of the foregoing Recitals and the mutual promises contained in this
Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
                           ARTICLE 1

                          DEFINITIONS
For purposes of this Agreement, the following terms have the meanings specified:
"AAA Rules" has the meaning set forth in Section 9.4(b) of this Agreement.
"Active Employees" has the meaning set forth in Section 10.1 of this Agreement.
"Acquisition Proposal" means any proposal relating to the possible acquisition of the
Company whether by way of merger, purchase of capital stock of the Company representing fifty percent (50%) or more of the voting power or equity of the Company, purchase or license of all or substantially all of the assets of the Business, or otherwise. The foregoing shall not apply to transactions which affect only the BPS Division, or a sale or exchange (or similar transaction) if the buyer will honor this Agreement.
"Affiliate" when used in reference to a specified Person, means any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the specified Person.
"Agreement" has the meaning set forth in the introductory paragraph hereof.
"Ancillary Documents" means the documents, instruments and agreements to be executed and/or delivered by the parties pursuant to this Agreement or any Ancillary Document.
"Applicable Laws" means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, and Injunctions adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body having jurisdiction over (i) a specified Person or any of such Person's properties or assets, or
(ii) any of such Person's officers, directors, employees, consultants or agents in connection with their activities on behalf of such Person. Applicable Laws include, without limitation,
Environmental Laws, state and local zoning laws and ordinances, land use and building laws, laws respecting sale of services, laws respecting employment and labor, and laws respecting bidding on certain contracts.
"Asset Purchase Agreement" has the meaning set forth in Recitals to this Agreement.
"Assets" has the meaning set forth in Section 2.1(a)(i) of this Agreement.
"Assumed Liabilities" has the meaning set forth in Section 2.1(b)(i) of this Agreement.
"Auditor" has the meaning set forth in Section 2.2(b)(i) of this Agreement.
"Average Closing Price" has the meaning set forth in Section
2.2(a)(ii) of this
Agreement.
"BPS Division" has the meaning set forth in the Recitals of this Agreement.
"Balance Sheet" has the meaning set forth in Section 3.12 of this Agreement.
"Balance Sheet Date" has the meaning set forth in Section 3.12 of this Agreement.
"Basket Amount" has the meaning set forth in Section 9.1 of this Agreement.
"Benefit Plan" means any and all bonus, deferred compensation, incentive compensation, severance pay, pension, profit sharing, retirement, group or individual insurance, welfare benefit, stock option, restricted stock, stock purchase, stock appreciation, phantom stock, any other fringe benefit plan, arrangement or practice, written or otherwise, whether formal or informal, maintained, sponsored or participated in by the Company or any other "employee benefit plan"
(within the meaning of Section 3(3) of ERISA).
"Business" means the business of the Company's IM Division.
"Business Intellectual Property" has the meaning set forth in
Section 3.14 of this
Agreement.
"Capital Reorganization" has the meaning set forth in Section
11.2(b)(v) of this
Agreement.
"Closing" has the meaning set forth in Section 2.3(a) of this Agreement.
"Closing Balance Sheet" has the meaning set forth in Section
2.2(b)(i)(A) of this
Agreement.
"Closing Balance Sheet Date" has the meaning set forth in Section 2.2(b)(3) of this
Agreement.
"Closing Cash Payment" has the meaning set forth in Section
2.2(a)(i) of this Agreement.
"Closing Certificate" has the meaning set forth in Section 2.2(b)(i) of this Agreement.
"Closing Date" has the meaning set forth in Section 2.3(a) of this Agreement.
"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.
"Commercial Agreement" has the meaning set forth in Section 5.21 of this Agreement.
"Company" has the meaning set forth in the introductory paragraph hereof.
"Company Competitive Business" has the meaning set forth in Section 11.2(b)(ii) of this
Agreement.
"Company Indemnified Parties" has the meaning set forth in Section
9.2 of this
Agreement.
"Company Non-Compete Parties" has the meaning set forth in Section 11.2(b)(ii) of this
Agreement.
"Company Parent" has the meaning set forth in the introductory paragraph hereof.
"Company Parent Stock" has the meaning set forth in Section 11.5 of this Agreement.
"Competing Business" has the meaning set forth in Section 3.26 of this Agreement.
"Confidential Information" means any information or compilation of information not generally known to the public or the industry or which the Company has not disclosed to third parties without a written obligation of confidentiality, which is proprietary to the Company, relating to the Company's procedures, techniques, methods, concepts, ideas, affairs, products, processes and services, including, but not limited to, information relating to marketing, merchandising, selling, research, development, manufacturing, purchasing, accounting, engineering, financing, costs, pricing and pricing methods, customers, suppliers, creditors, employees, contractors, agents, consultants, customers, plans, pricing, billing, needs of customers and products and services used by customers, all lists of customers and their addresses, prospects, sales calls, products, services, prices and the like as well as any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, code books, manuals, trade secrets, knowledge, know-how, pricing strategies, operating costs, sales margins, methods of operations, invoices or statements and the like;
provided, however, that the term
"Confidential Information" shall not be deemed to include (i) information which becomes generally available to the public without any fault of the Company, or (ii) becomes available to the applicable party on a non-confidential basis and without any breach of an agreement of confidentiality from a source other than the Company or the Purchaser, or (iii) information that is disclosed to a Governmental Body pursuant to Applicable Law, and therefore publicly available, which is not granted, or otherwise subject to, a confidentiality and/or non-disclosure order(s) or status.
"Contract" means any agreement, lease of non-real estate, license agreement (other than a license granted by a Governmental Body), contract, consensual obligation, promise, commitment, arrangement, understanding or undertaking, (whether written or oral and whether express or implied) of any type, nature or description that is legally binding but excluding leases of Leased Real Estate. As used herein, the word "Contract" shall be limited in scope if modified by an adjective specifying the type of contract to which this Agreement or a Section hereof refers.
"Controlled Group" has the meaning set forth in Section 3.10(a) of this Agreement.
"Controlled Person" when used in reference to a specified Person, means any Person that is directly or indirectly, through one or more intermediaries, controlled by a specified Person.
"Debt Instruments" has the meaning set forth in Section 3.27 of this Agreement.
"Disclose" means to reveal, deliver, divulge, disclose, publish, communicate, show or otherwise make known or available to any other Person, or in any way to copy, any of the
Company's Confidential Information.
"Earn Out" shall have the meaning set forth in Section 2.2(a)(iii) of this Agreement.
"Earn Out Amount" or "Earn Out Amounts" respectively have the meanings set forth in
Section 2.2(a)(iii) of this Agreement.
"Employment Agreements" has the meaning set forth in Section 7.6 of this Agreement.
"Encumbrance" means and includes:
     (i) with respect to any personal property, any intangible property or any property other than real property, any security or other property interest or right, claim, lien, restriction, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future; and
     (ii) with respect to any real property, any mortgage, lien, easement, interest, right-of-way, condemnation or eminent domain proceeding, encroachment, any building, use or other form of restriction, encumbrance or other claim (including adverse or prescriptive) or right of third parties (including Governmental Bodies), any lease or sublease, boundary dispute, and agreements with respect to any real property including:
     purchase, sale, right of first refusal, option, construction, building or property service, maintenance, property management, conditional or contingent sale, use or occupancy, franchise or concession, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future.
"Environmental Laws" means any and all Applicable Laws (i) regulating the use, treatment, generation, transportation, storage, control or disposal of any Hazardous Material, including, but not limited to, the Comprehensive Environmental Response, Compensation and
Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the
Resource Conservation and Recovery
Act (42 U.S.C. Section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section
1251 et seq.), the Clean Water Act
(33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances
Control Act (15 U.S.C. Section 2601 et seq.), and all state laws corollary thereto, and/or (ii) relating to the protection of the environment and public or worker health and safety, all as existing, defined or interpreted as of the Closing Date.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
"Escrow Agent" has the meaning set forth in Section 2.2(a)(ii) of this Agreement.
"Escrow Agreement" has the meaning set forth in Section 2.2(a)(ii)of this Agreement.
"Escrow Fund" has the meaning set forth in Section 2.2(a)(ii) of this Agreement.
"Estimated Net Current Liabilities" has the meaning set forth in
Section 2.2(b) of this
Agreement.
"Estimated Purchase Price Adjustment" has the meaning set forth in
Section 2.2(b) of
this Agreement.
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.
"Excluded Assets" has the meaning set forth in Section 2.1(a)(ii) of this Agreement.
"Excluded Liabilities" has the meaning set forth in Section
2.1(b)(ii) of this Agreement.
"Expiring Contract Revenue" has the meaning set forth in Section 2.2(a)(iii)(B) of this
Agreement.
"Expiring Subscription Contracts" has the meaning set forth in
Section 2.2(a)(iii)(B) of
this Agreement.
"Final Order" has the meaning set forth in Section 6.2 of this Agreement.
"Financial Statements" has the meaning set forth in Section 3.12 of this Agreement.
"GAAP" means generally accepted accounting principles in the United
States.
"Governmental Body" means any:
     (i) nation, state, county, city, town, village, district or other jurisdiction of any nature;
     (ii) federal, state, local, municipal, foreign or other government;
     (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, board, commission, department, instrumentality, office or other entity, and any court or other tribunal);
     (iv) multi-national organization or body; and/or
     (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.
"Guaranteed Net Current Liabilities" has the meaning set forth in
Section 2.2(b) of this
Agreement.
"Guaranty" means, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other
Person, which have been
guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor, or otherwise.
"Hazardous Materials" means any and all (i) toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances listed or identified in, or regulated by, any
Environmental Law, and (ii) any of the following, whether or not included in the foregoing:
polychlorinated biphenyls, asbestos in any form or condition, urea-formaldehyde, petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel or mixtures thereof, nuclear fuels or materials, chemical wastes, radioactive materials and explosives.
"Hired Active Employees" has the meaning set forth in Section 10.2 of this Agreement.
"Hit Cap" has the meaning set forth in Section 2.2(a)(iii)(A) of this Agreement.
"IM Division" has the meaning set forth in the Recitals of this Agreement.
"IRS" means the United States Internal Revenue Service.
"Indemnified Party" has the meaning set forth in Section 9.3 of this Agreement.
"Indemnifying Party" has the meaning set forth in Section 9.3 of this Agreement.
"Independent Accountants" has the meaning set forth in Section
2.2(b)(v) of this
Agreement.
"Injunction" means any and all writs, rulings, awards, directives, injunctions (whether temporary, preliminary or permanent), judgments, decrees or orders (whether executive, judicial or otherwise) adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body.
"Intellectual Property" means any and all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof; (ii) trademarks, service marks, trade dress, logos, trade names, assumed names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith;
(iii) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iv) mask works and all applications, registrations and renewals in connection therewith; (v) trade secrets and confidential business information (including ideas, research and development, know-how, technology, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (vi) computer software
(including data and related software program documentation in computer-readable and hard-copy forms); (vii) other intellectual property and proprietary rights of any kind, nature or description, including web sites, web site domain names and other e-commerce assets and resources of any kind or nature; and (viii) copies of tangible embodiments thereof (in whatever form or medium).
"Investor Letter" has the meaning set forth in Section 4.2(b) of this Agreement.
"Knowledge" means that an individual will be deemed to have "Knowledge" or
"knowledge" (whether or not capitalized) of a particular fact or other matter if such individual
(i) has or at any time had actual (and not constructive or imputed) awareness of such fact or other matter, or (ii) should have reasonably been expected to have had known in the Ordinary
Course of Business; provided, however, that Knowledge by the Company of a particular fact or other matter shall mean the actual (and not constructive or imputed) awareness at any time at or prior to Closing of Andrew Michuda, Robert Specht, David Magnani,
Arif Karimjee, and the
specific employees of the Company who are assigned to such particular fact or other matter.
"Knowledge Intensive Business Processes" are those which require access to, and management of: (a) unstructured and dynamic knowledge and information, in addition to static, structured data; and (b) tacit information sources, which relate to unpublished information and knowledge such as that available only through human-to-human interaction. Examples of
Knowledge Intensive Business Processes include those relating to innovation, product development, six-sigma, clinical trials, and mergers and acquisitions.
"Leased Real Estate" has the meaning set forth in Section 3.17 of this Agreement.
"Liability" or "Liabilities" means any and all debts, liabilities and/or obligations of any type, nature or description (whether known or unknown, asserted or unasserted, secured or unsecured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due).
"Loss" or "Losses" has the meaning set forth in Section 9.1 of this Agreement.
"Material Adverse Effect" or "Material Adverse Change" means, in connection with any
Person, any event, change, condition or effect that is, or could with reasonable certainty be expected to be, materially adverse, individually or in the aggregate, to the condition (financial or otherwise), properties, Assets, Liabilities, revenues, income, business, operations, or results of operations of such Person, taken as a whole; provided, however, the foregoing shall not be deemed to include any event, change or effect which arises with respect to (i) conditions of change that are primarily the result of the national economy whereby the effect or change is generally universal upon businesses as a whole or within an industry as a whole, or
(ii) uniformly applied legislative or judicial Applicable Laws or Final Orders that have applicability to consulting businesses generally.
"Monthly Earn Out Report(s)" has the meaning set forth in Section 2.2(a)(iii)(D) of this
Agreement.
"Net Current Liabilities" has the meaning set forth in Section
2.2(b) of this Agreement.
"Operating Contracts" has the meaning set forth in Section 3.16(b) of this Agreement.
"Ordinary Course of Business" means an action taken by a Person only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person (including with respect to quantity and frequency).
"Permits" means all right, title and interest in and to any permits, licenses, certificates, filings, authorizations, approvals, or other indicia of authority
(and any pending applications for
approval or renewal of a Permit), to own, construct, operate, sell, inventory, disburse or maintain any asset or conduct any business as issued by any Governmental Body. "Permitted Encumbrances" means minor Encumbrances, charges and imperfections which do not and would not reasonably be expected to, individually or in the aggregate detract from or affect, in any material way, the value, transfer or use of any Asset, or otherwise interfere with, in any material way, the quiet enjoyment of any Asset under any lease or leasehold interest.
"Person" means any individual, corporation (including any non-profit corporation), general, limited or limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Body. "Pre-Closing Period" has the meaning set forth in Section 3.9(b) of this Agreement.
"Proceeding" means any claim, suit, litigation, mediation, arbitration, hearing, audit, investigation or other action (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any
Governmental Body or arbitrator.
"Purchase Price" has the meaning set forth in Section 2.2(a) of this Agreement.
"Purchase Price Adjustment" has the meaning set forth in Section
2.2(b) of this
Agreement.
"Purchaser" has the meaning set forth in the introductory paragraph hereof.
"Purchaser Competitive Business" has the meaning set forth in
Section 11.2(b)(i) of this
Agreement.
"Purchaser Indemnified Parties" has the meaning set forth in Section
9.1 of this
Agreement.
"Purchaser Non-Compete Parties" has the meaning set forth in Section 11.2(b)(i) of this
Agreement.
"Purchaser Parent" has the meaning set forth in the introductory paragraph hereof.
"Purchaser Parent Stock" has the meaning set forth in Section
2.2(a)(ii) of this
Agreement.
"Purchaser Parent SEC Reports" has the meaning set forth in Section
4.7 of this
Agreement.
"Purchaser Stock Assignment" has the meaning set forth in Section
11.5 of this
Agreement.
"Registration Statement" means any registration statement of the Purchaser that covers any registered or registrable securities and all amendments and supplements to any such registration statement, including post effective amendments, in each case including the prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
"Related Person" or "Related Persons" means, with respect to a particular individual:
     (i) each other member of such individual's Family (as hereafter defined); and
     (ii) any Controlled Person of one or more members of such individual's
     Family.
With respect to a specified Person other than an individual:
     (i) any Controlled Person of such specified Person (together with the
     "Family" of such Person, if an individual); and
     (ii) each Person that serves as a director, governor, officer, manager, general partner, executor or trustee (together with the "Family" of such Person, if an individual)
     of such specified Person (or in a similar capacity). For purposes of this definition, the
     "Family" of an individual includes (A) such individual, (B) the individual's spouse,
     (C) any lineal ancestor or lineal descendant of the individual, or (D) a trust for the benefit of any of the foregoing.
"Renewal Percentage" has the meaning set forth in Section
2.2(a)(iii)(B) of this
Agreement.
"Renewal Revenue" has the meaning set forth in Section
2.2(a)(iii)(B) of this Agreement.
"Renewal Subscription Contracts" has the meaning set forth in
Section 2.2(a)(iii)(B) of
this Agreement.
"Response Period" has the meaning set forth in Section 2.2(b)(iv) of this Agreement.
"Schedules" has the meaning set forth in the introductory paragraph to Article 3 of this
Agreement.
"Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.
"Supplement" has the meaning set forth in Section 13.21 of this Agreement.
"Tax" or "Taxes" means any and all net income, gross income, gross revenue, gross receipts, net receipts, ad valorem, franchise, profits, transfer, sales, use, social security, employment, unemployment, disability, license, withholding, payroll, privilege, excise, value-added, severance, stamp, occupation, property, customs, duties, real estate and/or other taxes, assessments, levies, fees or charges of any kind whatsoever imposed by any Governmental
Body, together with any interest or penalty relating thereto.
"Tax Return" or "Tax Returns" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including, without limitation, any schedule or attachment thereto, any amendment thereof, and any estimated report or statement.
"Third Party" means a person not a party to this Agreement, excluding any Related
Person.
"Threatened" means that a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing, or any notice has been given orally that would lead a reasonably prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter will, with substantial certainty, be asserted, commenced, taken or otherwise pursued in the future; provided, however, that the foregoing shall not include customer billing disputes in the Ordinary Course of Business.
"Transactional Expenses" has the meaning set forth in Section 13.10 of this Agreement.
"Transition Services Agreement" has the meaning set forth in Section
5.19 of this
Agreement.
"Use" means to appropriate any of the Company's Confidential Information for the benefit of oneself or any other Person other than the Company.
"WARN Act" has the meaning set forth in Section 10.9 of this Agreement.
                           ARTICLE 2

         PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES
2.1 Purchase of Assets and Assumption of Liabilities. In reliance upon the representations, warranties and covenants contained in this Agreement as of the date hereof and on the Closing Date, (i) the Purchaser agrees to purchase, and the Company agrees to sell, the
Assets (as defined below) of the IM Division from the Company, and
(ii) the Purchaser agrees to
assume the Assumed Liabilities of the IM Division (as defined below), in each case on the terms and conditions set forth in this Agreement. The sale, transfer, conveyance, assignment and delivery of the Assets by the Company shall convey (x) good and valid title to the Assets that are tangible assets, (y) all of the Company's interests in and to the Assets that are intangible assets, and (z) good and valid title to the Assets that are, and all of the Company's interests in and to the Assets that are, mixed assets, free and clear of any and all Encumbrances, except for the
Assumed Liabilities and the Permitted Encumbrances.
     (a)       Assets.
          (i) Assets. On the Closing Date, and subject to the provisions of
          Section 2.1(c) below, the Purchaser will purchase or assume, as applicable, all right, title and interest in and to all of the assets of the Company, other than the
          Excluded Assets, which are related to, used, necessary or useful in the conduct of the Business as the same shall exist on the Closing Date, including but not limited to (A) the accounts receivable set forth on Schedule 2.1(a)(i)(A), (B) the prepaid assets (excluding prepaid insurance) and expenses set forth on
          Schedule 2.1(a)(i)(B), (C) the property, equipment and other tangible personal property of the IM Division set forth on Schedule 2.1(a)(i)(C), (D) the Business
          Intellectual Property and other intangible assets necessary or useful in the operation of the Business set forth on Schedule
2.1(a)(i)(D) (which excludes the
          Intellectual Property of the BPS Division), (E) the
Permits relating to the
          Business to the extent transferable set forth on Schedule 2.1(a)(i)(E), (F) the rights and benefits of and under all of the Company's Operating Contracts of or for the IM Division, including work-in-process and sales pipeline, set forth on
          Schedule 2.1(a)(i)(F), (G) the documents, books and records (financial or otherwise) which are not Excluded Assets and which relate to the Business, whether in tangible or intangible form, including ledgers, files, correspondence, lists, human resource policies, procedures manuals and the like, creative materials, advertising and promotional materials, studies, reports and other printed, written or electronic materials, (H) all sales, promotion, advertising, and marketing materials of whatever form or nature owned or licensed by the
          Company relating to the Business or the Assets, (I) all goodwill associated with the IM Division of the Company and all other rights, properties, and assets of any kind or character whatsoever which are owned by the Company which are not
          "Excluded Assets," (J) the corporate names "Teltech," "Teltech Resources" or a similar interaction of the use of the word "Teltech," (K) the internet names and addresses "Teltech.com" and "Intota.com," and (L) employee records of the Hired
          Active Employees, if such employees provide written consent for the transfer of such records in accordance with Applicable Law
(collectively, the "Assets"),
          together with all of the Company's rights, claims or causes of action of the
          Company of whatever nature, contingent, or otherwise against Third Parties specifically and solely relating to the Assets or the Business arising out of transactions occurring prior to the Closing Date. The foregoing Schedules shall be delivered as of the date of this Agreement and shall be updated (but not subject to the Supplementation provisions of Section 13.21 hereof) to and delivered by the Company on the Closing Date.
          (ii) Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1(a) of this Agreement, the following assets of the
          Company are not part of the sale and purchase contemplated hereunder, are excluded from the Assets, shall remain the property of the Company after the
          Closing and shall not be purchased or assumed by the Purchaser (collectively, the
          "Excluded Assets"): (A) cash and cash equivalents, (B) all property and assets of the BPS Division that were not historically used or required, in any material respect, for the Business, including (aa) accounts receivable of the BPS Division and accounts receivable of the Company not associated with the IM Division,
          (bb) property, plant and equipment and other tangible personal property,
          (cc) Intellectual Property and other intangible assets necessary or useful in the operation of the Company or the BPS Division, (dd) Permits of the Company,
          excluding those of the IM Division, (ee) the rights and benefits of and under all
          Operating Contracts, (ff) the documents, books and records of the Company and the BPS Division in any form and which are not wholly associated with the IM
          Division, (C) deferred income Taxes and credits of the Company, (D) prepaid assets associated with the BPS Division, including insurance and all rights in and ownership of insurance policies of the Company, (E) any claims and actions by the Company against the officers and directors of the Company, (F) any non-
          transferable Permits and Permits associated with the BPS Division that were not historically used or required (excluding general business licenses of the
          Company), in any material respect, for the Business, (G) all Benefit Plans of the
          Company, (H) the Company's Tax returns and financial statements, and associated workpapers, and all claims for refunds of Taxes and other fees and charges of a Governmental Body, (I) any shares of capital stock of the Company,
          (J) the corporate charter and other similar records of the Company, (K) the
          Company's qualifications to conduct business, arrangements with registered agents, taxpayer and other identification numbers, seals, minute books, stock transfer books, and other documents relating to the organization, maintenance and existence of the Company, (L) all corporate names of the Company (other than the corporate names "Teltech," "Teltech Resources" or a similar iteration of the use of the name "Teltech"), telephone, telex and telephone facsimile numbers and other directory listings and internet and other electronic addresses (other than
          "Teltech.com" and "Intota.com"), (M) all sales, promotion, advertising, and marketing materials of whatever form or nature owned or licensed by or to the
          Company relating to the BPS Division or the Company generally, but excluding such that relates to the Business, (N) all goodwill of the Company, including the
          BPS Division, that is not the goodwill of the IM Division,
(O) those other assets
          listed on Schedule 2.1(a)(ii), and (P) any rights of the Company under this
          Agreement and the Ancillary Documents.
     (b)       Liabilities.
          (i) Assumed Liabilities. On the Closing Date, subject to the terms and conditions hereof, the Purchaser will assume, be obligated to pay, perform and/or discharge only the following Liabilities of the IM Division of the
          Company arising or accruing on or prior to the Closing
Date:  (A) trade accounts
          payable incurred in the Ordinary Course of Business and accrued and other current operating Liabilities reflected on the Closing Balance Sheet, (B) the obligations of the Company arising from the IM Division under the Operating
          Contracts in the Ordinary Course of Business, except for any breach, defaults or non-current amounts owing under or arising or occurring from, in connection with, or pursuant to such Operating Contracts on or prior to the Closing Date,
          (C) the obligations of the Company under any Permit relating to the Business transferred to the Purchaser as set forth on Schedule 2.1(a)(i)(E), (D) obligations associated with the amount of deferred revenue of the Business reflected on
          Schedule 2.1(b)(i)(D) that were incurred in the Ordinary Course of Business, and
          (E) obligations associated with employees of the Company who will be hired by the Purchaser, including vacation and personal time off accrued to and through the date of Closing to the extent reflected on Schedule 2.1(b)(i)(E) and the
          Closing Balance Sheet; provided, however, that the Assumed Liabilities shall not include the Excluded Liabilities (collectively, the "Assumed Liabilities"). The
          Closing Balance Sheet shall be prepared in accordance with
Section 2.2(b) below.
          (ii) Excluded Liabilities. The Purchaser expressly does not, and shall not, assume, be deemed to assume, or be obligated to pay, perform or otherwise discharge any Liabilities of the Company other than the Assumed Liabilities which shall be set forth on the Closing Balance Sheet, including any Liability arising from, in connection with or incident to (A) any Liability of the
          BPS Division, (B) any Transactional Expenses paid by or relating to the
          Company or the Company Parent, including those set forth in Section 13.10 hereof, (C) any income Tax Liability of the Company or any former shareholder of the Company, (D) any Tax Liability of or incurred by the Company, any
          Related Person or Third Party, or the Assets which has as its basis any event, act, occurrence or omission on or before the Closing Date unless related to the IM
          Division and reflected on the Closing Balance Sheet, (E) any Taxes, fees or penalties as described in Section 11.7(a) of this Agreement, (F) any Liability arising from, incident to or in connection with an Excluded Asset, (G) any
          Liability owed to any Related Person or Affiliate of the Company, whether or not arising in the Ordinary Course of Business, except for the amounts owed for goods or services to Sopheon GmbH (which amounts shall for all purposes be considered to be incurred in the Ordinary Course of Business) which shall be reflected by the Auditor on the Closing Balance Sheet, (H) any breach, defaults, or violations of Applicable Law which has as its basis any event, act, occurrence or omission prior to the Closing Date or non-current amounts owing under the
          Operating Contracts, (I) other than salary, wages, vacation, personal time off and the associated employment related Taxes thereto which shall be set forth on the
          Closing Balance Sheet, claims by current or former employees of the Company which arise prior to the Closing, (J) any Proceeding having as its basis any event, act, occurrence or omission prior to the Closing Date and which is not disclosed in Schedule 3.7 of this Agreement, (K) any Liability for any Benefit Plan contribution, including 401(k) matching contributions, (L) bonus payments due to the Company employees of the IM Division, and (M) final salary and wage payments, and associated withholdings and Tax obligations to and through the date of Closing (collectively, the "Excluded Liabilities").
     (c) Equitable Principles for Allocation of Shared Assets and Corresponding
     Licenses. The parties acknowledge and agree that (i) each will make a good faith effort to properly allocate the properties and assets of the Company between the Company and the Business in order to provide the benefits and conform to the intent of the transaction(s) described in this Agreement, and (ii) there are certain properties and assets of the Company that are utilized both by the IM Division and the BPS Division which must be equitably allocated to the Purchaser or the Company and licensed to the other non-owner party (either the Purchaser or the Company). The basis of allocation of ownership shall be determined primarily by the frequency, volume and necessity of use to either the Company or the Business. Generally, the greater necessity of ownership when considered in combination of these factors will determine the ownership allocation of the asset, and therefore, also, the party to be licensed.
2.2       Purchase Price.
     (a)       Purchase Price.  The purchase price for the Assets
(the "Purchase Price")
     shall be a maximum of Three Million Four Hundred Fifty Thousand
Dollars
     ($3,450,000), which shall be remitted, or payable in the case of the Earn Out, as follows:
          (i) $3,000,000, less the amount of any advance payment previously remitted to the Company by the Purchaser or the Purchaser Parent, shall paid to the Company in cash by wire transfer of immediately available funds at and upon the Closing by the Purchaser (the "Closing Cash Payment");
          (ii) Duly authorized and non-assessable unregistered shares of common stock of the Purchaser Parent (the "Purchaser
Parent Stock") with a
          value of $50,000 (as determined in accordance with the following paragraph)
          shall be delivered to the escrow agent ("Escrow Agent") at and upon the Closing by the Purchaser Parent and shall be held and distributed pursuant to the provisions of the escrow agreement set forth as Exhibit A to this Agreement (the
          "Escrow Agreement"). The Purchaser Parent Stock held by the Escrow Agent, together with the Company Parent Shares, described in
Section 11.5 of this
          Agreement, may be referred to herein as the "Escrow Fund." The Purchaser Parent Stock shall be delivered to the
Escrow Agent, and
          shall be held and distributed pursuant to the provisions of the Escrow Agreement.
          The number of shares of the Purchaser Parent Stock to be issued to the Company shall be determined by the following formula: Dollar amount of the Purchase
          Price to be paid in the Purchaser Parent Stock divided by the "Average Closing
          Price." The "Average Closing Price" shall be determined by the volume weighted average reported closing price of the Purchaser Parent Stock for the ten
          (10) trading days immediately preceding the third (3rd) day prior to the Closing
          Date; and
          (iii) an amount of up to a maximum of $400,000 may become payable by the Purchaser to the Company if certain customer subscription renewal goals, as set forth below, are attained (the "Earn Out" and, with respect to any amounts to be paid under the Earn Out, collectively, the "Earn Out
Amounts" or
          individually an "Earn Out Amount"):
               (A) The Earn Out, or a portion thereof, may be earned in
               accordance with this Section 2.2(a)(iii) by the Company in the event that
               (i) during the period from July 1, 2003 through and including June 30,
               2004, customers of the Company with subscription contracts for the
               Company's services renew a subscription contract that has an end date between July 1, 2003, through and including December
31, 2003,
               provided that any subscription renewal contracts to be considered as a renewal for purposes of the Earn Out must have a subscription period start date within ninety (90) days after the expiration date of the applicable subscription contracts, and/or (ii) subscription customers of the Company with a subscription contract expiring at any time after December 31, 2003, fully utilize or "Hit Cap" the value of the services allowed under the subscription contract before the expiration of such subscription contract during the period between July 1, 2003, and December
31, 2003, and
               renew such subscription contract during the period between July 1, 2003, and June 30, 2004; provided, however, that the original subscription value of such renewed "Hit Cap" contracts (prior to renewal) is added to the denominator for purposes of calculating the Renewal Percentage described in Section 2.2(a)(iii)(B) below.
               (B)       Schedule 2.2(a)(iii)(B) sets forth a
complete and accurate a
               list of customer subscription contracts that are due to expire during the period commencing on July 1, 2003, and ending at the close of business on December 31, 2003, (the "Expiring Subscription Contracts") and the
               aggregate dollar amount of the services under the Expiring Subscription
               Contract(s) (the "Expiring Contract Revenue").  The
Expiring
               Subscription Contracts exclude contracts that were originally due to expire between July 1, 2003 and December 31, 2003, but which Hit-Cap prior to
               June 30, 2003 and were therefore considered part of renewals for prior periods. The denominator used to determine the "Renewal Revenue" (as defined below) as a percentage of revenue arising from renewed Expiring
               Subscription Contracts and renewed Hit-Cap subscription contracts (the
               "Renewal Percentage") shall be the Expiring Contract Revenue plus the original subscription value of any contracts originally scheduled to expire subsequent to December 31, 2003, that Hit-Cap and are renewed between
               July 1, 2003 and December 31, 2003. The numerator used to determine the Renewal Percentage shall be the aggregate of the face amounts of the contract values set forth in all such renewed customer subscription contracts (whether such renewal arises from an Expiring Subscription
               Contract or from a "Hit Cap" subscription contract), (collectively, the
               "Renewal Subscription Contracts", and the aggregate revenue therefrom the "Renewal Revenue").
               (C) All Renewal Subscription Contracts shall be valued
               hereunder by the dollar amount set forth in the applicable Renewal
               Subscription Contract. In the event that as of, or at any time after,
               December 31, 2003, the Renewal Percentage reaches the required
               Renewal Percentage, in the aggregate, as set forth below, all or a portion of the Earn Out will be owed by the Purchaser and remitted to the
               Company in accordance with Section 2.2(a)(iii)(E) below:

                       Renewal Percentage

                      Cumulative Earn Out
                             Amount




80% or more, but less than 90%


                            $200,000




90% or more, but less than  100%


                            $300,000




100% or more


                            $400,000



               (D)       Within thirty (30) days after the end of
each month after
               the Closing, through June 30, 2004, commencing with
July 31, 2003, the
               Purchaser shall provide to the Company a monthly
report (the "Monthly
               Earn Out Report(s)") of Renewal Subscription
Contracts which shall, at
               a minimum, contain (i) the customer identity of each
Expiring
               Subscription Contract and the date of expiration,
(ii) the dollar value of
               each Expiring Subscription Contract, and a total
amount of the dollar
               values of the Expiring Subscription Contracts, (iii)
a corresponding dollar
               value of each Renewal Subscription Contract and the date, or if not yet renewed the anticipated date, of such renewal, if
any, (iv) the dollar value
               of each renewal of any "Hit Cap" subscription
contract together with the
               original subscription value of that contract, (v) an aggregate running total of the dollar value of the Renewal Revenue, and (vi)
a calculation of the
               Renewal Percentage for each subject month and, cumulatively, for all months to date.
               (E)       In the event that as of, or at any time
after, December 31,
               2003 the aggregate Renewal Percentage equals or
exceeds (i) 80% but less
               than 90%, the Purchaser shall concurrently remit with the delivery of that month's monthly report an amount of $200,000, (ii)
90% but less than
               100%, the Purchaser shall concurrently remit with the delivery of that month's monthly report an amount of $300,000, less
any Earn Out
               Amount(s) previously paid to the Company, or (iii)
100% or more, the
               Purchaser shall concurrently remit with the delivery
of that month's
               monthly report an amount of $400,000, less any Earn
Out Amount(s)
               previously paid to the Company.
               (F)       Upon and after receipt of any Monthly Earn
Out Report by
               the Company, the Company shall have the right to
review the Purchaser's
               books and records that it reasonably deems necessary
to (x) document and
               prove the accuracy, completeness and proper
calculation of the Monthly
               Earn Out Report(s) on both a monthly and cumulative
basis, and/or
               (y) dispute the accuracy of any Monthly Earn Out
Report and the data
               underlying such report (including cumulative figures).
               (G)       The Purchaser shall make good faith efforts
to renew the
               customer subscription contracts as "subscription"
arrangements, as
               opposed to "transactional" arrangements.  In the
event, however, that
               some of the customer subscription contracts are converted to transactional arrangements, the parties shall equitably determine
how such continuing
               business with the subject customer will be accounted
for in calculation of
               the Earn Out.  In addition, the Purchaser shall not
be obligated to renew
               any customer subscription contract if the Purchaser,
in good faith,
               determines such customer represents a material credit risk. In such cases, if any, such customer subscription contracts shall be removed from both the numerator and denominator for purposes of determining the Renewal
               Percentage.
     (b)       Purchase Price Adjustment.  The Purchase Price will
be adjusted (the
     "Purchase Price Adjustment"), if at all, for the amount by which the Net Current
     Liabilities (as defined below) of the Business are not equal to $2.125 million (the
     "Guaranteed Net Current Liabilities"). For example, if (x) the Net Current Liabilities are $2.5 million, then the Net Current Liabilities are deemed greater than the Guaranteed
     Net Current Liabilities, and (y) conversely, if the Net Current Liabilities are $1.5 million, then the Net Current Liabilities are less than the Guaranteed
Net Current Liabilities.
    An estimated amount of the Purchase Price Adjustment (the
"Estimated
    Purchase Price Adjustment") will be determined by the mutual agreement of the parties on the Closing Date and shall be a Closing document to this transaction. If the Estimated
    Purchase Price Adjustment shows a calculation that the estimated Net Current Liabilities of the Business (the "Estimated Net Current Liabilities") on the Closing Date to be
    greater than the Guaranteed Net Current Liabilities, then the Closing Cash Payment and the Purchase Price will be reduced by the amount of the
difference.  The Estimated
    Purchase Price Adjustment will be reconciled to the Purchase
Price Adjustment after the
    Closing Date in accordance with the further provisions of this
Section 2.2(b).
     "Net Current Liabilities" shall mean the difference between the current Assets of the Business and the current Assumed Liabilities of the Business computed in accordance with GAAP consistently applied by the Company in the Financial Statements.
          (i)       Promptly following the Closing Date, but in any
event not later
          than the one-hundred five (105) days after the Closing
Date, the Company shall
          cause to be prepared and delivered to the Purchaser a certification (the "Closing
          Certificate") prepared by Ernst & Young, LLP or such other independent
          certified public accountant selected by the Company (the
"Auditor").  The
          Closing Certificate shall include:
               (A)       A closing balance sheet of the Business on
the Closing
               Date (the "Closing Balance Sheet") prepared in
accordance with
               Section 2.2(b)(iii);
               (B)       A calculation and comparison of the (x) the
Estimated
               Purchase Price Adjustment, and (y) the Purchase Price Adjustment. In the
               event that:
                   (x) the Estimated Purchase Price Adjustment is a greater number than the Purchase Price
Adjustment, the Purchaser
                   shall pay the difference to the Company; and
                   (y)   the Estimated Purchase Price Adjustment is
of a
                   smaller magnitude than the Purchase Price
Adjustment, the
                   difference shall be paid by the Company to the
Purchaser;
                   provided, however, that the Purchaser shall first
make a claim
                   against the Escrow Fund for the amount due to the Purchaser to the extent of fifty percent (50%) of the original
amount of the Escrow
                   Fund and, if that amount is not sufficient to satisfy the Purchaser's claim, the Purchaser shall have the right to have the remainder paid directly by the Company and the Company Parent or
through a
                   claim by the Purchaser against the remainder of
the Escrow Fund.
                    In illustration of the foregoing, in the event
the Estimated Purchase Price
               Adjustment reduced the Purchase Price paid at the Closing in the amount of $100,000, and the Purchase Price Adjustment shows
Net Current
               Liabilities of less than the Guaranteed Net Current Liabilities in the amount of $200,000, then the Company would be paid an
additional
               $300,000 ($100,000 deducted plus $200,000 for the
savings of Net
               Current Liabilities).
               The amount referenced in Section 2.2(b)(i)(B)(x)
above, if any, shall be
               summarized and computed as an amount due to the
Company, with
               interest thereon. The amount referenced in Section 2.2(b)(i)(B)(y) above, if any, shall be summarized and computed as an amount
due to the
               Purchaser, with interest thereon. Interest shall be computed in accordance with Section 2.2(b)(vi) below.
               (C)       Copies of all supplementary documents, work
papers, and
               other data relating to the Closing Certificate; and
               (D)       Such other supplementary evidence as the
Purchaser may
               require either prior to or after delivery of the
Closing Certificate.
          (ii)      In connection with the preparation of the
Closing Balance Sheet
          and all other matters arising under the Closing
Certificate, each of the Purchaser
          and the Company shall afford the other and their
respective representatives
          complete access to the books, records, personnel and facilities of or pertaining to the Business to permit the Auditor to review such
information as is necessary or
          desirable to prepare the Closing Balance Sheet and all
other statements and
          documentation arising under the Closing Certificate.
          (iii)     The Closing Balance Sheet shall consist of a
special procedures
          report of the Auditor, based on the balance sheet of the Business as of the close of business on the Closing Date (the "Closing Balance Sheet Date") in accordance with the accounting principles and methods consistently applied by the Company in connection with the Business (including any change in accounting methods or principles disclosed in any Schedule or Supplement) as set forth in the Financial
          Statements, whether or not such accounting principles are
in conformity with
          GAAP, and without giving effect to the consummation of the transactions
          contemplated hereby; provided, however, that the Closing Balance Sheet shall be subject to and prepared in strict conformity with year-end accrual and estimation practices of the Company used for the Financial
Statements, such that all pro-rata
          adjustments, accruals, reserves, allowances and similar year-end adjustments are prepared for and included in the Closing Balance Sheet, treating the Closing
          Balance Sheet as the Company's year-end statement for the
Business.  The
          expense of the preparation of the Closing Balance Sheet by the Auditor shall be borne by the Company.  The parties hereby acknowledge and
agree, and the
          Auditor is directed to act in accordance with the parties' agreement, that regardless of whether it is otherwise required by GAAP, or whether it is
          inconsistent with the past accounting practices of the Company, the Closing
          Balance Sheet shall not contain payments or accruals for
(i) the fees, costs and/or
          expenses associated with any Transactional Expenses
arising from, incident to or
          in connection with the transactions contemplated by this Agreement, (ii) any
          Excluded Assets, and/or (iii) any Excluded Liabilities.
          (iv)      If the Purchaser concludes that any matter
reported in the Closing
          Certificate is not accurate, the Purchaser shall, within forty (40) days after its receipt of the Closing Certificate (the "Response
Period"), deliver to the
          Company a written statement setting forth a specific description of each of its objections and each of any discrepancies believed to
exist.  The Company shall
          deliver any further supplemental documentation upon
written request by the
          Purchaser within five (5) business days of receipt of the Purchaser's written request.  If no notice of any objections or discrepancies
is given within the
          Response Period, then the calculations set forth in the Closing Certificate shall be controlling for all purposes of this Agreement, and the Purchaser shall remit the amount to be paid in accordance with the Closing
Certificate and pursuant to
          Section 2.2(vi) below.
          (v)       The Purchaser and the Company shall use good
faith efforts to
          jointly resolve the properly noticed objections and discrepancies within fifteen
          (15) days of the receipt of the written statement of objections and discrepancies, which resolution, if achieved, shall be fully and
completely binding upon all
          parties to this Agreement and not subject to further
review, appeal or dispute.  If
          the Purchaser and the Company are unable to resolve the
objections and
          discrepancies to their mutual satisfaction within such fifteen (15) day period, then the matter shall be submitted to a mutually acceptable accounting firm of national reputation (the "Independent Accountants").  In submitting a dispute to the
          Independent Accountants, each of the parties shall concurrently furnish, at its own expense to the Independent Accountants and the other party such documents and information as the Independent Accountants may request.
Each party may also
          furnish to the Independent Accountants such other
information and documents as
          it deems relevant, with the appropriate copies and notification being concurrently given to the other party. Neither party shall have or conduct any communication, either written or oral, with the Independent Accountants without the other party either being present or receiving a concurrent copy of any written communication.
          The Independent Accountants may conduct a conference
concerning the
          objections and discrepancies between the Company and the Purchaser, at which conference each party shall have the right to (i) present
its documents, materials
          and other evidence (previously provided to the Independent Accountants and the other party), and (ii) to have present its or their
advisors, accountants and/or
          counsel.  The Independent Accountants shall promptly (but
no later than thirty
          (30) days from the date of engagement of the Independent Accountants) render a decision on the issues presented, which decision shall be final and binding on the parties.
          (vi)      Within five (5) days of the earlier to occur of
(i) any failure to
          object to the Closing Certificate within the Response
Period, or (ii) receipt of the
          Independent Accountants' decision with respect to such dispute, if the Purchaser is determined to owe an amount to the Company, the
Purchaser shall pay such
          amount to the Company, and if the Company is determined to owe an amount to the Purchaser, such amount shall be paid to the Purchaser. All amounts owed by the Purchaser or the Company to the other in accordance
with this Section 2.2(b)
          shall be paid by certified or bank cashier's check or by
wire transfer of
          immediately available funds with interest computed thereon from the Closing
          Date at the prime rate charged on the date the payment becomes due by U.S.
          Bank National Association, Minneapolis, Minnesota.
2.3       Closing and Closing Deliveries.
     (a)       Closing and Closing Date.  Subject to the
satisfaction or waiver of the
     conditions precedent contained in Articles 6, 7 and 8 hereof, the closing of the
     transactions contemplated by this Agreement (the "Closing")
shall be simultaneously
     held via facsimile transmission of the document signature pages at 10:00 a.m. on July 1,
     2003 at the offices of Briggs and Morgan, Professional Association, Minneapolis,
     Minnesota, and counsel to the Purchaser and the Purchaser
Parent, Kane, Kessler, P.C. or
     such other date, location or time as is mutually agreeable to the parties.  The Closing will
     be effective as of the close of business on such day.  Such date is referred to in this
     Agreement as the "Closing Date."
     (b)       Documents to be Delivered by the Company.  At the
Closing, the
     Company shall execute, where necessary or appropriate, and deliver to the Purchaser
     each and all of the following:
          (i)       A certificate in the form of Exhibit B hereto
signed by the
          Company and the Company Parent dated as of the Closing
Date, to the effect that
          the representations and warranties made by the Company and the Company
          Parent in this Agreement (as modified by the Schedules and any Supplement(s))
          and in any document, instrument and/or agreement to be executed and delivered by the Company or the Company Parent pursuant to this
Agreement or the
          Ancillary Documents are true and correct at and as of the Closing and each of the
          Company and the Company Parent has respectively performed
and complied with
          all of its respective covenants, agreements and
obligations under this Agreement
          or the Ancillary Documents which are to be performed and complied with by the
          Company or the Company Parent at or prior to the Closing;
          (ii)      An Assignment and Assumption Agreement in the
form of
          Exhibit C hereto executed by the Company;
          (iii)     A Bill of Sale in the form of Exhibit D hereto
executed by the
          Company;
          (iv)      Assignments for the transfer of the Business
Intellectual Property,
          including recordable trademark assignments suitable for filing with the United
          States Patent and Trademark Office;
          (v)       A copy of the duly adopted resolutions of the
Board of Directors of
          the Company certified by an officer of the Company
approving this Agreement
          and authorizing the execution and delivery of this
Agreement by the Company,
          including the documents, instruments and agreements to be executed and/or delivered by the Company pursuant hereto, and the
consummation of the
          transactions contemplated hereby and thereby;
          (vi)      A certificate of an officer of the Company
Parent that the
          transactions contemplated hereby have been duly authorized for execution and delivery by the Company Parent by all appropriate
corporate or other actions;
          (vii)     Delivery and assignment of any and all documents
relating to
          Permits of the Business which by their terms are assignable;
          (viii)    A duly executed written opinion letter by
counsel for the Company
          dated as of the Closing Date, addressed to the Purchaser,
as contemplated by
          Section 7.4 of this Agreement;
          (ix)      The Company shall execute and deliver to the
Purchaser in blank
          (without completing the buyer insert) the assignment provision of all vehicle, equipment and other personal property title certificates
(or reasonably acceptable
          transfer documentation which will be accepted by
applicable Governmental
          Bodies and Third Parties, where applicable) with a
detailed list thereto (organized
          by the Company site location) describing (A) the vehicle, equipment or personal property, (B) the vehicle, equipment or personal property identification number, and (C) the state issuing the title certificate;
          (x)       Certificate of good standing for the Company
dated within five (5)
          days prior to the Closing Date issued by the Secretary of State of Minnesota and foreign qualification good standing certificates for the Company in each state set forth in Schedule 3.1;
          (xi)      All consents approving the transfer of any Asset
or the assumption
          of any Assumed Liability set forth on Schedule 5.10
(without charge to the
          Purchaser or material change to the terms of the Contract
or Permit);
          (xii)     An Investor Letter in the form of Exhibit E
relating to the
          Purchaser Parent Stock;
          (xiii)    The Escrow Agreement;
          (xiv)     The Transition Services Agreement;
          (xv)      The Commercial Agreement;
          (xvi)     UCC-3 partial releases executed by (i) Silicon
Valley Bank, the
          Company's secured lender, and (ii) the Company Parent, releasing the Assets from the blanket security agreements covering the assets
of the Company;
          (xvii)    The Estimated Purchase Price Adjustment (to be
agreed upon by
          the parties hereto pursuant to Section 2.2(b)); and
          (xviii)   Such other documents and items as are reasonably
necessary or
          appropriate to effect the consummation of the transactions contemplated hereby or which may be customary under local law.
     (c) Documents to be Delivered by the Purchaser. At the Closing, the
     Purchaser shall execute, where necessary or appropriate, and deliver each and all of the following:
          (i)       Remittance of the Purchase Price (excluding the
Earn Out
          Amounts) pursuant to Section 2.2 hereof;
          (ii) A certificate in the form of Exhibit F hereto signed by duly authorized officers of the Purchaser and the Purchaser Parent, dated as of the
          Closing Date, to the effect that (x) the representations and warranties made by the
          Purchaser and the Purchaser Parent in this Agreement and in the Ancillary
          Documents to be executed and delivered by the Purchaser and the Purchaser
          Parent pursuant to this Agreement and the Ancillary
Documents are true and
          correct at and as of the Closing, and (y) each of the Purchaser and the Purchaser
          Parent has respectively performed and complied, in all material respects, with all of its covenants, agreements and obligations under this Agreement and the
          Ancillary Documents which are to be performed and complied with by the
          Purchaser or the Purchaser Parent on or prior to the Closing;
          (iii) A copy of the duly adopted resolutions of the Board of Directors of the Purchaser certified by an officer of the Purchaser approving this Agreement and the Ancillary Documents and authorizing the execution and delivery of this
          Agreement and the Ancillary Documents to be executed and/or delivered by the
          Purchaser pursuant hereto, and the consummation of the transactions contemplated hereby and thereby;
          (iv)      A certificate of an officer of the Purchaser
Parent that the
          transactions contemplated hereby have been duly authorized for execution and delivery by the Purchaser Parent by all appropriate corporate and other actions.
          (v) The Assignment and Assumption Agreement executed by the
          Purchaser;
          (vi) A duly executed written opinion letter by counsel for the
          Purchaser, dated as of the Closing Date, addressed to the Company, as contemplated by Section 8.3 of this Agreement;
          (vii)     The Escrow Agreement;
          (viii)    The Transition Services Agreement;
          (ix)      The Commercial Agreement;
          (x) Estimated Purchase Price Adjustment (to be agreed upon by the parties hereto pursuant to Section 2.2(b)); and
          (xi) Such other documents and items as are reasonably necessary or appropriate to effect the consummation of the transactions contemplated hereby or which may be customary under local law.
                           ARTICLE 3

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY
As an inducement to the Purchaser and the Purchaser Parent to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby represents and warrants to the Purchaser and the Purchaser Parent that each and all of the following representations and warranties (as modified by the Schedules to this Agreement (the
"Schedules") and any Supplement delivered by the Company or the Company Parent pursuant to
Section 13.21 of this Agreement) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date. The Schedules are arranged in numbered paragraphs generally corresponding to the sections and subsections contained in this Article 3. Any disclosure as to one schedule, section or subsection shall not be deemed to be a disclosure on any other schedule, section or subsection unless such disclosure specifically cross-references such other schedule, section or subsection.
3.1 Organization. The Company is a corporation duly organized, legally existing and in good standing under the laws of the state of Minnesota. The Company has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct the Business as it is now being conducted. As set forth in Schedule 3.1, the
Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of every state or jurisdiction in which the nature of their activities or of their properties owned, leased or operated makes such qualification necessary and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the
Company.
3.2 Capitalization. The authorized capital stock of the Company consists solely of ten thousand (10,000) shares of common voting stock, par value $0.0001, of which one (1) share is issued and outstanding on the date hereof and owned beneficially and of record by the
Company Parent.
3.3 Due Authorization. The execution, delivery and performance of this Agreement and the Ancillary Documents to be executed and/or delivered by the Company pursuant to this
Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action, corporate or otherwise, including, without limit, the approval of the Company Parent. This Agreement and the Ancillary
Documents to be executed and/or delivered by the Company pursuant to this Agreement have been or will be on or before the Closing Date duly and validly authorized, executed and delivered by such party and the obligations of such party hereunder and thereunder are or will be upon such execution and delivery valid, legally binding and enforceable against such party in accordance with their respective terms.
3.4 No Breach. Except as set forth on Schedule 3.4, the Company has full power and authority to sell, assign, transfer, convey and deliver to the Purchaser the Assets and the
Company has full power and authority to otherwise perform its obligations under this Agreement and the Ancillary Documents. Except as set forth on Schedule 3.4, the execution and delivery of this Agreement and the Ancillary Documents to be executed and delivered by the Company pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Incorporation or Bylaws of the
Company, (ii) violate any Applicable Laws or Injunction applicable to the Company, (iii) other than any filing with, Permit from, authorization, consent or approval of, or the giving of any notice to, any Person, (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit (including, but not limited to, any Permits, approvals or authorizations of any Governmental Body), Benefit Plan or other Contract to which the Company is a party, or by which it or any of its properties or assets may be bound, or
(v) result in the creation or imposition of any Encumbrance on any of the Assets.
3.5       Clear Title.  Except as otherwise set forth on Schedule
3.5 hereto, (i) the
Company holds good and valid title to all of the Assets set forth on
Schedule 2.1(a)(i)(C), (ii) all
of the Company's interests in and to the Assets that are intangible assets set forth on Schedules
2.1(a)(i)(A), 2.1(a)(i)(B), 2.1(a)(i)(D), 2.1(a)(i)(F), 3.14 and
3.16(b) are valid and enforceable,
(iii) the Company holds valid and enforceable interests in the leased personal property Assets set forth on Schedules 3.16(a)(19), 3.16(b)(7), and 3.17(1), and (iv)
except for Permitted
Encumbrances and the Assumed Liabilities, the Assets are free and clear of any and all
Encumbrances of any kind, nature and description whatsoever. Upon the sale, assignment, transfer and delivery of the Assets to the Purchaser hereunder, all right, title and interest, as applicable, thereto shall be vested in the Purchaser, free and clear of all Encumbrances, except for Permitted Encumbrances and the Assumed Liabilities, including the obligations (excluding the Excluded Liabilities) under the Operating Contracts.
3.6 Condition and Sufficiency of Assets. Except as set forth in Schedule 3.6 hereto, the Assets constituting property, plant, equipment and other personal property (i) have in all material respects been properly maintained, and (ii) are in all material respects in good operating condition and repair, subject only to ordinary wear and tear.
Except as set forth in Schedules 3.6
or 3.16, upon transfer of the Assets to the Purchaser, there will be no other assets owned by any Third Party which are used in the operation of the Business as presently conducted or proposed to be conducted by the Company.
3.7 Litigation. Except as described in Schedule 3.7 hereto, there is no pending
Proceeding, and there has not been a Proceeding with respect to the Company since January 1,
1998:
     (a) that has been commenced by or served upon the Company, or of which the
     Company has Knowledge (other than any Proceeding which generally affects the business of all Persons conducting business similar to the Company and in which the
     Company is not a named defendant) in each case relating to the Business; or
     (b) to the Company's Knowledge, that, as of the date of execution of this
     Agreement and the Closing Date, challenges, or that will have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.
To the Knowledge of the Company, no such Proceeding has been Threatened and no circumstances are known by the Company that would reasonably be expected to result in a
Proceeding against the Company relating to the Business. Except as provided in Schedule 3.7 hereto, to the Knowledge of the Company, the Company is not a party to or subject to the provisions of any Injunction which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the transactions contemplated hereby. The foregoing shall not include disputed claims between the Company and account vendors for amounts due to such vendors arising from goods and/or services arising prior to or on the Closing Date if and to the extent such Liability is included in the Closing Balance Sheet.
3.8 Labor Matters. Except as set forth on Schedule 3.8, the Company has never been a party to any collective bargaining agreement or other labor Contract. There has never been, and there is not presently pending or existing, and to the Knowledge of the Company there is not Threatened, (i) any strike, slowdown, walkout, picketing, work stoppage, labor arbitration or other Proceeding in respect of the grievance of any Company employee, (ii) any application or complaint filed by any Company employee or union with the National Labor Relations Board, or any comparable Governmental Body, (iii) any organizational activity or other labor dispute against or affecting the Company, and no application for certification of a collective bargaining agreement is pending or, to the Knowledge of the Company, is Threatened. There is no lockout of any employees by the Company and no such action is contemplated by the Company. Except as set forth in Schedule 3.8 hereto, there is no allegation, charge, complaint or Proceeding pending or, to the Knowledge of the Company, Threatened by any Person against the Company or any of its current or former officers, directors or employees relating to employment, equal employment opportunity, discrimination, harassment, wrongful discharge, unfair labor practices, immigration, wages, hours, benefits, collective bargaining, the payment of social security or similar Taxes, occupational safety and health or plant closing.
3.9       Tax Matters.
     (a) Tax Returns. The Company has timely filed or caused to be timely filed or will timely file or cause to be timely filed with the appropriate taxing authorities all
     Tax Returns that are required to be filed by, or with respect to, the Company on or prior to the Closing Date. The Returns have accurately reflected and will, to the Company's
     Knowledge, accurately reflect all Liability for Taxes of the Company for the periods covered thereby. Schedule 3.9(a) lists all income Tax Returns filed with any
     Governmental Body with respect to the Company for the taxable periods ended on or after December 31, 1998. Except as set forth on Schedule 3.9(a), no claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation.
     (b) Payment of Taxes. All Taxes and Tax Liabilities of the Company for all
     taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on the day immediately preceding the Closing Date
     ("Pre-Closing Period") have been timely paid or accrued and adequately disclosed and fully provided for on the books and records of the Company in accordance with GAAP.
     The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other Third Party. There is not now and there will not be, any Liability for
     Taxes, assessments, fees, charges or additions to Tax arising out of, or attributable to, or affecting the Assets or the conduct of the Business through the Closing Date for which the Purchaser will have any Liability, except to the extent such Liability is an Assumed
     Liability.
3.10      Employee Benefits.
     (a) Benefit Plans. Except as described in Schedule 3.10 hereto, the Company does not maintain or contribute to any Benefit Plans. Without limiting the generality of the foregoing provision of this Section, except as described in
Schedule 3.10(a) hereto,
     there are no pension plans, welfare plans or employee benefit plans qualified under
     Section 401(a) of the Code to which the Company is required to contribute. Except as described in Schedule 3.10(a) hereto, the Company does not and will not have any unfunded Liability for services rendered prior to the Closing Date under any Benefit
     Plans. The Company is not in any material default under any Benefit Plan. Except as set forth in Schedule 3.10(a), neither the Company, nor any Person now or formerly part of a controlled group with the Company, within the meaning of
Section 412(c)(11)(B)(ii) of
     the Code (the "Controlled Group"), maintains or has ever maintained a "defined benefit plan," as defined in Section 3(35) of ERISA, that is subject to
Section 412 of the Code
     and Section 302 of ERISA. Except as set forth in Schedule 3.10(a) hereto, neither the
     Company nor any other member of its Controlled Group contributes to or has, or could reasonably be expected to have, any Liability (including but not limited to withdrawal
     Liability) with respect to any multi-employer plan (as defined in Section 4064(a) of
     ERISA or Section 4001(a)(3) of ERISA). Other than claims for benefits in the Ordinary
     Course of Business (which are set forth on Schedule 3.10(a)), there are no actions, suits, disputes, arbitrations or other material claims pending or, to the Knowledge of the
     Company, Threatened with respect to any Benefit Plan.
     (b) Other Plans. None of the Benefit Plans maintained by the Company provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part six of subtitle B of title I of
     ERISA).
     (c) COBRA. The Company has complied with the coverage continuation requirements of all Applicable Laws, including Sections 601 through 609 of ERISA,
     Section 4980B of the Code, and the requirements of any similar state law regarding continued insurance coverage, and the Company has incurred no material Liability with respect to its failure to offer or provide continued coverage in accordance with the foregoing requirements, nor is there any suit pending, or to the Knowledge of the
     Company, Threatened, with respect to such requirements.
3.11 No Guaranties. Except as set forth on Schedule 3.11, (i) the Company is not a party to any Guaranty and is not otherwise liable for any Liability or obligation (including indebtedness) of any other Person, and (ii) no Person is a party to a Guaranty that benefits the
Business.
3.12 Financial Statements. The Company has furnished true and correct copies of the financial statements of the Business dated December 31, 2002, and March 31, 2003, as identified in Schedule 3.12 hereto (the "Financial Statements"), to the Purchaser. All Financial
Statements, including any notes thereto, fairly present the financial position and condition of the Business as of their respective dates and the results of its operations for the periods covered in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and on a basis consistent with that of prior years and periods; provided, however, that any interim
Financial Statements listed on such Schedule lack footnotes and other required presentation items. Except for Liabilities (i) reflected or reserved against in the balance sheet (the "Balance
Sheet") of the Business as of March 31, 2003 (the "Balance Sheet Date") or in the notes thereto,
(ii) incurred in the Ordinary Course of Business since the Balance Sheet Date (none of which resulted from, arose out of, is related to, or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of Applicable Laws), (iii) arising under Contracts to which the Company is a party, and/or (iv) described on Schedule 3.12 hereto, the Company does not have any Liabilities which, individually or in the aggregate, would have a Material Adverse
Effect on the Business. The reserves reflected in the Balance Sheet are adequate.
3.13 Absence of Certain Developments. Except for the transactions contemplated by this Agreement or as otherwise set forth on Schedule 3.13 hereto, since March 31, 2003, the
Company has conducted the Business only in the Ordinary Course of Business and has not:
     (a) Sold, leased, assigned or otherwise transferred any material properties or assets, or disposed of or permitted to lapse any rights in any Permit or Intellectual
     Property owned by the Company and used by the Business, other than in the usual and
     Ordinary Course of Business, or organized any new business entity or acquired any equity securities, assets, properties, or business of any Person or any equity or ownership interest in any business or merged with or into or consolidated with any other Person;
     (b) Suffered, sustained or incurred any material Loss or waived or released any material right or claim, whether or not (i) in the Ordinary Course of Business, and
     (ii) covered by insurance.
     (c) Suffered, sustained or incurred any material damage, destruction or casualty loss to any material Assets, whether or not covered by insurance;
     (d) Subjected any of the Assets to any Encumbrance, whether or not in the
     Ordinary Course of Business;
     (e) Increased the salary, wage or other compensation or level of benefits payable or to become payable by the Company to any of its officers, directors, employees or agents other than as set forth on Schedule 3.13;
     (f) Except as described in the Schedules hereto, amended or terminated any of the Operating Contracts of the Business (as hereinafter defined);
     (g)       Changed accounting methods or practices;
     (h) Suffered a Material Adverse Change, other than (i) recognizing the current state of the economics of the Company, and such being the primary reason for entering into this transaction which condition will not materially deteriorate between the date hereof and the Closing, and (ii) the fact that the subscription renewal peak cycle of the
     Business occurred on or about March, 2003 and, due to the seasonable fluctuation of cash flow, will decline in subsequent months of the fiscal year; or
     (i)       Entered into any Contract to do any of the foregoing.
3.14 Intellectual Property. Schedule 3.14 hereto contains a list and description of all
Intellectual Property owned or used by the Company in the operation of the Business. Except as set forth in Schedule 3.14, (i) the Company owns or has the valid, enforceable and exclusive right to use all Intellectual Property used or necessary to be used in the operation of the Business
("Business Intellectual Property"), free and clear of all liens or other Encumbrances, (ii) there are no pending or, to the Company's Knowledge, Threatened, claims, suits, oppositions, cancellation proceedings, invalidity proceedings, arbitrations, interference proceedings or re-examination proceedings with respect to the Business Intellectual Property, (iii) the operation of the Business or the possession or use in the Business of any of the Intellectual Property listed and described on Schedule 3.14 hereto does not, infringe, misappropriate or dilute the
Intellectual Property rights of any other Person, (iv) all of the Intellectual Property listed and described on Schedule 3.14 is valid, subsisting and has not been abandoned, and the Company is not obligated under any Contract or otherwise to pay royalties, fees or other payments with respect to any of the Intellectual Property listed and described on
Schedule 3.14 hereto, (v) the
consummation of the transactions contemplated by this Agreement will not adversely affect the use by the Company of any of the Intellectual Property owned or used by the Company in the operation of its Business or require the consent of any Person or Governmental Body, (vi) the
Company has not granted any Person the right, license or permission to use any of the Business
Intellectual Property or agreed that the Company will not use any Intellectual Property and there are no settlements, Injunctions, forbearances to sue, consents, judgments, orders or similar obligations which restrict the right to use any of the Business Intellectual Property, (vii) to the
Knowledge of the Company, no Person is infringing, misappropriating or diluting any of the
Business Intellectual Property, (viii) no trade secret of the Company used in the Business has been disclosed to any Person in any manner that would be reasonably likely to result in a forfeiture of that trade secret, (ix) no unlicensed copies of any mass market software are installed on any Company computer or computer system used in the operation of the Business, and
(x) subject to the terms of the Commercial Agreement, after the Closing, neither the Company nor any other Person other than the Purchaser will retain any of the Company's rights of ownership or use, respectively (based on whether owned or licensed), with respect to the
Business Intellectual Property. Notwithstanding the foregoing, subject to the terms of the Commercial Agreement, the Purchaser and the Purchaser Parent acknowledge and agree that no
Intellectual Property needed to conduct the business operations of the BPS Division is a part of the Assets and Business Intellectual Property conveyed hereunder.
3.15 Compliance with Laws. The Business has been operated, and the Company is in compliance in all material respects with the requirements of all Applicable Laws to which the
Company is subject. The Company has not received any notice of, and the Company has no
Knowledge of any violation of a material nature of any Applicable Laws respecting the Business and, to the Knowledge of the Company, no investigation, inspection, audit, or other Proceeding by any Governmental Body is in process or Threatened.
3.16 Operating Contracts. Except as disclosed in Schedule 3.16(a), and except with respect to Contracts that have been fully performed as of the date hereof and have no further force or effect, the Company is not a party to any oral or written Contract in connection with the
Business.  All of the Contracts of the Business are listed on
Schedule 3.16(b) hereto are referred
to in this Agreement as the "Operating Contracts." All of the Operating Contracts were made in the Ordinary Course of Business, and, to the Knowledge of the Company, are valid, binding and currently in full force and effect. The Company is not in default under any of the Operating
Contracts, and, to the Knowledge of the Company, no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default by the Company or give rise to a right of termination or cancellation by another party under any of the Operating
Contracts, or cause the acceleration of any Liability, or result in the creation of any
Encumbrance upon any of the Assets. To the Knowledge of the Company, no other party is in default under any of the Operating Contracts. Except as described on Schedule 3.16(b) hereto, none of the Operating Contracts have been canceled, terminated, amended or modified. Except as provided in Schedule 3.4 hereto, the consummation of the transactions contemplated hereby will not require the consent or approval of any Person under any of the Operating Contracts.
3.17 Real Estate. The Company owns no real property other than the leasehold interests described in Schedule 3.17 attached hereto with respect to the real estate leased by the Company (the "Leased Real Estate"). The Leased Real Estate will not be assumed by the
Purchaser and the Purchaser shall not acquire any rights therein under this Agreement.
3.18 Accounts Receivable. The accounts receivable of the Business and other rights of the Business to the payment of money represent, and on the Closing Date will represent, valid obligations arising from sales actually made or services actually performed in the Ordinary
Course of Business and, subject to the reserves set forth in the Financial Statements or as disclosed in Schedule 3.18, such receivables are collectible.
3.19 Books and Records; Bank Accounts. All of the books of account of the
Business and other financial and corporate records relating to the Business have been made available to the Purchaser and its representatives. Such books of account and records are complete in all material respects. All such books and records are consistent with the Financial
Statements listed on Schedule 3.12 hereto.
3.20      Employees and Employee Related Commitments.
     (a) Schedule 3.20 hereto contains a list of the names, positions, annual salary rates, hourly wage rates, severance benefits and accrued vacation and sick leave, as of
     May 31, 2003, of all present employees of the Business (including those on furlough, leave, disability (short- or long-term) or layoff of any kind). Except as set forth in
     Schedule 3.20, none of the employees has informed the Company that he/she intends to terminate employment with the Business. Schedule 3.20 also sets forth a description of any written Contract, other than the Benefit Plans described on
Schedule 3.10(a) hereto,
     with respect to the conditions of employment of any of the employees of the Business.
     All employees are employed on an "at-will" basis.
     (b) Except for the claims set forth in Schedule 3.20, the consummation of the transactions described in this Agreement, in and of themselves, will not entitle any current or former employee of the Company to severance pay, unemployment compensation or any other payment, or accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee.
3.21 Permits. Except as set forth in Schedule 3.21, the Company has obtained and possesses all Permits of each and every Governmental Body having jurisdiction over the
Company, the Business, or any of the Assets to operate and carry on the Business as it is now being conducted. All such Permits are listed on Schedule 3.21 hereto. The Company is presently conducting the Business so as to comply in all material respects with all Permits.
3.22 Other Material Contracts and Obligations. Except for the Operating Contracts and the Contracts disclosed on Schedule 3.16(a) hereto, the Business is not a party to or bound by any:
     (a) Distributorship or sales agency agreements, excluding purchase orders with respect to the purchase or sale of products or services in the Ordinary Course of
     Business;
     (b)       Advertising Contracts;
     (c) Contracts for capital expenditures having an aggregate remaining balance in excess of $10,000;
     (d) Leases with respect to any property, real or personal, whether as lessor or lessee, except for any leases having a term of one year or less or aggregate rents payable over their lives of $10,000 or less;
     (e) Contract containing covenants by the Company or any officer, director, employee or Affiliate of the Company not to compete in any lines of the Business or with any Person;
     (f)       Franchise or license agreements;
     (g) Except as disclosed in Schedule 3.13, and accounts payable and obligations arising under the Operating Contracts, loan or credit agreements, promissory notes or other evidences of indebtedness, including all agreements or commitments for future loans, extensions of credit or financing, excluding credit extended by the Company to its customers;
     (h) Contract or purchase order for the purchase of any services, supplies or equipment involving payments of more than $5,000 per annum or an aggregate of more than $10,000; or
     (i) Contract for the sale of any properties, assets or services involving a value estimated at more than $10,000.
3.23 Subsidiaries. The Company has no subsidiaries. Except as set forth on
Schedule 3.23 hereto, the Business, through the Company, does not own any shares of stock or other securities or equity interests, directly or indirectly, in any other Person. Except as disclosed or described in this Agreement or as set forth on Schedule
3.23 hereto, the Business,
through the Company, is not subject to any obligation or requirement to provide funds to, or invest in, any Person.
3.24 Insurance. The Company has maintained and will continue to maintain until the
Closing Date the insurance described in Schedule 3.24, which insurance covers the Assets, whether owned or leased, against loss or damage by fire or other casualty. All such insurance is in full force on the date of this Agreement and is carried with insurers licensed in the states affected by such policies. The Company has promptly and adequately notified the Company's insurance carriers of any and all claims known to the Company with respect to the operations, products or services of the Company for which the Company is insured and the Company has complied with all terms and conditions of such policies, except where such noncompliance would not provide grounds for termination. All such insurance provides adequate coverage for compliance by the Company with all requirements of Applicable Law and all Operating
Contracts to which the Company is a party or by which any of the Assets are bound. Except as set forth in Schedule 3.24, none of the insurance carriers has indicated to the Company an intention to cancel, or alter the coverage under, any of the Company's current policies. All applications for the insurance policies are accurate in all material respects. The Company has not been refused any insurance coverage by any insurance carrier to which it has applied for insurance during the past three (3) years. The Purchaser and the Purchaser Parent acknowledge and agree that all insurance policies, and all interests therein, are Excluded Assets under this
Agreement.
3.25 Brokers. Other than the engagement of Innovation Advisors, the Company has not employed or engaged any broker, finder, agent, banker or Third Party, nor has it otherwise dealt with anyone purporting to act in the capacity of a finder or broker in connection with the transactions contemplated hereby. No other commissions, finder's fees or like charges have been or will be incurred by the Company in connection with the execution and delivery of this
Agreement or the consummation of the transactions contemplated hereby. Any such commissions, finders' fees or like charges shall be directly chargeable to the Company as contemplated by the terms of this Agreement and not assumed by the Purchaser.
3.26      Relationship with Related Persons.  Except as set forth in
Schedule 3.26 hereto,
the present and former shareholders, directors, officers, and employees of the Company, and their Related Persons do not have any interest in any of the Assets and do not own, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that
(i) has had business dealings or a material financial interest in any transaction with the Company related to the Business or, (ii) has engaged or is engaged in competition with the Company with respect to any line of Business of the Company in any market served or anticipated to be served by the Company (a "Competing Business") (except for less than three percent (3%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market). To the Knowledge of the Company, and except as set forth on Schedule 3.26 hereto, neither the Company, the Company Parent nor any of their respective Related Persons is a party to any Contract with, or has any claim or right against, the Assets or the Business. All money owed by the Company related to the Business to its shareholders, directors or officers, or their Related Persons, (other than for salary) are for bona fide debts and are set forth in Schedule 3.26 hereto.
3.27 Debt Instruments. Schedule 3.27 is a true, correct and complete list showing the names of the parties and outstanding indebtedness as of the respective dates set forth on
Schedule 3.27 under all mortgages, indentures, notes, guarantees and other obligations for or relating to borrowed money, purchase money debt (including conditional sales contract and capital leases) or covenants not to compete (the "Debt Instruments") for which the Business, through the Company, is primarily or secondarily obligated. The Company has previously delivered to the Purchaser true, complete and correct copies of each of the Debt Instruments.
Except as described in Schedule 3.27, the Company has performed all of the material obligations required to be performed by it, is not in material default under any of the provisions of any of the Debt Instruments, and there has not occurred any event which, (with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.
3.28      Customers and Suppliers.  Except as set forth on Schedule
3.28, to the
Knowledge of the Company, (i) no present material customer or a group of customers of the
Business intends to terminate, cancel, limit or modify the customer's business relationship with the Business in any material respect, (ii) no present vendor, supplier, dealer, representative or consultant of the Business which is material to the Business intends to terminate, cancel, limit or modify its business relationship with the Company in any material respect, and (iii) no major customer or supplier has experienced a work stoppage or other material adverse circumstances that would be likely to materially and adversely affect their business relationship with the
Business. The foregoing shall include Contracts that will expire in accordance with their terms at the end of the service/consulting relationship and, to the Knowledge of the Company, will not be renewed.
3.29 Affiliate Loans. Except as set forth in Schedule 3.29, there are no loans, advances or other obligations for borrowed money owing by the Company to its Affiliates with respect to the Business as of the date hereof, and no amount shall be owing for such obligations at and upon the Closing. Except as set forth in Schedule 3.29, no Affiliate has any claim of any kind against the Business, and no amount shall be owing for such obligations at and upon the
Closing.
3.30 Absence of Certain Business Practices. Except as set forth in Schedule 3.30, none of the Company, its Related Parties or any Affiliates or any other Person acting on behalf of or associated with the Company or any individual related to any of the foregoing Persons, acting alone or together, has with respect to the Business: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Company has done business directly or indirectly, or (b) directly or indirectly, given or agreed to give any gift or similar benefit of any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the Business (or assist the
Company in connection with any actual or proposed transaction with respect to the Business) which (i) may subject the Company to any damage or any penalty in any civil, criminal or governmental litigation or Proceeding, (ii) if not given in the past, may have had a Material
Adverse Effect with respect to the Business, or (iii) if not continued in the future, may materially adversely affect the Assets and/or the Business.
3.31 Insolvency. Except as set forth in Schedule 3.31, the Company is able to pay its debts as they mature and the transfer of the Assets by the Company to the Purchaser in accordance with the terms of this Agreement shall not constitute a voidable preference or transfer in fraud of any creditor under applicable federal or state insolvency law.
3.32 Representations and Warranties Regarding the Company Parent. As an inducement to the Purchaser and the Purchaser Parent to enter into this Agreement and to consummate the transactions contemplated hereby, the Company Parent hereby represents and warrants to the Purchaser and the Purchaser Parent that each and all of the following representations and warranties are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.
     (a) Organization. The Company Parent is a corporation duly organized, legally existing and in good standing under the laws of the United Kingdom. The
     Company Parent has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct its business as it is now being conducted.
     (b) Due Authorization. The execution, delivery and performance of this
     Agreement and the Ancillary Documents to be executed and delivered by the Company
     Parent pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action, corporate or otherwise. This Agreement has been, and the Ancillary Documents to be executed and/or delivered by the Company Parent pursuant to this Agreement have been or will be on or before the Closing Date, duly and validly authorized, executed and delivered by such party and the obligations of such party hereunder and thereunder are or will be upon such execution and delivery valid, legally binding and enforceable against such party in accordance with their respective terms.
     (c) No Breach. The Company Parent has full power and authority to perform its obligations under this Agreement and the Ancillary Documents. Except as set forth on Schedule 3.32(c), the execution and delivery of this Agreement and the Ancillary
     Documents to be executed and/or delivered by the Company Parent pursuant to this
     Agreement, and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the governing documents of the Company Parent,
     (ii) violate any Applicable Laws or Injunction applicable to the Company Parent,
     (iii) other than any filing with, Permit from, authorization, consent or approval of, or the giving of any notice to, any Person, (iv) result in a violation or breach of, or constitute
     (with or without due notice or lapse of time or both) a default or give another party any rights of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material Contract to which the Company Parent is a party or by which it or any of its properties or assets may be bound.
                           ARTICLE 4

    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE
                        PURCHASER PARENT
As an inducement for the Company and the Company Parent to enter into this Agreement and consummate the transactions contemplated hereby, the Purchaser and the Purchaser Parent hereby jointly and severally represent and warrant to the Company and the Company Parent that each and all of the following representations and warranties (as modified by the Schedules and any Supplement delivered by the Purchaser and/or the Purchaser Parent pursuant to
Section 13.21 of this Agreement) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date. The Schedules are arranged in numbered paragraphs generally corresponding to the sections and subsections contained in this Article 4. Any disclosure as to one schedule, section or subsection shall not be deemed to be a disclosure on any other schedule, section or subsection unless such disclosure specifically cross-references such other schedule, section or subsection.
4.1 Organization. Each of the Purchaser and the Purchaser Parent are corporations duly organized, legally existing and in good standing under the laws of the States of Delaware and New York, respectively, and have all requisite power and authority, corporate and otherwise, to own, operate and lease their respective properties and assets and to conduct their respective businesses as now being conducted. Each of the Purchaser and the Purchaser Parent are duly qualified to transact business as a foreign corporation and is in good standing under the laws of every state or jurisdiction in which the nature of their activities or of its properties owned, leased or operated makes such qualification necessary and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the Purchaser or the Purchaser
Parent, as applicable.
4.2       Due Authorization
     (a) General Transaction. The execution, delivery and performance of this
     Agreement and the Ancillary Documents to be executed and delivered by the Purchaser and the Purchaser Parent pursuant to this Agreement and the Ancillary Documents, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and the Purchaser Parent. This Agreement and the Ancillary Documents to be executed and delivered by the Purchaser and the Purchaser Parent pursuant to this Agreement have been, or will be on or before the Closing Date, duly and validly authorized, executed and delivered by each of the Purchaser and the Purchaser Parent and the obligations of the
     Purchaser and the Purchaser Parent hereunder and thereunder are or will be valid, legally binding and enforceable against each of the Purchaser and the Purchaser Parent in accordance with their respective terms.
     (b) Reservation of Shares. The Purchaser Parent Stock that is to be issued pursuant to this Agreement has been duly reserved and authorized for issuance, and such
     Purchaser Parent Stock shall be validly issued, fully paid and non-assessable and, assuming the accuracy of the representations and warranties of the Company in the investor letter annexed hereto as Exhibit E (the "Investor Letter"), issued in compliance with applicable federal and state securities laws.
4.3 No Breach. The Purchaser and the Purchaser Parent each have full power and authority, corporate and otherwise, to perform its obligations under this Agreement and the
Ancillary Documents to be executed and delivered by the Purchaser and the Purchaser Parent pursuant hereto. The execution and delivery of this Agreement, including the documents, instruments and agreements to be executed by the Purchaser pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Incorporation or Bylaws (or comparable governing documents or instruments) of the Purchaser, (ii) violate any Applicable Laws or Injunction applicable to the
Purchaser, (iii) other than applicable requirements of the Securities Act, the Exchange Act and state securities "blue sky" laws, require any filing with, Permit from, authorization, consent or approval of, or the giving of any notice to, any Person, (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give another party any rights of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit (including, but not limited to, any Permits, appeals or authorizations of any Governmental Body), lease or other
Contract to which the Purchaser is a party, or by which it or any of its assets or properties.
4.4 Brokers. Neither the Purchaser nor the Purchaser Parent has employed or engaged any broker, finder, agent, investment banker or Third Party nor has the Purchaser otherwise dealt with anyone purporting to act in the capacity of a finder or broker, in connection with the transactions contemplated hereby.
4.5 Articles of Incorporation and Bylaws. The Purchaser has previously delivered to the Company a true, complete and correct copy of the Articles of Incorporation, the Bylaws or equivalent organizational documents, each as amended to date, of the Purchaser. Such Articles of Incorporation, Bylaws and equivalent organizational documents are in full force and effect.
The Purchaser is not in violation of any provision of its Articles of Incorporation, By-laws or equivalent organizational documents.
4.6 Capitalization. The authorized capital stock of the Purchaser Parent consists of
100,000,000 shares of the Purchaser's common stock, $.0001 par value, and 2,000,000 shares of preferred stock, $.0001 par value per share, of which 500,000 shares have been designated as
Series A Preferred Stock. As of May 12, 2003, 10,791,464 shares of the Purchaser's common stock were issued and outstanding.
4.7 SEC Reports. The Purchaser Parent has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2000 and has heretofore made available to the Company, in the form filed with the SEC (excluding any exhibits thereto), (i) its Annual
Report on Form 10-K for the fiscal year ended December 31, 2002, and
(ii) all other forms,
reports, Registration Statements and other documents filed by the Purchaser Parent with the SEC since January 1, 2000 (the forms, reports, Registration Statements and other documents referred to in clauses (i) and (ii) above being referred to herein, collectively, as the "Purchaser Parent
SEC Reports"). The Purchaser Parent SEC Reports and any other forms, reports and other documents filed by the Purchaser Parent with the SEC before or after the date of this Agreement to the Closing Date (i) were or will be prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were or are made, not misleading. Except as set forth in the Purchaser Parent SEC Reports, since December 31, 2002 there has not been any Material
Adverse Change in the business, results of operations, condition (financial or otherwise), properties, Assets, Liabilities or obligations of the Purchaser Parent that would be required to be disclosed.
4.8 Stockholders' Consent. No consent or approval of the stockholders of the
Purchaser or the Purchaser Parent is required (i) to enter into this Agreement and the Ancillary
Documents to which it is a party or to consummate the transactions contemplated hereby and thereby, or (ii) to issue the Purchaser Parent Stock.
                           ARTICLE 5

           PERFORMANCE AND COVENANTS PENDING CLOSING
The Company covenants and agrees that from and after the date of this Agreement and until the earlier of the Closing Date or the termination of this Agreement in accordance with
Article 12 hereof:
5.1 Access to Information. At the request of the Purchaser, the Company shall give or cause to be given to the Purchaser, its officers, employees, counsel, accountants and other representatives, upon reasonable notice to the Company, complete access to the properties and assets and all of the books, minute books, title papers, records, files, Contracts, insurance policies, licenses and documents of every character of or relating to the Business, and the
Company shall furnish or cause to be furnished to the Purchaser, its officers, employees, counsel, accountants and other representatives all of the information with respect to the Business and/or properties or assets of the Business as any of them may request (in the reasonable judgment of the Purchaser). The Purchaser may, subject to the conditions stated above, at its sole cost and expense, at any time prior to the Closing Date, through its officers, employees, counsel, accountants and other representatives, conduct such investigations and examinations of the properties and assets of the Business as it deems necessary or advisable, and the Company will provide reasonable cooperation to such Persons in such investigations.
5.2 Conduct of Business. The Company shall carry on the Business only in the
Ordinary Course of Business and substantially in the same manner as heretofore conducted and will keep and maintain the properties and assets of the Business in good condition consistent with past practices. Except for the filings described on Schedule
5.2 or except as contemplated
by Section 5.16, the Company from the date of this Agreement to the Closing Date shall not
(i) make any regulatory filings with any Governmental Body with respect to the Business, except in the Ordinary Course of Business or with the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, or (ii) do any of the following (unless otherwise expressly contemplated by this Agreement or approved in writing by the Purchaser):
     (a) create, incur or assume any Liability or indebtedness in connection with the Business, except trade indebtedness in the Ordinary Course of Business or borrowings with the Company's lender, Silicon Valley Bank, in accord with the Debt
     Instruments with such bank, in all such cases consistent with past practices;
     (b) alter the manner of keeping the books, accounts or records of the
     Business, or change in any manner the accounting practices therein reflected;
     (c) do any act, or omit to do any act, or permit to the extent within the
     Company's control, any act or omission to act which would cause a material violation or breach of any of the representations, warranties or covenants of the Company or the
     Company Parent set forth in this Agreement or cause any representation or warranty set forth herein, or in any certificate or other document delivered in connection herewith, to be untrue in any material respect on the Closing Date;
     (d)       take any action which has or could have a Material
Adverse Effect with
     respect to the Business; or
     (e) agree, whether in writing or otherwise, to do any of the foregoing.
In the event that the Company intends to (i) amend its Articles of Incorporation or
Bylaws, (ii) offer any of the Company's securities or other equity interests for issuance or sale, or (iii) redeem or otherwise acquire, directly or indirectly, any shares of its securities or other equity interests, then the Company shall promptly and in advance (within not less than three (3) business days) notify the Purchaser and the Purchaser Parent of such event(s).
5.3 Encumbrances. The Company shall not, directly or indirectly, perform or fail to perform any act which would, with substantial certainty, in the creation or imposition of any
Encumbrance on any of the properties or assets of the Company or otherwise adversely affect the marketability of the Company's title to any of its properties or assets, outside of the Ordinary
Course of Business.
5.4 Pay Increases. The Company shall not, without the prior written consent of the
Purchaser, grant any increase in the salaries or rate of pay to any employees of the Business, grant any increase in any benefits or establish, adopt, enter into, make any new grants or awards under, or amend any collective bargaining agreement, employment agreement or Benefit Plan for the benefit of any of the employees of the Business.
5.5 Restrictions on New Contracts. Except with the prior written consent of the
Purchaser, or as specifically contemplated by this Agreement, which consent shall not be unreasonably withheld, the Company shall not enter into any Contract for the Business, or waive any right or enter into any other transaction, in each case (i) with respect to the Business, and
(ii) other than in the Ordinary Course of Business and consistent with the Company's normal business practices.
5.6 Preservation of Business. The Company shall use reasonable best efforts to preserve the Business and its internal organization intact, to keep available to the Purchaser the present employees of the Business and to preserve for the Purchaser the present goodwill and relationship of the Business with its vendors, suppliers, customers and others having business relationships with the IM Division of the Company.
5.7 Payment and Performance of Obligations. The Company shall make reasonable commercial efforts to timely pay and discharge all invoices, bills and other monetary
Liabilities of the Business, consistent with its present financial condition and its present payment practices.
5.8 Restrictions on Sale of Assets. The Company shall not sell, assign, transfer, lease, sublease, pledge or otherwise encumber or dispose of any of the Assets, except as specifically contemplated by this Agreement.
5.9 Prompt Notice. The Company and the Purchaser shall promptly notify the other in writing upon becoming aware of any of the following: (i) any claim, demand or other
Proceeding that may be brought, Threatened or commenced against the Company or the
Purchaser, and their respective officers or directors, (ii) any changes in the accuracy of the representations and warranties made by the Company in this Agreement, (iii) any Injunction or any complaint praying for an Injunction restraining or enjoining the consummation of the transactions contemplated hereby, or (iv) any notice from any Person of its intention to institute an investigation into, or institute a Proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.
5.10 Consents. As soon as reasonably practicable, the Company and the Purchaser will use commercially reasonable efforts to obtain or cause to be obtained all of the consents and approvals of all Persons deemed necessary by the parties hereto to consummate the transactions contemplated hereby, which are limited by the parties to the consents and approvals listed on
Schedule 5.10 hereto.  After the Closing the provisions of Section
11.6 of this Agreement shall
apply.
5.11 Copies of Documents. The Company agrees that as soon as reasonably possible following the execution hereof, to the extent not already provided to the Purchaser, it shall furnish or make available to the Purchaser a copy of each Operating Contract on Schedule 3.16.
5.12      No Solicitation of Other Offers.
     (a) No-Shop. From the date hereof through the end of the business day on
     July 15, 2003, subject to Section 5.12(b) below, the Company will not, and will not permit its representatives, investment bankers, agents and Affiliates to, directly or indirectly, (i) solicit or encourage submission of or any inquiries, proposals or offers by,
     (ii) participate in any negotiations with, (iii) afford any access to the properties, books or records of the Company to, (iv) accept or approve, or (v) otherwise assist, facilitate or encourage, or enter into any Contract with, any Person or group (other than the Purchaser and its Affiliates, agents and representatives), in connection with any Acquisition
     Proposal. In addition, the Company will not, and will not permit its respective representatives, investment bankers, agents and Affiliates to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition
     Proposal made by any Person or group (other than the Purchaser). In addition, the
     Company will immediately cease any and all existing activities, discussions or negotiations with any parties with respect to any of the foregoing.
     (b) Exception to No-Shop. Notwithstanding the provisions of Section 5.12(a)
     above, the provisions of such Section 5.12 shall not apply to the Company's ongoing discussions with its Affiliates or the one Third Party that has been disclosed to the
     Purchaser relating to the potential sale of the Business (or all or substantially all of the
     Assets) or the Company.
     (c) Notice. The Company and the Company Parent shall promptly notify the
     Purchaser and the Purchaser Parent in writing of the receipt of any Third Party's
     Acquisition Proposal, or communication in connection with any potential Acquisition
     Proposal and a consummation of a transaction; provided, however, neither the Company nor the Company Parent shall be obligated to disclose to the Purchaser and/or the
     Purchaser Parent the terms and conditions thereof.
5.13 Accounts Receivable and Payable. The Company shall not accelerate the collection of its accounts receivable or delay the payments of its accounts payable or other
Liabilities, in each case solely arising out of the operation of the Business in a manner which would be inconsistent with past practice.
5.14 Inventory. The Company shall maintain the levels of inventory, materials and supplies used in the Business consistent with past practice.
5.15 Insurance. The Company shall maintain in full force and effect all insurance coverages for the Assets substantially comparable to coverages existing on the date hereof.
5.16 Filing Reports and Making Payments. The Company shall timely file all required reports and notices relating to the Business with each and every applicable
Governmental Body and timely make all payments due and owing to each such Governmental
Body, including, but not by way of limitation, any filings, notices and/or payments required by reason of the transactions contemplated by this Agreement.
5.17 Capital Expenditures. The Company shall not make any capital expenditures relating solely to the Business in excess of $5,000 individually or $25,000 in the aggregate without the Purchaser's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.
5.18 Lien Search. Within seven (7) days prior to the Closing Date, the Company shall deliver an Encumbrance search report to the Purchaser which discloses any and all UCC-1 filings, Tax liens, and litigation filed with respect to the Business in all state jurisdictions in which the Company has a business location.
5.19 Transition Services Agreement. For a period of approximately three (3) months following the Closing, the Purchaser shall occupy and lease certain space and services from the
Company, and shall share in an allocable amount of operating expenses related to the Leased
Real Estate and the operation of the shared office arrangement of the parties, pursuant to a transition services agreement to be entered into between the parties on the Closing Date (the
"Transition Services Agreement"). Any terms set forth in the Transition Services Agreement shall, if inconsistent in any way with this Agreement, be deemed to amend this Agreement to the extent, and only to the extent, of such inconsistency.
5.20      [THIS SECTION INTENTIONALLY OMITTED.]
5.21 Commercial Agreement. The parties hereto intend to enter into a mutually agreeable five (5) year strategic commercial relationship pursuant to which the parties will
(i) provide, among other things, access to technology and proprietary content and Teltech.com service, (ii) establish a business and marketing relationship, and
(iii) covenants with respect to
mutual confidentiality, non-competition and non-solicitation (the "Commercial Agreement").
Any terms set forth in the Commercial Agreement shall, if inconsistent in any way with this Agreement, be deemed to amend this Agreement to the extent, and only to the extent, of such inconsistency.
5.22 Employment Agreements. The Purchaser and the Company will cooperate and make reasonable commercial efforts to negotiate and complete the employment agreements described in Section 7.6.
                           ARTICLE 6

    MUTUAL CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS
Unless waived in writing by each of the parties hereto, each and every obligation of the
Purchaser and the Purchaser Parent, on the one hand, and the Company and the Company Parent, on the other hand, to be performed at or upon the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:
6.1 Proceedings. There being no (i) Proceedings which have been brought, asserted, commenced or Threatened against the Purchaser or the Company by any Person involving or affecting in any way the Purchaser's or the Company's consummation of the transactions contemplated hereby, or (ii) Applicable Laws restraining or enjoining, or which may reasonably be expected to nullify or render ineffective, this Agreement or the consummation of the transactions contemplated hereby or which otherwise could reasonably be expected to have a
Material Adverse Effect on the Assets or the Business.
6.2 Consents and Approvals. The Purchaser and the Company shall have received evidence, in form and substance reasonably satisfactory to the Purchaser and the Company, that all consents, waivers, releases, authorizations, approvals, licenses, certificates, Permits and franchises of all Persons (including each and every Governmental
Body) set forth on
Schedule 5.10 of this Agreement. All consents of a Governmental Body shall be by Final Order;
provided, however, that if the Purchaser and the Company waive the condition of Governmental
Body consent by Final Order, the parties shall consider the Governmental Body consent without
Final Order sufficient to proceed to Closing according to the other terms of this Agreement.
"Final Order" means an action or decision of the Governmental Body as to which (i) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of such petition or application has passed, (iii) the Governmental Body does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and
(iv) no judicial appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.
                           ARTICLE 7

   ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
               PURCHASER AND THE PURCHASER PARENT
Unless waived by the Purchaser and the Purchaser Parent in writing, each and every obligation of the Purchaser and the Purchaser Parent to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:
7.1 Accuracy of Representations and Warranties. The representations and warranties (as modified by the Schedules and any Supplement(s)) made by the Company and the
Company Parent in this Agreement and in the Ancillary Documents, shall be true and correct at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.
7.2 Compliance with Covenants and Agreements. The Company and the Company
Parent shall have performed and complied with all of their respective covenants, agreements and obligations under this Agreement which are to be performed or complied with by them at or prior to the Closing, including the execution and delivery of the Ancillary Documents specified in Section 2.3(b) hereof or in such other documents, instruments and agreements, all of which shall be reasonably satisfactory in form and substance to the Purchaser and the Purchaser Parent.
7.3 No Material Adverse Change. As of the Closing Date, nothing shall have occurred which had, or which would with reasonable certainty be likely to have, individually or in the aggregate, a Material Adverse Effect on the Business.
7.4 Legal Opinion. The Purchaser shall have received an opinion from the counsel for the Company, dated as of the Closing Date, in form and substance satisfactory to the
Purchaser and the Purchaser Parent in their reasonable commercial discretion.
7.5 Corporate Action. The Purchaser and the Purchaser Parent shall have received
(a) a certificate of the Secretary of the Company as to the incumbency and signatures of the officers and directors, and (b) a legal existence certificate of existence from (i) the State of Minnesota for the Company, and (ii) foreign qualification good standing certificates from each jurisdiction set forth on Schedule 3.1.
7.6 Employment Agreements. Employment agreements with and executed by those
Persons listed on Schedule 7.6, who are each executive employees of the Company (the
"Employment Agreements") shall be delivered to the Purchaser and the Company.
7.7 Confidentiality Agreements and Non-Competition. Each of the Hired Active
Employees shall execute and deliver at or prior to the Closing to the Purchaser confidentiality and non-competition agreements acceptable to the Purchaser.
                           ARTICLE 8

  ADDITIONAL CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS Unless waived by the Company and the Company Parent in writing, each and every obligation of the Company and the Company Parent to be performed at the Closing shall be subject to the satisfaction at or prior thereto of each and all of the following conditions precedent:
8.1 Accuracy of Representations and Warranties. The representations and warranties (as modified by the Schedules and any Supplement(s)) made by the Purchaser and the
Purchaser Parent in this Agreement, including the documents, instruments and agreements to be executed and delivered by the Purchaser and the Purchaser Parent pursuant to this Agreement, shall be true and correct at and as of the Closing with the same force and effect as though such representations and warranties had been made or given at and as of the Closing.
8.2 Compliance with Covenants and Agreements. The Purchaser and the
Purchaser Parent shall have performed and complied in all material respects with all of their respective covenants, agreements and obligations under this Agreement which are to be performed or complied with by them at or prior to the Closing, including the execution and delivery of the documents, instruments and agreements specified in
Section 2.3(c) hereof or in
such documents, instruments and agreements, all of which shall be reasonably satisfactory in form and substance to the Company and the Company Parent.
8.3 Legal Opinion. The Company shall have received an opinion from the counsel for the Purchaser and the Purchaser Parent, dated as of the Closing Date, in form and substance satisfactory to the Company and the Company Parent in their reasonable commercial discretion.
8.4       Delivery of Receipt for Purchase Price and the Shares.
The Purchaser shall
have delivered to the Company, against receipt of the executed Bill of Sale, Assignment and
Assumption Agreement and the other documents and instruments to be delivered by the
Purchaser pursuant to this Agreement for the Assets, the Purchase Price to be paid on the Closing Date determined in accordance with Section 2.2.
                           ARTICLE 9

                        INDEMNIFICATION
9.1 Indemnification by the Company. The Company and the Company Parent hereby covenant and agree to jointly and severally indemnify and hold the Purchaser, the
Purchaser Parent, and its respective officers, directors, employees, Affiliates, shareholders and agents, and each of its respective heirs, personal representatives, successors and permitted assigns (the "Purchaser Indemnified Parties"), harmless from, against and in respect of any and all losses, costs, expenses (including without limitation, reasonable attorneys' and independent accountants' fees and disbursements), Liabilities, damages (excluding incidental, consequential or punitive damages), fines, penalties, charges, assessments, judgments, settlements, claims, causes of action and other obligations of any nature whatsoever
(individually, a "Loss" and collectively, "Losses") that the Purchaser or the Purchaser Parent may at any time, directly or indirectly, suffer, sustain, incur or become subject to, to the extent arising out of, based upon or resulting from or on account of each of the following:
     (a) the breach or falsity of any representation or warranty made by the
     Company or the Company Parent in this Agreement (as amended by any Supplement), including the Ancillary Documents to be executed and delivered by the Company and the
     Company Parent pursuant hereto and thereto; or
     (b) the breach of any covenant or agreement made by the Company or the
     Company Parent in this Agreement, including the Ancillary Documents to be executed and delivered by the Company or the Company Parent;
     (c)       any and all Excluded Liabilities;
     (d) any (i) Contract of the Company that is not part of the Assets, or (ii) any breach by the Company at or prior to the Closing of a Contract of the Company that is part of the Assets, or any failure by the Company to have performed any obligation or satisfied any Liability thereunder to the extent required to be performed or satisfied by the Company at or prior to the Closing, to the extent not adequately reserved for on the
     Closing Balance Sheet as set forth in Section 2.2(b);
     (e) any claim by a Third Party arising out of, relating to, resulting from or caused (whether in whole or in part) by any transaction, event, condition, occurrence or situation in any way relating to the Company or the operation of the Business and the ownership or use of the Assets at any time on or prior to Closing without regard to whether such claim is first asserted at or prior to Closing or is first asserted at any time thereafter, to the extent it is not an Assumed Liability or is not adequately reserved for on the Closing Balance Sheet;
     (f) any obligation or Liability of the Company or the Company Parent for the
     conduct of any business by the Company or the Company Parent or any Taxes attributable to or arising from the ownership or sale or use of the Assets prior to and on the Closing Date, to the extent not adequately reserved for on the Closing Balance Sheet;
     and
     (g)       any Liability resulting from any current or future
Proceeding (whether
     Threatened or unthreatened) involving the Company, the Company Parent, the Business or the Assets to the extent that such cause of action arose on or prior to the Closing Date, regardless of whether or not such Proceeding or Threatened Proceeding was commenced on or prior to the Closing Date or disclosed by the Company on
Schedule 3.7, to the
     extent not adequately reserved for on the Closing Balance Sheet. Provided, however, that the Company and the Company Parent shall not be required to provide such indemnification for a Loss or Losses resulting from (x) a breach or falsity of any representation and warranty in this Agreement or any Ancillary Document, or (y) the breach of a covenant of this Agreement or any Ancillary Document, unless and until the Purchaser
Indemnified Parties shall have sustained aggregate Losses as a result of one or more such breaches or falsities of Thirty-Five Thousand Dollars ($35,000) (the "Basket Amount") (and then only for claims which in the aggregate, when combined with all other claims for Losses result in Losses which exceed the Basket Amount), except that the Basket Amount for purposes of this Section 9.1 shall not apply to any Loss or Losses arising from, in connection with or incident to any Liability resulting from (i) the fraudulent actions or intentional misrepresentations by the Company or the Company Parent, (ii) Excluded Liabilities, or
(iii) Transactional Expenses of the Company or the Company Parent incurred in connection with the consummation of the transactions contemplated hereby, including those set forth in
Section 13.10 hereof.
Notwithstanding the foregoing, any Loss or aggregate Losses to be indemnified in excess of the Basket Amount by the Company and/or the Company Parent under this Agreement shall not exceed the Purchase Price paid by the Purchaser, except that the indemnity limit shall not apply to any Loss or Losses arising from, in connection with or incident to any Liability resulting from the fraudulent actions or intentional misrepresentations of the Company or the Company Parent. Rescission shall not be a remedy available to the parties. The parties shall compute damages for a Loss or Losses based on the reasonable estimation of actual economic loss; provided, however, it is acknowledged and agreed that the Company and the Company
Parent shall not be responsible for the conduct of the Business by the Purchaser after the Closing
Date.
Notwithstanding any contrary provision or direction set forth in this Agreement, in the event that any claims are made with respect to specific balance sheet items set forth on the Financial Statements or Closing Balance Sheet accounts, such as accounts receivable, accrued expenses or accounts payable, any such claim shall be analyzed in relation to whether the amount of the claim when compared to the Net Current Liabilities would have resulted in any
Purchase Price Adjustment. For example, in the event that accounts payable are understated in the Closing Balance Sheet, but the Net Current Liabilities as computed in accordance with this
Section 2.2(b) are more than (in absolute value terms), there shall be no claim for such item unless the amount, when added to the Guaranteed Net Current Liabilities computed in the
Closing Balance Sheet would have resulted in a payment to the Purchaser by the Company. In addition, any claim of an excess current Liability may be offset by the Company for any current
Asset which is in excess of the Asset amount as set forth in the Closing Balance Sheet.
In the event the Company and the Company Parent become obligated to the Purchaser and/or the Purchaser Parent for a Loss or Losses, the Company shall remit to the Purchaser and/or the Purchaser Parent (i) first, the Purchaser Parent Stock in escrow and, if necessary,
(ii) second, the Company Parent Stock in escrow, in full or partial payment of the Loss or Losses
(with reissuance of a new certificate if the Loss is, or Losses are, less than the value of the Purchaser Parent Stock and/or the Company Parent Stock, as applicable). The Purchaser Parent
Stock and the Company Parent Stock in escrow for the purpose of such payment(s) will be valued at the volume weighted average reported closing price of the Purchaser Parent Stock or the Company Parent Stock, as applicable, for the ten (10) trading days immediately preceding the third (3rd) day prior to the date such stock is tendered.
9.2 Indemnification by the Purchaser. The Purchaser hereby agrees to defend, indemnify and hold the Company and its respective Affiliates, officers, trustees, beneficiaries, heirs, personal representatives, successors and assigns (the
"Company Indemnified Parties"),
harmless from, against and in respect of any and all Losses that the Company may at any time, directly or indirectly, suffer, sustain, incur or become subject to, to the extent arising out of, based upon or resulting from or on account of each or all of the following:
     (a) the breach or falsity of any representation or warranty made by the
     Purchaser in this Agreement (as amended by any Supplement properly provided), including the documents, instruments and agreements to be executed and/or delivered by the Purchaser pursuant hereto and thereto; or
     (b) the breach of any covenant or agreement made by the Purchaser in this
     Agreement, including the documents, instruments and agreements to be executed and/or delivered by the Purchaser pursuant hereto or thereto; or
     (c)       any Assumed Liabilities.
Provided, however, that the Purchaser and the Purchaser Parent shall not be required to provide such indemnification for a Loss or Losses resulting from (x) breach or falsity of any representation or warranty in this Agreement or any Ancillary Document, or (y) breach of a covenant of this Agreement or any Ancillary Document, unless and until the Company
Indemnified Parties shall have sustained Losses as a result of one or more such breaches or falsities of the Basket Amount (and then only for claims which in the aggregate when combined with all other claims for Losses result in Losses which exceed the Basket Amount), except that the Basket Amount for purposes of this Section 9.2 shall not apply to any claims of, or Loss or Losses incurred by, the Company or the Company Parent arising from, in connection with or incident to (i) the payment of the Purchase Price to the Company,
(ii) any Taxes, fees or
penalties payable by the Purchaser or the Purchaser Parent, (iii) the payment and performance of any Contract assumed by the Purchaser and/or the Purchaser Parent, or (iv) any Assumed
Liability or Liability resulting from fraudulent actions or intentional misrepresentations by the
Purchaser or the Purchaser Parent.
9.3 Procedure for Indemnification. In the event any of the Purchaser Indemnified
Parties or the Company Indemnified Parties intends to seek indemnification pursuant to the provisions of Sections 9.1 or 9.2 hereof (the "Indemnified Party"), the Indemnified Party shall promptly give notice hereunder to the other party (the "Indemnifying Party") after obtaining written notice of any claim, investigation, or the service of a summons or other initial or continuing legal or administrative process or Proceeding in any action instituted against the
Indemnified Party as to which recovery or other action may be sought against the Indemnified
Party because of the indemnification provided for in Section 9.1 or
9.2 hereof, and, if such
indemnity shall arise from the claim of a Third Party, the Indemnified Party shall permit the
Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim; provided, however, that the Indemnified Party shall not be required to permit such an assumption of the defense of any claim or Proceeding which, if not first paid, discharged or otherwise complied with, would result in a material interruption or disruption of the business of the Indemnified Party, or any material part thereof.
Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of the Indemnified Party to give such notice (or by delay by the Indemnified Party in giving such notice) unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such claim or action by a Third Party within twenty (20) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such claim or action.
If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim, investigation or Proceeding shall include taking all steps necessary in the defense or settlement of such claim, investigation or Proceeding and holding the Indemnified Party harmless from and against any and all Losses arising from, in connection with or incident to any settlement approved by the Indemnifying Party or any judgment entered in connection with such claim, investigation or Proceeding (subject to the remaining Basket Amount, if any, and indemnification limits set forth in this Agreement), except where, and only to the extent that, the Indemnifying Party has been prejudiced by the actions or omissions of the Indemnified Party.
The Indemnifying Party shall not, in the defense of such claim or any Proceeding resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned) or enter into any settlement (except with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned) unless (i) there is no finding or admission of any violation of Applicable
Law and no material effect on any claims that could reasonably be expected to be made against the Indemnified Party, (ii) the sole relief provided is monetary damages that are paid in full for Losses (subject to the remaining Basket Amount (which will be paid by the Purchaser), if any, but which payment does not exceed the indemnification limits set forth in this Agreement), and
(iii) the settlement shall include the giving by the claimant or the plaintiff to the Indemnified
Party a release from all Liability in respect to such claim or litigation.
If the Indemnifying Party assumes the defense of such claim, investigation or Proceeding resulting therefrom, the Indemnified Party shall be entitled to participate in the defense of the claim, but solely by observation and comment to the Indemnifying Party, and the counsel selected by the Indemnified Party shall not appear on its behalf in any Proceeding arising hereunder. The Indemnified Party shall bear the fees and expenses of any additional counsel retained by it to participate in its defense unless any of the following shall apply: (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party, or
(ii) the Indemnifying Party's legal counsel shall advise the Indemnifying Party in writing, with a copy to the Indemnified Party, that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel. If clause (i) or (ii) in the immediately preceding sentence is applicable, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party to represent the Indemnified Party, but in no event shall the Indemnifying Party be obligated to pay the costs and expenses of more than one such separate counsel for any one complaint, claim, action or Proceeding in any one jurisdiction.
If the Indemnifying Party does not assume the defense of any such claim by a Third Party or litigation resulting therefrom after receipt of notice from the Indemnified Party, the
Indemnified Party may defend against such claim or litigation in such manner as it reasonably deems appropriate, and unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified
Party's estimate of the cost (including attorneys' fees) of defending the same, the Indemnified
Party may settle such claim or Proceeding on such terms as it may reasonably deem appropriate and the Indemnifying Party shall, subject to its defenses and the applicability of any remaining threshold loss amount provided for in Section 9.1 hereof, promptly reimburse the Indemnified
Party for the amount of such settlement and for all reasonable costs (including attorneys' fees), expenses and damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim, investigation or litigation, or if any such claim or litigation is not so settled, the Indemnifying Party shall, subject to its defenses and the applicability of any remaining Basket Amount provided for in Section 9.1 hereof, promptly reimburse the
Indemnified Party for the amount of any final non-appealable judgment rendered with respect to any claim by a Third Party in such litigation and for all costs (including attorneys' fees), expenses and damage incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a Third Party.
Each party shall cooperate in good faith and in all respects with each Indemnifying Party and its representatives (including without limitation its counsel) in the investigation, negotiation, settlement, trial and/or defense of any Proceedings (and any appeal arising therefrom) or any claim. The parties shall cooperate with each other in any notifications to and information requests of any insurers. No individual representative of any Person, or their respective
Affiliates shall be personally liable for any Loss or Losses under this Agreement, except as specifically agreed to by said individual representative.
9.4 Dispute Resolution. In the event a dispute arises under this Agreement, except with respect to the Purchase Price Adjustment under Section 2.2(b) and equitable remedies pursued under this Agreement (including Section 11.3), such disputes shall be resolved in the manner set forth in this Section 9.4.
     (a) If a dispute arises under this Agreement, including any question regarding the existence, validity, interpretation or termination hereof, which is not described as an exception in this Section 9.4, the Purchaser and the Company may invoke the dispute resolution procedure set forth in this Section 9.4 by giving written notice to the other party. The parties shall enter into discussions concerning this dispute. If the dispute is not resolved as a result of such discussion in ten (10) days.
     (b) The matter shall be submitted for, subject to and decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration
     Association currently in effect as of the date of this Agreement ("AAA Rules"), except to the extent those rules are inconsistent with this Section 9.4. Any arbitration must be held in New York by a single arbitrator mutually selected by the parties hereto or, if the parties hereto cannot agree on the appointment of such arbitrator within ten (10) days following the date notice of the dispute is given by a party to the adverse party, an arbitrator selected according to the AAA Rules. The arbitrator's award shall be final, conclusive and binding upon all parties to this Agreement, and judgment may be entered upon it in accordance with the Federal Arbitration Act in any court of general jurisdiction in New York, or in any United States District Court for the Southern District of New
     York. The arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings (unless otherwise agreed to by the parties), with such record constituting the official transcript of such Proceedings. The Company and the Purchaser specifically desire this arbitration clause to be governed by the United States Federal Arbitration Act, and not by the
     arbitration laws of any state.
     (c) The parties hereto agree and consent that any legal action, suit or
     Proceeding seeking to enforce this Section 9.4 or to confirm or contest any arbitration award shall be instituted and adjudicated solely and exclusively in any court of general jurisdiction in New York, or in the United States District
Court for the Southern District
     of New York and the parties hereto agree that venue will be proper in such courts and waive any objection which they may have now or hereafter to the venue of any such suit, action or Proceeding in such courts, and irrevocably consent and agree to the jurisdiction of said courts in any such suit, action or Proceeding. Each of the parties hereto further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or Proceeding in said courts, and also agree that service of process or notice upon them shall be deemed in every respect effective service of process or notice upon them, in any suit, action, Proceeding or arbitration demand, if given or made:
     (i) according to Applicable Law, (ii) according to the AAA Rules, (iii) by a Person over the age of eighteen who personally serves such notice or service of process on the applicable party(ies) hereto, or (iv) by certified mail, return receipt requested, mailed to the applicable party(ies) hereto, at their respective addresses set forth in this Agreement.
     (d) In the event of arbitration filed or instituted between or among the parties pursuant to this Section 9.4, the prevailing party will be entitled to receive from the adverse party all costs, damages and expenses, including reasonable attorney's fees, incurred by the prevailing party in connection with that action or Proceeding, whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who is determined by the arbitrator to have prevailed on the major disputed issues.
9.5 Effect of Insurance. An Indemnified Party who has a right to make a claim under any policy of insurance with respect to an indemnified claim made by the Indemnified
Party shall use commercially reasonable efforts to make such claim on a prompt and competent basis in the manner required by the insurance carrier. The Indemnified Party shall use commercially reasonable efforts to promptly and diligently pursue such claim and shall cooperate fully with the insurance carrier and the Indemnifying
Party in the prosecution of the
claim or claims. In the event an Indemnified Party receives insurance proceeds with respect to
Losses for which the Indemnified Party has made an indemnification claim prior to the date on which the Indemnifying Party is required pursuant to this Article 9 to pay such indemnification claim, the indemnification claim shall be reduced by an amount equal to such insurance proceeds received by the Indemnified Party less all reasonable out-of-pocket costs incurred by the
Indemnified Party in its pursuit of such insurance proceeds. If such insurance proceeds are received by the Indemnified Party after the date on which the Indemnifying Party is required pursuant to this Article 9 to pay such indemnification claim, the Indemnified Party shall, no later than five (5) days after the receipt of such insurance proceeds, reimburse the Indemnifying Party in an amount equal to such insurance proceeds (but in no event in an amount greater than the
Losses theretofore paid to the Indemnified Party by the Indemnifying Party) less all reasonable out-of-pocket costs incurred by the Indemnified Party in obtaining such insurance proceeds. In either case, the Indemnifying Party shall compensate the Indemnified Party for all costs incurred by the Indemnified Party subsequent to either the reduction of any indemnification claim as provided above, or the delivery of any such insurance proceeds to the Indemnifying Party as provided above, as the case may be, as a result of any such insurance, including, but not limited to, retrospective premium adjustments, experience-based premium adjustments (whether retroactive or prospective) and indemnification or surety obligations of the Indemnified Party to any insurer. A claim for such costs shall be made by an Indemnified Party by delivery of a written notice to the Indemnifying Party requesting compensation and specifying this Section 9.5 as the basis on which compensation for such costs is sought, and the Indemnifying Party shall pay such costs no later than thirty (30) days after receiving the written notice requesting such compensation. Notwithstanding the foregoing, except to the extent set forth in the first two sentences of this Section 9.5, the Indemnified Party is not required to pursue a recovery from an insurer as a precondition to the Indemnifying Party's obligation to pay any indemnification claim as required by this Article 9, and the Indemnifying Party shall not be entitled to delay any payment beyond the respective payment dates for any indemnification claims referred to in this
Article 9 for the purpose of awaiting receipt of insurance proceeds or credits therefor as provided herein.
                           ARTICLE 10

                        EMPLOYEE MATTERS
10.1 Information on Active Employees. For the purpose of this Agreement, the term
"Active Employees" shall mean all employees employed by the Company on the Closing Date that are principally engaged in the performance of services in connection with the Business as currently being performed, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave. The names, titles and salaries of all Active Employees are set forth in
Schedule 10.1 of this Agreement.
10.2 Employment of Active Employees by the Purchaser. The Purchaser is not obligated to hire any Active Employee but intends to hire all or substantially all such employees upon the Closing. The Purchaser may interview all Active Employees.
 Within ten (10) days
prior to the Closing Date, the Purchaser will provide the Company with a list of Active
Employees to whom the Purchaser will make an offer of employment which will become effective on the Closing Date. Such list will be annexed hereto as
Schedule 10.2.  Provided that
the Active Employees set forth on Schedule 10.2 commence work with the Purchaser, each such
Active Employee shall be known herein as a "Hired Active Employee," and collectively, the
"Hired Active Employees." Effective upon the Closing, the Company shall have terminated the employment of all of its employees set forth on Schedule 10.2, and the Company shall not solicit the continued employment of (or employ) any Hired Active Employee for a period of one year after the Closing, unless such employee has been (i) terminated for any reason by the
Company, or (ii) separated from employment by the Company for a period of three (3) months or more.
10.3 Terms and Conditions of Offers of Employment. It is understood and agreed that (i) the Purchaser's expressed intention to extend offers of employment as set forth in this Article shall not constitute any commitment, contract or understanding (express or implied) or any obligation on the part of the Purchaser to an employment relationship of any fixed term or duration after Closing or upon any terms or conditions other than those that the Purchaser may establish pursuant to individual offers of employment, and (ii) employment offered by the
Purchaser is "at will" and may be terminated by the Purchaser or an employee at any time for any reason (subject to any written commitments to the contrary made by the Purchaser or an employee and Applicable Law and regulation). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of the Purchaser to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees. The Purchaser will set its own initial terms and conditions of employment for the Hired Active Employees and others it may hire, including work rules, benefits and salary and wage structure, all as permitted by law. The
Purchaser is not assuming any collective bargaining agreements under this Agreement. The
Company shall be solely liable for any severance payment required to be made to its employees due to the consummation of the transactions contemplated by this Agreement.
10.4 Salaries and Benefits Prior to Closing. The Company shall be responsible for
(i) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of the Company through the Closing, including incentive payments,
(ii) payment of 401(k) match contributions and other payments with respect to Benefit Plans,
(iii) employee bonus payments, (iv) the payment of any termination or severance payments for
Active Employees, and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA, and (v) any and all payments to Active Employees required under the WARN Act, similar state law, COBRA, and any other
Applicable Law. To the extent accrued on the Closing Balance Sheet, the Purchaser shall be obligated to pay or allow as credit all accrued vacation pay and personal time off earned prior to the Closing Date.
10.5 Benefits and Benefit Plans. Effective as of the Closing Date, the Purchaser shall offer to all Hired Active Employees the opportunity to participate in the Purchaser's Benefit
Plans. The Purchaser shall use commercially reasonable efforts to not treat any Hired Active
Employee as "new" employee for purposes of any exclusion under any health plan or dental plan of the Purchaser or any of its Affiliates for a pre-existing medical condition and shall attempt to make appropriate arrangements with its insurance carrier(s) to achieve such result.
Nothing herein shall require the Purchaser to maintain in effect any plan, plan benefit or similar provisions with respect to any of its employees including but not limited to Hired Active
Employees. Notwithstanding any contrary provision of this Article 10, all Hired Active
Employees, to the extent the decision is within the discretion of the Purchaser or the Purchaser
Parent, will be credited as of the Closing Date with all past service time with the Company for purposes of vacation, sick time and personal time off.
10.6 Company's Retirement and Savings Plans. The Company covenants that all
Hired Active Employees who are participants in the Company's retirement and savings plans, if any, shall retain their vested benefits thereunder as of the Closing Date in accordance with the terms thereof and the Company (or the Company's retirement or savings plans) shall retain sole
Liability for the payment for such benefits as and when such Hired Active Employees become eligible therefor under such plans. The parties hereto acknowledge that the Purchaser shall not assume, maintain, or contribute to any employee pension plan or employee welfare benefit plan of the Company. The Company will not make or cause any transfer of, and the Purchaser shall not under any circumstances be deemed to have assumed or accrued, any Liability with respect to pension or other employee benefit plans or assets of the Company.
10.7 Further Actions. The Company shall give any notices required by Applicable
Law and take whatever other actions with respect to the plans, programs and policies described in this Article 10 as may be necessary to carry out the arrangements described in this Article 10.
The Company and the Purchaser shall provide each other with such plan documents and summary plan descriptions, employee data or other information to the extent reasonably required to carry out the arrangements described in this Article 10. If any of the arrangements described in this Article 10 are determined by the IRS or other Governmental Body to be prohibited by law, the Company and the Purchaser shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law. Other than as reserved for on the Closing Balance Sheet, the Purchaser shall not have any responsibility, Liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other
Person, with respect to any employee benefit plans, practices, programs or arrangements
(including the establishment, maintenance, operation, sponsorship or termination thereof and the notification and provision of COBRA coverage extension) maintained by the Company.
10.8 Forms. To the extent allowed by Applicable Law, the Company shall provide the
Purchaser with completed I-9 forms and attachments with respect to all Hired Active Employees, except for such employees as the Company certifies in writing to the Purchaser are exempt from such requirement.
10.9 WARN Act. Should any Liability occur as a result of the failure to comply with or give any required notice to employees under the Workers Adjustment and Retraining
Notification Act of 1988, as amended (the "WARN Act") and any other Applicable Law, the
Company assumes all responsibility and Liability for any wages and benefits for employees of the Company who did not receive any such required notice and for civil penalties by local governments which may be imposed for failure to give such required notice, including without limitation fines and attorneys' fees. In the context of any situation in which the WARN Act applies, (i) the Company has not effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, and (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company. The
Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign
"plant closing" Law or regulation. The Company assumes responsibility for any notice which may be required by the WARN Act as a result of the transactions contemplated by this
Agreement. The Company has not taken any action prior to the Closing Date to cause any employees to be included in an "employment loss" for purposes of the WARN Act.
10.10 COBRA. The Company agrees that the Company shall be solely liable and responsible for providing COBRA coverage with respect to employees and their eligible spouses and dependents who are terminated at the time of the Closing or prior to the Closing and in connection with the transaction covered by this Agreement and who have previously elected or are eligible to elect COBRA. Accordingly, the Company shall maintain in effect its group health insurance plan for the longest required COBRA coverage period applicable to any terminated employee or dependents that may be required under the preceding sentence. Other than as reserved for on the Closing Balance Sheet of the Business as provided in Section 2.2(b), the
Company agrees that the Company shall discharge, in accordance with their terms, all obligations and Liabilities of the Company or the Company's Affiliates with respect to costs of termination of any employees including: (a) any severance claim made by any employee (i) that is not offered employment by the Purchaser, or (ii) to whom employment is offered by the
Purchaser, but not accepted by such employee, or (b) any claim for accrued but unused vacation, personal, or sick days.
10.11 No Intended or Incidental Third Party Beneficiary. The employees of the
Company are not and shall not be deemed to be intended or incidental Third Party beneficiaries of this Agreement and shall not have standing to bring a Proceeding to enforce the covenants set forth in this Agreement. Only the Parties hereto shall have such standing.
                           ARTICLE 11

             PERFORMANCE FOLLOWING THE CLOSING DATE
The following covenants and agreements are to be performed after the Closing by the parties and shall continue in effect for the periods respectively indicated or, where no indication is made, until performed:
11.1 Further Acts and Assurances. The parties agree that, at any time and from time to time, on and after the Closing Date, upon the reasonable request of the other party, they will do or cause to be done all such further acts and things and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all papers, documents, instruments, agreements, assignments, transfers, assurances and conveyances as may be necessary or desirable to carry out and give effect to the provisions and intent of this Agreement. In addition, from and after the Closing Date, the Purchaser and the Company will afford to the other and their respective attorneys, accountants and other representatives access, during normal business hours, to such personnel, books and records relating to the Company or the Business as may reasonably be required in connection with the preparation of financial information, the filing of
Tax Returns and the operation of the Business, and will cooperate in all reasonable respects in connection with claims and Proceeding asserted by or against third parties, relating to or arising from the transactions contemplated hereby.
11.2      Confidential Information and Non-Competition Agreements.
     (a) Confidential Information. The Company understands and agrees that the
     Business and the Purchaser understands that the business of the BPS Division and the
     Company, each is based upon specialized work and that it has, along with their respective shareholders, Related Persons and/or Controlled Persons, received, had access to and/or contributed to Confidential Information. Except as may be necessary or desirable (i) for defense of a Loss or conducting or participating in a Proceeding in accordance with
     Sections 9.1, 9.3 or 9.4 hereof, (ii) in enforcing a Party's rights under this Agreement or any Ancillary Document, (iii) for the purpose of filing any report required to be filed with any Governmental Body, or (iv) in connection with advice sought from an attorney, accountant or similar professional, each party hereto agrees that at all times from and after the Closing Date, each party hereto and its trustees, officers, directors, shareholders,
     Related Persons and Controlled Persons, shall keep secret all such Confidential
     Information of the other (assuming the transfer of the Assets) and will not directly or indirectly Use or Disclose the other party's Confidential Information to any Person without first obtaining the written consent of the other party, which consent may be withheld or given in the other party's sole discretion. At any time the affected party may so request, the other party and its trustees, officers, directors, shareholders, Related
     Persons and Controlled Persons, shall turn over to the other party all Confidential
     Information of such requesting party compiled by or delivered to such Persons, including copies thereof, in its possession, it being agreed that the same and all information contained therein are at all times the exclusive property of the requesting party.
     (b)       Covenant Not to Compete.
          (i)       Company and Company Parent.  The Company and the
Company
          Parent acknowledge that in order to assure the Purchaser, the Purchaser Parent and their respective Affiliates (the "Purchaser Non-Compete Parties") that the
          Purchaser will retain the value of the Assets, the Company and the Company
          Parent agree, for a period of four (4) years following the Closing Date on the terms set forth in this Section 11.2(b)(i), not to compete with the Purchaser Non-
          Compete Parties solely in the provision of primary and secondary research for information and knowledge which has, at its core, the aggregation, interpretation and assimilation capabilities conducted by human researchers (versus machine-
          generated data and information) (the "Purchaser
Competitive Business"),
          subject to the terms hereafter set forth.
          For a period of four (4) years beginning on the Closing Date, each of the
          Company and the Company Parent and their respective Affiliates, other than
          Sopheon GmbH as it relates to the European market, at the time of determination, shall not engage or have an interest, anywhere in the United States of America or any other geographic area where the Purchaser Non-Compete Parties do business at the date hereof or in which their respective products or services are marketed at the date hereof (in each case after giving effect to the purchase of the Assets), alone or in association with others, as principal, officer, agent, employee, director, member, partner, lender or stockholder (except as an employee or consultant of the Purchaser Non-Compete Parties or as an owner of five percent (5%) or less of the stock of any company listed on a national securities exchange or traded in the over-the-counter market), or through the investment of capital, lending of money or property, provision of capital, or otherwise, in any business involving a
          Purchaser Competitive Business. The foregoing shall specifically not apply to the business, business practices and activities described in the definition of the
          BPS Division set forth in Recital B to this Agreement.

          Notwithstanding and in clarification of the forgoing:

               (A)       the restrictions contained in this clause
(i) shall not in any
               manner prohibit or restrict any sale of the Company Non-Compete Parties
               (or all or substantially all of the Company
Non-Compete Party's assets) to
               a Person that is not a Related Party that has revenues that are derived, directly or indirectly, from a Purchaser Competitive Business which are less than twenty-five percent (25%) of total revenues of such Person or the
               Affiliate in interest of such Person or the continued business operations of such Person, nor shall such Purchaser Competitive Business be subject to the obligations of the Company and the Company Parent under this
               Section 11.2.
          (ii) Purchaser Non-Compete Parties. The Purchaser and the Purchaser
          Parent acknowledge that in order to assure the Company, the Company Parent and their respective Affiliates (the "Company Non-Compete Parties") that the
          Company and the Company Parent will retain the value of the respective remaining businesses of the BPS Division and the Company Parent, the Purchaser
          and the Purchaser Parent agree, for a period of four (4) years following the
          Closing Date on the terms set forth in this Section 11.2(b)(ii), not to compete with the Company Non-Compete Parties solely in the sale or marketing, other than portal technology used for access to and distribution of IM Division services, of software for the management and automation of Knowledge Intensive Business
          Processes, and related installation and integration services (the "Company
          Competitive Business"), subject to the terms hereafter set forth.
          For a period of four (4) years beginning on the Closing Date, each of the
          Company and the Company Parent and their respective Affiliates at the time of determination, shall not engage or have an interest, anywhere in the United States of America or any other geographic area where the Purchaser Non-Compete
          Parties do business at the date hereof or in which their respective products or services are marketed at the date hereof (in each case after giving effect to the purchase of the Assets), alone or in association with others, as principal, officer, agent, employee, director, member, partner, lender or stockholder (except as an employee or consultant of the Company Non-Compete Parties or as an owner of five percent (5%) or less of the stock of any company listed on a national securities exchange or traded in the over-the-counter market), or through the investment of capital, lending of money or property, provision of capital, or otherwise, in any business involving a Company Competitive
Business.  The
          foregoing shall specifically not apply to the IM Division
Business.

          Notwithstanding and in clarification of the foregoing:

               (A)       no Hired Active Employee shall at any time
while an
               employee of Purchaser or Purchaser Parent during such
four (4) year
               period engage in any Company Competitive Business, whether or not such activity may be allowed as an exception to the
covenant of the Purchaser
               Non-Compete Parties hereunder;
               (B)       subject to (A) above, the restrictions
contained in this
               clause (ii) shall lapse and no longer be effective or enforceable in connection with and upon the sale of the Purchaser or the Purchaser Parent to a Third Party that was not a Related Person prior
to such sale, whether
               or not such Third Party is primarily engaged in a
software business
               competitive with the Company Non-Compete Parties in a transaction that transfers the Business to such Third Party; or
               (C)       the restrictions contained in this clause
(ii) shall not in any
               manner prohibit or restrict any acquisition by the Purchaser Non-Compete
               Parties of a Person that has revenues that are
derived, directly or
               indirectly, from a Company Competitive Business which
are less than
               twenty-five percent (25%) of total revenues of such Person or the Affiliate in interest of such Person or the continued business operations of such
               Person.
          (iii)     Non-Solicitation.  During the same period,
neither the Purchaser
          Non-Compete Parties nor the Company Non-Compete Parties
will recruit or
          otherwise solicit or induce any Person who is an employee of, or otherwise engaged by, the other or any of their respective
Affiliates to terminate his or her
          employment or other relationship with such party, or hire any Person who has left the employ of such party during the preceding four (4)
months.
          (iv)      Reasonable Restrictions.  The parties hereto
acknowledge that
          compliance with the restrictions set forth in this Section 11.2(b) are reasonable and will not prevent them from earning a livelihood.  The
parties hereto
          acknowledge that this Section 11.2(b) and the parties' respective obligations hereunder are reasonable in light of the consideration of this Agreement and were a material inducement and condition to the parties
entering into this Agreement
          and performing the transactions contemplated hereby, and
are necessary to protect
          the respective goodwill and legitimate business interests
of the parties.
          (v)       Assignment and Assumption. If there shall be any
consolidation,
          merger or amalgamation of the Company or the Company
Parent with another
          Person or any acquisition of capital stock of the Company
or the Company Parent
          by means of a share exchange (other than a consolidation, merger or share exchange in which the Company or the Company Parent is the continuing
          corporation) or any sale or conveyance of all or a portion of the BPS Division
          (any such event being called a "Capital Reorganization"),
as a condition to
          effecting any Capital Reorganization, the Company or the Company Parent or the
          successor or surviving corporation or the acquirer of the BPS Division, as the case may be, shall assume the obligations of the Company and
the Company Parent
          under this Section 11.2.
11.3 Injunctive Relief. The parties agree that the remedy of damages at law for the breach by any party of any of the covenants contained in Sections
11.1 or 11.2 is an inadequate
remedy.  In recognition of the irreparable harm that a violation by
(i) the Company of any of the
covenants, agreements or obligations arising under Sections 11.1 or
11.2 would cause the
Purchaser, and (ii) the Purchaser of any of the covenants,
agreements or obligations arising
under Section 11.1, would cause the Company, (x) the Company, and
(y) the Purchaser, each
agree on behalf of themselves and their trustees, officers,
directors, shareholders, Related
Persons and Affiliates, that in addition to any other remedies or relief afforded by law, an
Injunction against an actual or Threatened violation or violations may be issued against it and/or
them and every other Person concerned thereby, it being the understanding of the parties that both damages and Injunction shall be proper modes of relief and are not to be considered alternative remedies.
11.4 Blue Pencil Doctrine. In the event that any of the restrictive covenants contained in this Article shall be found by a court of competent jurisdiction to be unreasonable by reason of
its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, then such restrictive covenant shall be deemed modified to the minimum extent necessary to make it reasonable and
enforceable under the circumstances.
11.5      Company Parent Indemnification Shares.  In connection with the
indemnification obligations of the Company Parent under this Agreement, the Company Parent shall deliver the number of shares of Company Parent common stock
("Company Parent
Stock") calculated in accordance with this Section 11.5, to the
Escrow Agent in the name of the
Purchaser within five (5) business days after the Closing.   In
connection with this transmittal,
the Purchaser shall concurrently deliver an assignment separate from certificate (the "Purchaser
Stock Assignment") for the Company Parent Stock to the Escrow Agent to enable the Company
Parent Stock to be redelivered to the Company Parent or such other nominee as the Company
Parent shall advise the Escrow Agent in the event that all or a portion of the Company Parent
Stock is not claimed and used to indemnify the Purchaser Indemnified Parties pursuant to this
Agreement. The Purchaser Stock Assignment will be signed by the Purchaser, but the transferee and the number of shares to be transferred will be left blank for completion by the Escrow
Agent. The number of shares of Company Parent Stock required will be determined by dividing
$100,000 by the average closing price for the Company Parent Stock which shall be calculated as the volume weighted average on the AIM market of the London Stock Exchange of the
Company Parent Stock ten (10) consecutive trading days immediately preceding the third (3rd) day prior to the Closing Date converted to United States dollars from United Kingdom pounds pursuant to the average exchange rate (between such dollars and pounds) during such ten (10) day consecutive trading period, unless the number of shares of common stock determined to be required is more than 500,000, in which case the amount of Company Parent Stock shall be restricted to 500,000 shares. The disposition of the Company Parent Stock once delivered to the
Escrow Agent shall be determined by the terms of the Escrow Agreement.
11.6 Consents. After the Closing Date, the Company and the Purchaser will cooperate and will each use commercially reasonable efforts to obtain any consents listed on Schedule 3.4 that are not obtained prior to the Closing Date. Anything to the contrary notwithstanding, this
Agreement shall not operate to assign any Contract, or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent of a Third Party thereto, would constitute a breach, default or other contravention thereof or in any way adversely affect the rights of the Company or the Purchaser thereunder. In the event that a consent required to assign any Contract or Permit is not obtained on or prior to the Closing Date, then, subject always to the terms of the applicable Contract or Permit and to the extent permitted by Applicable Law, the parties will use commercially reasonable efforts to (i) provide to the Purchaser the benefits of the applicable Contract to the extent related to the Business, (ii) relieve the Company to the extent possible, of the performance obligations of the applicable Contracts and Permits, (iii) cooperate in any reasonable and lawful arrangement designed to provide the benefits to the Purchaser, including entering into subcontracts for performance, and (iv) enforce at the request of the Purchaser and for the account of the Purchaser any rights of the Company arising from any such Contract or Permit (including the right to elect to terminate such Contract in accordance with the terms thereof upon the request of the Purchaser).
11.7      Certain Tax Matters.
     (a) Income and Transfer Taxes. All income, transfer, registration, sales and use, excise, franchise and similar Taxes and fees of any kind (including all penalties and interest) which arise from, in connection with or are imposed incident to the sale of the
     Assets or any other transaction that occurs pursuant to this Agreement shall be borne and timely paid (without penalty or distraint) solely by the Company.
     (b) Allocation of Purchase Price. Within one hundred thirty-five (135) days following the Closing Date, the Purchaser shall, in a reasonable manner after appropriate consultation, determine the fair market value of the Assets, and the Purchaser and the
     Company shall allocate in writing the Purchase Price among the Assets as required by
     Section 1060 of the Code and the Treasury Regulations thereunder in connection with the transactions contemplated by this Agreement. Such allocation and fair market values shall be set forth on Schedule 11.7(b) hereto. The Purchaser and the Company, as appropriate, shall file an Asset Acquisition Statement on Form 8594 (which conforms with the parties' allocation) with their federal income Tax Returns for the Tax year in which the Closing occurs and shall contemporaneously provide the other party with a copy of the Form 8594 being filed. Each party agrees not to assert, in connection with any Tax Return, claim, audit or similar Proceeding, any allocation of the Purchase Price which contradicts the allocation and fair market values determined by the parties hereunder.
     (c) Post-Closing Access and Cooperation. From and after the Closing Date, each of the parties hereto agrees to permit the other parties hereto to have reasonable access, during normal business hours, to the books and records of the Business, to the extent that such books and records relate to a Pre-Closing Period, and personnel, for the purpose of enabling the parties hereto to: (i) prepare Tax Returns or financial statements,
     (ii) investigate or contest any Tax matter, and (iii) evaluate any claim for indemnification made by a party hereto.
11.8 Covenant Regarding Active Hired Employee Non-Compete. The Company shall not enforce the non-competition and confidentiality provisions of its agreements with Hired
Active Employees with respect to the work that will be performed by such employees on behalf of the Purchaser or its Affiliates.
                           ARTICLE 12

                          TERMINATION
12.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time after the date of this Agreement, but not later than the Closing:
     (a)       by mutual written consent of all parties hereto;
     (b) by the Purchaser or the Company if any of the conditions provided for in
     Article 6 of this Agreement have not been met and have not been waived in writing by the party seeking to terminate on or before the Closing Date;
     (c) by the Purchaser if any of the conditions provided for in Article 7 of this
     Agreement have not been met (other than through the failure of the Purchaser to comply with their obligations under this Agreement) and have not been waived or deemed waived in accordance with the provisions of this Agreement in writing by the Purchaser on or before the Closing Date;
     (d) by the Company if any of the conditions provided for in Article 8 of this
     Agreement have not been met (other than through the failure of the Company to comply with its obligations under this Agreement) and have not been waived in writing by the
     Company on or before the Closing Date;
     (e) by either the Purchaser or the Company if the Closing shall not have occurred on or before July 15, 2003, at which time this Agreement may be terminated upon written notice to the other parties hereto; and
     (f)       by a party who objects to a Supplement pursuant to
Section 13.21.
In the event of termination or abandonment by any party as provided in this Section 12.1, written notice shall forthwith be given to the other party and, except as otherwise provided herein, each party shall pay its own expenses incident to preparation or consummation of this Agreement and the transactions contemplated hereunder and no party shall have any Liability to any other party hereunder except such Liability as may arise as a result of a breach hereof.
12.2 Return of Documents and Nondisclosure. If this Agreement is terminated for any reason pursuant to Section 12.1 hereto, each party and its counsel shall return all documents and materials which shall have been furnished by or on behalf of the other party, and all copies thereof, and each party hereby covenants that it will not Use or Disclose to any Person any
Confidential Information about the other party or any information about the transactions contemplated hereby, except insofar as may be necessary to comply with the requirements of any
Governmental Body or Final Order or to assert its rights hereunder.
                           ARTICLE 13

                         MISCELLANEOUS
13.1      Survival of Representations and Warranties, Covenants and
Agreements.
Each of the representations and warranties of the parties contained in this Agreement and in any
Exhibit, Schedule, certificate, instrument or document delivered by or on behalf of any of the
parties hereto pursuant to this Agreement and the transactions contemplated hereby shall survive the Closing of the transactions contemplated hereby and any investigation made by the parties or their agents for a period of twenty-one (21) months after the
Closing, after which no claim for
indemnification for any misrepresentation, or for the breach or falsity of any representation or warranty under this Agreement or any Ancillary Document, may be brought, and no action with respect thereto may be commenced, and no party shall have any Liability or obligation with respect thereto, unless (i) the Indemnified Party gave written notice to the Indemnifying Party
specifying with particularity the misrepresentation or a breach of representation or warranty claimed on or before the expiration of such period, (ii) the claim relates to a breach of any representations or warranties contained in Sections 3.10 or 3.25, or 3.1, 3.2, 3.3, 3.7, 3.9, 3.10 in
which case the right to indemnification shall survive until the expiration of the applicable statute of limitations, or (iii) the claim relates to any representation or warranty in Section 3.5, in which case the representation or warranty shall indefinitely survive the Closing. The covenants and agreements arising from, incident to or in connection with this Agreement shall survive the
Closing indefinitely, until such covenants and agreements are fully satisfied and require no performance or forbearance, or the rights of a party hereto expire on a specific date by the terms
hereof.
13.2      Preservation of and Access to Records.  The Purchaser
shall preserve all books
and records of the Company transferred as part of the Assets for a period of six (6) years after the Closing Date; provided, however, the Purchaser may (i) destroy any part or parts of such
records upon obtaining written consent of the Company for such destruction, which consent shall not be unreasonably withheld, delayed or conditioned, or (ii) return to the Company or the
Company Parent such records in lieu of such preservation. Such records shall be made available to the Company and its representatives at all reasonable times during normal business hours of
the Purchaser during said six-year period with the right at its expense to make abstracts from and copies thereof.
13.3 Cooperation. The parties hereto shall cooperate with each other in all respects, including using commercially reasonable efforts to assist each other in satisfying the conditions precedent to their respective obligations under this Agreement and any Ancillary Document, to
the end that the transactions contemplated hereby will be consummated.
13.4      Public Announcements.  The timing and content of all
public announcements
relating to the execution of this Agreement and the Ancillary Documents, and the consummation of the transactions contemplated hereby shall be approved by both the Purchaser and the
Company prior to the release of such public announcements, and each party agrees to cooperate with the other party as appropriate to comply with all Applicable
Laws and stock exchange rules.
Notwithstanding any provision of this Section 13.4, any Party may file all required filings
pursuant to Applicable Law on the last day required under such Applicable Law without taking into effect late filing extensions.
13.5      Notices.  All notices, demands and other communications
provided for hereunder
shall be in writing and shall be given by personal delivery, via facsimile transmission (receipt telephonically confirmed), by nationally recognized overnight courier (prepaid), or by certified
or registered first class mail, postage prepaid, return receipt requested, sent to each party, at its/his address as set forth below or at such other address or in such other manner as may be
designated by such party in written notice to each of the other parties. All such notices, demands and communications shall be effective when personally delivered, one
(1) business day after
delivery to the overnight courier, upon telephone confirmation of facsimile transmission or upon receipt after dispatch by mail to the party to whom the same is so given or made:
If to Company: Sopheon PLC
or Company Parent   Stirling House
                    Stirling Road
Surrey Research Park
Guildford, Surrey  GU2 5RF
ENGLAND
Attention:  Barry Mence
           Arif Karimjee

With a copy to:     Briggs and Morgan, Professional Association
2400 IDS Center
80 South Eighth Street
Minneapolis, MN  55402
Attention:  Michael J. Grimes

If to the Purchaser Find/SVP, Inc.
or Purchaser Parent:     625 Avenue of the Americas
New York, New York  10011-2020
Attention:  Chief Executive Officer
With a copy to:     Kane Kessler, P.C.
1350 Avenue of the Americas
New York, NY  10019-4896
Attention:  Robert L. Lawrence

13.6 Entire Agreement. Other than the Non-Disclosure Agreement executed by the parties on or about July 24, 2002, this Agreement and the Ancillary Documents to be executed and/or delivered by the parties pursuant hereto, contains the entire agreement of the parties hereto and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. By execution of this Agreement, the Letter of Intent dated April 2, 2003 is hereby terminated, void and of no further force or effect.
13.7 Remedies. The respective indemnification obligations of the parties set forth in
Article 9 of this Agreement are the exclusive remedies of the parties and their successors, assigns, heirs, beneficiaries or others seeking to claim by, through, or on behalf of a party, under this Agreement or any Ancillary Document, and no other remedy or remedies, whether arising under any Applicable Law, common law or otherwise, may be used, asserted or prosecuted in connection with this Agreement or any Ancillary Document and any transaction, occurrence, or omission arising from, in connection with or otherwise based upon this Agreement or any
Ancillary Document; provided, however, that all equitable remedies and assertions of fraud and/or intentional misrepresentation shall remain available and shall not require an election of remedies.
13.8 Amendments. No purported amendment, modification or waiver of any provision of this Agreement or any Ancillary Document to be executed and delivered by the parties pursuant hereto shall be effective unless in a writing specifically referring to this
Agreement and signed by all of the parties hereto.
13.9 Successors and Assigns. This Agreement and the Ancillary Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as hereinafter provided in this Section, nothing in this Agreement is to be construed as an authorization or right of any party to assign its rights or delegate its duties under this Agreement without the prior written consent of the other parties hereto.
Notwithstanding the foregoing, in its sole discretion, any party hereto may assign its respective rights in and/or delegate its respective duties under this Agreement to an Affiliate. In the event of such an assignment of rights and/or delegation of duties, all references to such party, as applicable to the assignment, in this Agreement shall also be deemed to be references to the
Person to which this Agreement is assigned; provided that no such assignment and/or delegation shall relieve the assignor of any of its duties or obligations hereunder or under any Ancillary
Document.
13.10 Fees and Expenses. Each party hereto shall pay their own fees and expenses incurred in connection with negotiating and preparing this Agreement and consummating the transactions contemplated hereby, including but not limited to fees and disbursements of their respective attorneys, accountants and investment bankers. If the transaction is consummated, all fees and expenses, including legal, accounting, investment banking, broker's and finder's fees and expenses incurred by the Company or the Company Parent in connection with this transaction (the "Transactional Expenses") shall be deemed expenses of the Company and shall be borne by the Company.
13.11     Governing Law and Jurisdiction.  This Agreement and the
Ancillary
Documents to be executed and/or delivered by the parties pursuant hereto, shall be construed, governed by and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the principles of comity or conflicts of laws thereof. The Company and the
Purchaser agree and consent that any legal action, suit or Proceeding seeking to enforce any provision of this Agreement with the exception of Section 9.4 (which is governed by
Section 9.4(c)) shall be instituted and adjudicated solely and exclusively in any court of general jurisdiction in New York, or in the United States District Court having jurisdiction in New York and the Company and the Purchaser agree that venue will be proper in such courts and waive any objection which they may have now or hereafter to the venue of any such suit, action or
Proceeding in such courts, and each hereby irrevocably consents and agrees to the jurisdiction of said courts in any such suit, action or Proceeding. The Company and the Purchaser further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or Proceeding in said courts, and also agree that service of process or notice upon them shall be deemed in every respect effective service of process or notice upon them, in any suit, action, Proceeding, if given or made (i) according to Applicable Law, (ii) by a Person over the age of 18 who personally served such notice or service of process on the Company or the
Purchaser, as the case may be, or (iii) by certified mail, return receipt requested, mailed to the
Company or the Purchaser, as the case may be, at their respective addresses set forth in this
Agreement.
13.12 Counterparts and Facsimile Signatures. This Agreement and the Ancillary
Documents may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The counterparts of this Agreement and the Ancillary Documents may be executed and delivered by facsimile signature by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile as if the original had been received.
13.13 Headings. The headings of the articles, sections and subsections of this
Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof.
The terms "this Agreement," "hereof," "herein," "hereunder," "hereto" and similar expressions refer to this Agreement as a whole and not to any particular article, section, subsection or other portion hereof and include the Schedules and Exhibits hereto and any document, instrument or agreement executed and/or delivered by the parties pursuant hereto.
13.14     [THIS SECTION INTENTIONALLY OMITTED]
13.15 Number and Gender. Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa and words importing the use of any gender shall include all genders.
13.16 Severability. In the event that any provision of this Agreement or any Ancillary
Document is declared or held by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement or the applicable Ancillary Document, unless such invalid or unenforceable provision goes to the essence of this Agreement, in which case the entire Agreement may be declared invalid and not binding upon any of the parties.
13.17 Parties in Interest. Nothing expressed or implied in this Agreement, specifically including the provisions of Article 10 hereof, is intended or shall be construed to confer any rights or remedies under or by reason of this Agreement upon any Person other than the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the Liabilities of any third Person to the Purchaser or the
Company.
13.18 Waiver. The terms, conditions, warranties, representations and indemnities contained in this Agreement, including the documents, instruments and agreements executed and/or delivered by the parties pursuant hereto, may be waived only by a written instrument executed by the party waiving compliance. Any such waiver shall only be effective in the specific instance and for the specific purpose for which it was given and shall not be deemed a waiver of any other provision hereof or of the same breach or default upon any recurrence thereof. No failure on the part of a party hereto to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
13.19 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The words "including," "include" or "includes" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.
13.20 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
13.21 Supplementation of Schedules. The Company or the Purchaser may elect to deliver a supplement ("Supplement") to one or more of the Schedules previously delivered to the other in accordance with the procedures set forth in this
Section 13.21 as follows:
     (a) Prior to the Closing Date, any and all Supplements must be in writing and must be delivered to the other party before the date that is five (5) business days prior to the scheduled Closing Date. The other party shall be given the opportunity during the five (5) business days following the delivery of the proposed Supplement to consider that
     Supplement. If the recipient does not object to the contents of the Supplement within such period, the Schedule in question shall be deemed amended by the Supplement. If the recipient objects to a proposed Supplement, the sole remedy of such objecting party shall be termination of this Agreement in accordance Section 12.1(f) of this Agreement;
     (b) Any and all Supplements within five (5) business days prior to the scheduled Closing Date must be in writing and delivered to the other party pursuant to
     Section 13.5 of this Agreement, and will only be deemed to amend a Schedule with the written consent of the recipient of the Supplement; and
     (c)       Any and all Supplements provided pursuant to this
Section 13.21 shall
     only address or update items, events and changes in circumstances first occurring or arising after the date of this Agreement and prior to the Closing, and such items, events or changes in circumstances may not have arisen in connection with a direct or indirect breach of the terms of this Agreement.

                    [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized representations as of the day, month and year first above written.

PURCHASER:                         COMPANY:

TTECH ACQUISITION CORP.            SOPHEON CORPORATION


By_________________________________
By_______________________________
    Its_______________________________
Its_____________________________





PURCHASER PARENT:                  COMPANY PARENT:

FIND/SVP, INC.                     SOPHEON PLC

By_________________________________
By_____________________________
    Its________________________________
Its___________________________





















     [SIGNATURE PAGE TO AMENDED AND RESTATED ASSET PURCHASE
                           AGREEMENT]

                     EXHIBITS AND SCHEDULES

Schedules
2.1(a)(i)(A)   Accounts Receivable
2.1(a)(i)(B)   Prepaid Assets and Expenses
2.1(a)(i)(C)   Property, Equipment and Other Tangible Personal Property
2.1(a)(i)(D)   Intellectual Property and Other Intangible Assets
2.1(a)(i)(E)   Transferable Permits
2.1(a)(i)(F)   Operating Contracts
2.1(a)(ii)     Other Excluded Assets
2.1(b)(i)(D)   Obligations Associated with Deferred Revenue
2.1(b)(i)(E)   Obligations Associated with Employee Hired by the
Purchaser
2.2(a)(iii)(B) Expiring Subscription Contracts
3.1       Foreign Qualification
3.4       No Breach; Consents and Approvals
3.5       Clear Title
3.6       Condition of Assets
3.7       Litigation
3.8       Labor Matters
3.9(a)         Tax Returns
3.10      Employee Benefits
3.10(a)        Other Benefit Plan Issues
3.11      Guaranties
3.12      Financial Statements
3.13      Absence of Certain Developments
3.14      Intellectual Property
3.16(a)        Company Contracts
3.16(b)        Operating Contracts
3.17      Leased Real Estate
3.18      Accounts Receivable
3.20      Employees and Employee Related Commitments
3.21      Permits
3.23      Subsidiaries
3.24      Insurance
3.26      Relationship with Related Persons
3.27      Debt Instruments
3.28      Customers and Suppliers
3.29      Affiliate Loans
3.30      Absence of Certain Business Practices
3.31      Insolvency
3.32(c)        No Breach regarding Company Parent
5.2       Conduct of Business
5.10      Consents
7.6       Employment Agreements
10.1      Active Employees
10.2      Hired Active Employees
11.7(b)        Allocation of Purchase Price

Exhibits

Exhibit A Escrow Agreement (Section 2.2(a)(ii)(A))
Exhibit B Company and Company Parent Closing Certificate (Section
2.3(b)(i))
Exhibit C Assignment and Assumption Agreement (Section 2.3(b)(ii)) Exhibit D Bill of Sale (Section 2.3(b)(iii))
Exhibit E Investor Letter (Section 2.3(b)(xii))
Exhibit F Purchaser and Purchaser Parent Closing Certificate
(Section 2.3(c)(ii))

                           EXHIBIT A

                        ESCROW AGREEMENT


THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of the
____ day of _______, 2003, by and between TTECH ACQUISITION CORP., a
Delaware
corporation (the "Purchaser"), FIND/SVP, INC., a New York
corporation (the "Purchaser
Parent"), SOPHEON CORPORATION, a Minnesota corporation, (the
"Company"),
SOPHEON PLC, a registered corporation in United Kingdom (the
"Company Parent") and
U.S. BANK NATIONAL ASSOCIATION, a national banking association, as escrow agent
(the "Escrow Agent"). The Purchaser and the Purchaser Parent may be referred to collectively herein as the "Purchaser Parties."  The Company and the Company
Parent may be referred to
collectively herein as the "Company Parties."
                            RECITALS
A.   The Company, the Company Parent, the Purchaser and the
Purchaser Parent are
parties to that certain Amended and Restated Asset Purchase
Agreement dated as of June 25,
2003 (the "Asset Purchase Agreement") pursuant to which the
Purchaser shall acquire certain
assets of the Company in exchange for [______________] shares of common stock of the
Purchaser Parent as set forth on Exhibit A hereto (the "Purchaser
Parent Shares").
B.   Subsequent to the Closing, in accordance with Section 11.5 of the Asset Purchase
Agreement, the Company Parent will deposit shares of its common stock (the "Company
Parent Shares") with the Escrow Agent, which shares shall also be set forth in Exhibit A
hereto.
C.   Pursuant to Section 2.3 of the Asset Purchase Agreement, this
Agreement must be
entered into at and upon the closing of the transactions
contemplated by the Asset Purchase
Agreement.
D.   The Company, the Company Parent, the Purchaser and the
Purchaser Parent
desire to enter into this Agreement to establish the terms and conditions of the Escrow Fund as defined below and agreed upon in the Asset Purchase Agreement.
NOW, THEREFORE, in consideration of the mutual promises herein contained and for
other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:
1.        Definitions.  Capitalized terms used but not otherwise
defined herein or in the
Recitals hereto shall have the meanings ascribed to such terms in the Asset Purchase Agreement.
2.        Appointment of Escrow Agent; Payment of Escrow Fees.  The
Purchaser, the
Purchaser Parent, the Company and the Company Parent hereby appoint the Escrow Agent to act
as escrow agent hereunder and the Escrow Agent hereby accepts such appointment for the purpose of receiving, safeguarding and disbursing the Escrow Fund
(as defined below) in
accordance with the terms and conditions set forth herein.  The
Escrow Agent's fees shall be as
set forth on Schedule A hereto.  The Escrow Agent acknowledges receipt of an executed copy of
the Asset Purchase Agreement. The acceptance fee and the Escrow Agent's first year's administrative fees shall be due upon execution and delivery of this Agreement. Unless otherwise agreed to by the parties in a joint written instruction to the Escrow Agent, all fees and charges shall be paid by the Company Parent.  The administrative fees set forth on Schedule A
hereto shall govern.
3.        Deposit to Escrow.  (i) Simultaneously with the execution
of this Agreement, the
Purchaser Parent has deposited with the Escrow Agent certificates evidencing an aggregate number of [________] Purchaser Parent Shares together with a blank stock power duly executed by the Company (the "Purchaser Parent Shares Escrow") pursuant to
Section 2.2 of the Asset
Purchase Agreement, and (ii) in accordance with Section 11.5 of the Asset Purchase Agreement,
(x) the Company Parent shall deposit with the Escrow Agent
certificates evidencing the
Company Parent Shares, and (y) the Purchaser shall deliver an assignment separate from certificate with respect to the Company Parent Shares (collectively, the Purchaser Parent Shares and the Company Parent Shares shall be referred to herein as the "Shares Escrow" or the
"Escrow Fund"). The Escrow Agent hereby acknowledges receipt of the Purchaser Parent
Shares of the Escrow Fund.  The Escrow Fund shall not be subject to any lien, attachment,
trustee, process or any other judicial process of any creditor of any party hereto, as well as, the
Escrow Agent. The Escrow Agent agrees to hold the Escrow Fund in escrow subject to the terms and conditions of this Agreement.
4.        [THIS SECTION INTENTIONALLY OMITTED]
5.        Disbursements of Escrow Fund.  The Escrow Agent shall hold the Escrow Fund
in its possession until authorized to make disbursements as provided below. Except as provided in Sections 5(b), 5(c), and 5(d), the Escrow Agent shall only make disbursements from the
Escrow Fund in accordance with a joint written direction from the Purchaser Parties and the
Company Parties executed and delivered to the Escrow Agent (a
"Written Direction").
     (a)       In the event that the Purchaser presents a
certificate (the "Purchase Price
     Adjustment Certificate") to the Escrow Agent, executed by an officer of such person enclosing either (i) a copy of the Closing Certificate issued pursuant to Section 2.2(b) of the Asset Purchase Agreement and a statement that no objection was made by the
     Company or the Company Parent to the Closing Period during the Response Period, or
     (ii) a copy of the Independent Accountant's decision rendered pursuant to Section 2.2(b)
     of the Asset Purchase Agreement, in each case stating:
         (i)   the dollar amount and conversion to Purchaser Parent
Shares
         and/or Company Parent Shares, as applicable, or portion thereof, to be disbursed by the Escrow Agent from the Escrow Fund (the "Purchase
Price Adjustment
         Amount");
         (ii)  the name of the payee and appropriate contact
information; and
         (iii) that the Purchaser has sent a copy of such Purchase
Price
         Adjustment Certificate to the other parties hereto in accordance with Section 17 hereof,
     then the Escrow Agent shall be authorized, five (5) business days after the receipt of such
     certificate, to transfer Purchaser Parent Shares and/or Company Parent Shares from the
     Shares Escrow to the Purchaser, in payment of the amount due to the Purchaser to satisfy the Purchase Price Adjustment under the Asset Purchase
Agreement.  Any such
     distribution shall first consist of the distribution of
Purchaser Parent Shares, and
     thereafter, Company Parent Shares, as necessary to satisfy the
Purchase Price
     Adjustment.
     (b)       If, at any time on or before June [____], 2004 (the
"Escrow Termination
     Date"), an event occurs in which the Purchaser believes constitutes the basis for the
     Purchaser Parties or any other Purchaser Indemnified Party to receive indemnity from the
     Indemnifying Parties pursuant to Article 9.1 of the Asset
Purchase Agreement, the
     Purchaser shall furnish written notice in accordance with
Section 17 hereof of such event
     (the "Indemnity Notice") to each of the Company Parties and the Escrow Agent setting forth the Purchaser Parties' or any other Purchaser Indemnified Party's belief of the basis therefor together with a good faith estimate of the reasonably foreseeable dollar amount, to be disbursed by the Escrow Agent from the Escrow Fund (the "Disputed Amount")
     then the Escrow Agent shall be authorized to make disbursements to the Purchaser of the
     Disputed Amount thirty (30) days after the receipt thereof; provided, however, if, within thirty (30) days following receipt by the Escrow Agent of such Indemnity Notice, the
     Escrow Agent receives a certificate executed by the Company or the Company Parent (a
     "Company Certificate") that the Company Parties in good faith dispute the Purchaser's claim, the Escrow Agent shall be authorized to disburse to the Purchaser the portion of the Disputed Amount which is not disputed by the Company
Parties in the Company
     Certificate. If the Purchaser Parties and the Company Parties
are unable to resolve any
     dispute that arises under this Section 5(b) within twenty (20) days of the Escrow Agent's receipt of the Company Certificate, such dispute shall be submitted to dispute resolution pursuant to Section 9.4 of the Asset Purchase Agreement. The Escrow Agent shall set aside the undistributed portion of the Disputed Amount until the arbitrator provided for in
     Section 9.4 of the Asset Purchase Agreement shall deliver its final decision, at which time the Escrow Agent shall release such Disputed Amount in accordance with the arbitrator's award.
     (c)       If, at any time prior to the Escrow Termination Date,
the Escrow Agent
     receives a certificate executed by the Purchaser Parties
(together with all Indemnity
     Notices and Company Certificates, the "Certificates") stating
(i) that the Purchaser or
     any other Indemnified Party is entitled to indemnification from the Indemnifying Parties pursuant to Article 9 of the Asset Purchase Agreement by reason of a binding arbitration
     award pursuant to Section 9.4 of the Asset Purchase Agreement and attaching a copy of
     such award, (ii) the dollar amount of such indemnification which is to be disbursed by
     the Escrow Agent from the Escrow Fund (which shall not exceed the amount granted in
     such award) and the conversion to the Purchaser Parent Shares and/or the Company
     Parent Shares, as applicable, and (iii) the name of the payee and appropriate contact
     information (which shall be the Person in whose name such award has been entered), then the Escrow Agent shall be authorized, ten (10) days after receipt thereof, to make disbursements of the amount indicated in such certificate.  The mailing of the
     Certificates, along with all documents and instruments thereto, shall be simultaneously mailed to the Escrow Agent and the Company Parties by the Purchaser in accordance with Section 17 hereof.
     (d)       No later than twenty (20) days prior to the Escrow
Termination Date, the
     Escrow Agent shall notify the Purchaser Parties and the Company Parties in writing that, unless the Purchaser Parties notify the Escrow Agent to the contrary in a writing received prior to the Escrow Termination Date, the Escrow Agent will assign and deliver to the
     Company or the Company Parent or its nominee, as applicable, the remaining Escrow
     Fund; provided, however, that in the event the Purchaser
Parties have prior to the Escrow
     Termination Date delivered an Indemnity Notice to the Escrow
Agent in accordance with
     Section 5(b), the Escrow Agent shall only be authorized under this Section 5(d) to assign
     and deliver the excess of the Escrow Fund over the Disputed
Amount (to the extent such
     Disputed Amount has not already been disbursed by the Escrow
Agent to the Purchaser,
     pursuant to Section 5(b) or otherwise).
     (e)       Value of Escrowed Shares.  For the purpose of
determining the number of
     Escrow Shares required for (i) a distribution of Escrow Shares to the Purchaser Parties
     pursuant to an indemnification claim in accordance with Section 5(b), or (ii) otherwise, the Escrow Agent shall divide (x) the applicable Disputed
Amount, or (y) any applicable
     amount determined pursuant to this Agreement, as the case may be, by the amount which
     is the average closing price of the Purchaser Parent Shares and/or the Company Parent
     Shares, as applicable, under the method described in the last paragraph of Section 9.1 of the Asset Purchase Agreement.
     (f)       Fluctuations in Value of Escrow Shares.  It is
recognized by the parties
     hereto that the Purchaser Parent Shares and the Company Parent Shares, certificates of which comprise the Escrow Shares, are publicly traded and that fluctuations in the prices of such stock will occur from day to day.  The Escrow Agent shall not be required or
     expected to notify any of the parties hereto of any fluctuation in value of the said stock
     during the term hereof and the Company shall not be required to provide any additional
     Escrow Shares or other property by reason thereof.
     (g)       Notification of Receipts; Deliveries and
Disbursements by the Escrow
     Agent. As promptly as practicable after receipt by the Escrow Agent of each delivery of funds, certificates, instruments or other documents from a party and as promptly as
     practicable after delivery of funds, certificates, instruments or other documents by the
     Escrow Agent to a party, the Escrow Agent shall inform all the parties in writing of such deposit, disbursement or delivery.
6.        Termination.
     (a)       This Agreement shall be effective as of the date
hereof and shall continue
     in full force and effect until the earlier of (i) a written agreement between the parties to terminate this Agreement, or (ii) the close of business on the Business Day during which the last of the Escrow Fund is distributed in full pursuant to the terms hereof, at which
     time this Agreement shall terminate. Upon termination of this Agreement, the Escrow
     Agent shall be discharged from any further obligation hereunder.
     (b)       Except as specifically agreed in writing by the
parties hereto, termination
     of this Agreement under Section 6(a) shall not relieve any of the parties hereto of any
     obligation arising under this Agreement prior to its
termination.  The provisions of this
     Section 6(b) and of Sections 7, 13, 14, 15, 16, 17, 18, 19, 20,
21 and 22 shall survive the
     termination or expiration of this Agreement, irrespective of the reason therefor.
     (c)       For purposes of this Agreement, the term "Business
Day" shall mean any
     day other than a Saturday or a Sunday or a day on which
commercial banks in New York,
     New York are required or authorized by law or executive order to remain closed.
7.        Taxation of Income on Escrow Fund.  The Purchaser Parties
and the Company
Parties agree that, for income Tax purposes, the Company shall include the income earned on the
Escrow Fund until disbursement in gross income for each taxable year of the Company in which
such income is earned (each, a "Taxable Year"), without regard to when or to whom such
income is paid.  The Company Parties shall pay all applicable income, withholding and any other
taxes imposed on or measured by income which is attributable to income from the Escrow Fund
and shall file all tax and information returns applicable thereto.
8.        Exculpation and Indemnification of Escrow Agent.  If is
understood and agreed
that the Escrow Agent shall:
     (a)       be under no duty to accept information from any
Person other than either
     the Purchaser Parties and the Company Parties and then only to the extent and in the
     manner provided in this Agreement;
     (b)       be protected in acting upon any written notice,
opinion, request,
     certificate, approval, consent or other document reasonably believed by it in good faith to be genuine and to be signed by the proper party or parties;
     (c)       be deemed conclusively to have given and delivered
any notice required to
     be given or delivered hereunder if the same is given in
accordance with Section 17
     hereof;
     (d)       be indemnified and held harmless jointly and
severally by the Company
     against any claim made against it by reason of its acting or failing to act in connection with any of the transactions contemplated hereby and against any loss, liability or
     expense, including the expense of defending itself against any claim of liability it may sustain in carrying out the terms of this Agreement, except such claims as are occasioned
     by its bad faith, gross negligence, willful misconduct, fraud or any other breach of
     fiduciary duty; provided, however, that promptly after the receipt by the Escrow Agent of
     notice of any demand or claim or the commencement of any
action, suit or proceeding,
     the Escrow Agent shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify each other party thereof in
writing; and provided, further, that
     the indemnitor hereunder shall be entitled, jointly and
severally and at their own expense,
     to participate in and/or assume the defense of any such action, suit or proceeding;
     (e)       have no liability or duty to inquire into the terms
and conditions of any
     agreements to which the Escrow Agent is not a party, its duties under this Agreement being understood to be purely ministerial in nature;
     (f) be permitted to consult with counsel of its choice selected with reasonable care and shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the written advice of such counsel; provided, however, that nothing contained in this subsection (f), nor any action taken by the Escrow Agent, or of any counsel, shall relieve the Escrow Agent from liability for any claims which are occasioned by its bad faith, gross negligence, willful
misconduct, fraud or any other
     breach of fiduciary duty, all as provided in subsection (d) above;
     (g)       not be bound by any modification, amendment,
termination, cancellation,
     rescission or supersession of this Agreement, unless the same shall be in writing and signed by the parties hereto;
     (h) if and to the extent it is uncertain as to its duties and rights hereunder, be entitled to refrain from taking any action other than to keep all property held by it in escrow until it shall be directed otherwise in a joint writing by the Purchaser Parties and the Company Parties, in accordance with this
     Agreement, or by a final judgment of a court or arbitrator of competent jurisdiction;
     (i)       have no liability for any act or omission done
pursuant to the instructions contained or
     expressly provided for herein, or written instructions given by joint instructions of the Purchaser Parties and the Company Parties pursuant hereto;
     (j) have the right, at any time, to resign hereunder by giving written notice of its resignation to the Purchaser Parties and the Company Parties, in accordance with Section 17 hereof, at least thirty (30)
     business days prior to the date specified for such resignation to take effect; in which case, upon the
     effective date of such resignation:
          (i)       all cash and other payments and all other
property then held by the Escrow
          Agent hereunder shall be delivered by it to such Person as may be designated jointly in writing by the Purchaser Parties and the Company Parties, whereupon
the Escrow Agent's obligations
          hereunder shall cease and terminate;
          (ii)      if no such Person has been designated by such
date, the Escrow Agent's sole
          responsibility thereafter shall be to keep all property
then held by it and to deliver the same to a
          Person designated jointly in writing by the Purchaser
Parties and the Company Parties, or, if no
          such Person shall have been so designated, in accordance
with the directions of a final order or
          judgment of a court of competent jurisdiction, and the provisions of subsections (f), (j) and (k) of this Section 8 shall remain in effect; and
     (k) be reimbursed upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provisions of this Agreement, except any such expenses,
     disbursements or advances as may be attributable to its gross negligence, willful misconduct (including breach of this Agreement), bad faith, fraud or other breach of fiduciary duty. All reimbursements pursuant to this Section 8(k) shall be made by the Company.
     (l) The Escrow Agent shall not be entitled to indemnification from the Escrow Fund for any indemnification required by this Section 8.
     9.   [INTENTIONALLY OMITTED]
10.       Representations and Warranties of the Company Parties.
The Company Parties jointly and
severally hereby represent and warrant to each other party hereto that:
     (a) this Agreement has been duly authorized, executed and delivered by the Company
     Parties, and is the legal, valid and binding agreement of the Company Parties, enforceable against them in accordance with its terms; and
     (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of, or be an event that is or, with the passage of time will result in, a violation of, or result in the acceleration of or entitle any party to accelerate
     (whether after the giving of notice or lapse of time or both)
any obligation under or pursuant to any
     mortgage, lien, lease, agreement, instrument, order,
arbitration award, judgment or decree to which the
     Company Parties are a party or by which they or any of their assets are bound.
11.       Representations and Warranties of the Purchaser Parties.
The Purchaser Parties jointly and
severally hereby represent and warrant to each other party hereto that:
     (a) this Agreement has been duly authorized, executed and delivered by the Purchaser Parties and is the legal, valid and binding agreement of the Purchaser Parties, enforceable against them in accordance with its terms; and
     (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of, or be an event that is or, with the passage of time will result in, a violation of, or result in the acceleration of or entitle any party to accelerate
     (whether after the giving of notice or lapse of time or both)
any obligation under or pursuant to any
     mortgage, lien, lease, agreement, instrument, order,
arbitration award, judgment or decree to which the
     Purchaser Parties are a party or by which they or any of their assets are bound.
12. Representations and Warranties of the Escrow Agent. The Escrow Agent hereby represents and warrants to each other party hereto that:
     (a) this Agreement has been duly authorized, executed and delivered by the Escrow Agent, and is the legal, valid and binding agreement of the Escrow
Agent, enforceable against the Escrow Agent in
     accordance with its terms; and
     (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of, or be an event that is or, with the passage of time will result in, a violation of, or result in the acceleration of or entitle any party to accelerate
     (whether after the giving of notice or lapse of time or both)
any obligation under or pursuant to any
     mortgage, lien, lease, agreement, instrument, order,
arbitration award, judgment or decree to which the
     Escrow Agent is a party or by which it or any of its assets is bound.
13.       Removal.  The Purchaser Parties and the Company Parties
may, through a joint written notice
delivered thirty (30) days prior to its effective date and
designating a substitute escrow agent, dismiss the Escrow
Agent hereunder and appoint a successor. Upon the effective date of such replacement, the Escrow Agent shall promptly account for and deliver to the successor escrow agent designated in such notice the Escrow Fund, including all investments thereof and accrued income thereon on the date of such accounting and delivery.  Upon acceptance
of such accounting and delivery by such successor escrow agent, and upon reimbursement to the Escrow Agent of all fees and expenses due hereunder through the date of such accounting and delivery, the Escrow Agent shall be
released and discharged form all of its duties and obligations hereunder, but without prejudice to any liability of the
Escrow Agent for its gross negligence, willful misconduct (including breach of this Agreement), bad faith, fraud or other breach of fiduciary duty.
14. Entire Agreement. This Agreement (together with the Asset Purchase Agreement and the
Ancillary Documents thereto) embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any other prior oral or written agreements, arrangements or understandings between the parties hereto, and any such prior agreements,
arrangements or understandings are hereby terminated and of no further effect.
15. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or a waiver of any subsequent breach. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
16. Binding Effect; Assignment. This Agreement shall inure to the benefit of, and shall be binding upon the Purchaser Parties, the Company Parties and the Escrow Agent and their respective successors and permitted assigns.
17.       Notices.  All notices, demands and other communications
provided for hereunder
shall be in writing and shall be given by personal delivery, via facsimile transmission (receipt telephonically confirmed), by nationally recognized overnight courier (prepaid), or by certified
or registered first class mail, postage prepaid, return receipt requested, sent to each party, at its/his address as set forth below or at such other address or in such other manner as may be
designated by such party in written notice to each of the other parties. All such notices, demands and communications shall be effective when personally delivered, one
(1) business day after
delivery to the overnight courier, upon telephone confirmation of facsimile transmission or upon receipt after dispatch by mail to the party to whom the same is so given or made:
If to the Company or          Sopheon PLC
the Company Parent:      Stirling House
     Stirling Road
     Surrey Research Park
     Guildford, Surrey  GU2 5RF
     ENGLAND
                    Facsimile No.:  011-44-1483-883050
     Telephone No.:  011-44-1483-883000
     Attention:  Barry Mence
                Arif Karimjee
With a copy to:          Briggs and Morgan, Professional Association
     2400 IDS Center
     80 South Eighth Street
     Minneapolis, Minnesota  55402
                    Facsimile No.:  612-977-8650
     Telephone No.:  612-977-8492
     Attention:  Michael J. Grimes
If to the Purchaser      Find/SVP, Inc.
or the Purchaser         625 Avenue of the Americas
Parent:                  New York, New York  10011-2020
                    Facsimile No.:  212-255-7632
                    Telephone No.:  212-645-4500
     Attention:  Chief Executive Officer
With a copy to:          Kane Kessler, P.C.
     1350 Avenue of the Americas
     New York, New York  10019-4896
                    Facsimile No.:  212-245-3009
     Telephone No.:  212-541-6222
     Attention:  Robert L. Lawrence, Esq.
If to the Escrow         U.S. Bank National Association
Agent:                   180 East Fifth Street, EP-MN-T2CT
                    St. Paul, Minnesota  55101
                    Attention:  Thomas H. Caruth
                    Facsimile No.:  651-244-0712
                    Telephone No.:  651-244-0733
Either party hereto may change the address to which notices shall be sent by sending written notice of such change of address to the other parties in accordance herewith.
18.       Further Assurances.  The parties hereto agree to execute
and deliver such other documents or
agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this
Agreement and the consummation of the transactions contemplated hereby.
19.       Interpretation.
     (a) Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.
     (b)       Certain Terms and Quantities.  In this Agreement, in
the computation of periods of time
     from a specified date to a later specified date, the word
"from" means "from and including," the words "to"
     and "until" each mean "to but excluding" and the word "through" means "to and including." Except in the preceding sentence, the word "including" means "including
without limitation."  The words "either" and
     "or" refer to an exclusive choice.  Capitalized terms defined in any Section of this Agreement shall be used
     throughout this Agreement as so defined.  Where appropriate, words denoting the singular shall include the
     plural and words denoting the masculine shall include the
feminine and neuter.  In all cases herein where a
     dollar amount, time period, percentage or other quantity is expressed using roman numerals and fully written out, the latter expression shall govern over the expression using roman numerals. A reference to conduct includes references to an omission, statement or
undertaking.
     (c)       Internal Cross References.  The words "herein,"
"hereof" and "hereunder" and other
     words of similar import refer to this Agreement as a whole and not to any particular section, subsection or
     clause in this Agreement.  Unless otherwise specified,
references herein to a section, subsection or cause
     refer to the appropriate section, subsection or clause in this
Agreement.
     (d)       No Drafting Presumption.  The parties hereto
acknowledge and agree that they have
     participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement. The parties hereto are familiar with the Asset
     Purchase Agreement and the definitions therein.
20.       Counterparts and Facsimile Signatures.  This Agreement may
be executed in one or more
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one
and the same instrument.  Such execution shall be effective when one or more such counterparts shall have been
executed by each of the parties hereto and at least one of each such counterpart shall have been delivered to each of the other parties hereto.  The counterparts of this Agreement and all ancillary documents hereto may
be executed and delivered by facsimile signature by any of the parties to any other party and the
receiving party may rely on the receipt of such document so executed and delivered by facsimile as if the original had been received.
21. Miscellaneous. This Agreement and its provisions shall be construed, governed by and enforced in accordance with the internal laws of the State of
Delaware, without giving effect to
the principles of comity or conflicts of laws thereof.  This
Agreement may be amended or
modified only in writing signed by each of the parties hereto. The parties hereto agree and consent that any legal action, suit or proceeding seeking to enforce any provision of this
Agreement shall be instituted and adjudicated solely and exclusively in any court of general
jurisdiction in the State of New York, or in the United States
District Court having jurisdiction in
the State of New York, and the parties agree that venue will be proper in such courts and waive
any objection that they may have now or hereafter have to the venue of any such suit, action or
proceeding in such courts, and each hereby irrevocably consents and agrees to the jurisdiction of said courts in any such suit, action or proceeding.  The parties hereto further agree to accept and
acknowledge service of any and all process which may be served in any such suit, action or
proceeding in said courts, and also agree that service of process or notice upon them shall be deemed in every respect effective service of process or notice upon them, in any suit, action or proceeding, if given or made (i) according to applicable law, (ii)
by a person over the age of
eighteen (18) who personally served such notice or service of process on a party hereto, or
(iii) by certified mail, return receipt requested, mailed to the applicable party at such party's address as set forth in this Agreement (as such addresses may be hereafter modified by notice given in accordance herewith).
22. Severability. If any provision of this Agreement or the application of any such provision to any
Person or circumstances shall be held invalid, illegal or
unenforceable in any respect by a court of competent
jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
23.  Transferability.  The respective interests of the Company
Parties in the Escrow
Fund shall not be assignable or transferable, other than by
operation of law or pursuant to the
terms hereof.  Notice of any such assignment or transfer by
operation of law shall be given to the
Escrow Agent and the Purchaser Parties in accordance with Section 17 hereof, and no such assignment or transfer shall be valid until such notice is given.
24.  Voting of Shares.  The Company shall have the sole right to vote any Escrow
Shares being held in the name of the Company and to receive any dividends thereon.
25.  Adjustments to Escrow Shares.  If all or any portion of the
Escrow Shares are
subject to any share distribution, share split, split-up, split-off, spin-off, recapitalization, reincorporation merger with a wholly owned Delaware subsidiary, separation, reorganization, liquidation, combination, redemption, or exchange of shares, warrants or other units of equity
(together, "Equity Equivalents") of the Purchaser, occurring after the date hereof, as a result of
which Equity Equivalents of any class shall be issued in respect of outstanding Purchaser's common stock being changed into the same or a different number of shares of Purchaser's common stock or other Equity Equivalents, the number and value of Escrow Shares shall be correspondingly and ratably adjusted by the Purchaser's board of directors so as to be substantially the economic equivalent of the number and value of the Escrow Shares that are in the possession of the Escrow Agent immediately preceding the event that causes the change in
the number or character of the shares of the Purchaser's common
stock.   The Purchaser shall
effect this change by replacing the Escrow Shares with Equity Equivalents within fifteen (15) days of the effective date of the event that caused the change in the number or character of the shares of Purchaser's common stock. Upon receipt by Escrow Agent, the Equity Equivalents shall be deemed to be Escrow Shares for all purposes hereof;
provided, that the valuation
provisions set forth Section 5(e) hereof shall be ratably adjusted by the Purchaser in accordance with the actions of its board of directors causing the Equity Equivalents to be issued.
                    [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the
date first above written.
COMPANY:                        COMPANY PARENT:
SOPHEON CORPORATION             SOPHEON PLC
By                              By . . . . . . . . . . . . . . . . .
.. . .
    Its____________________________
       Its. . . . . . . .
PURCHASER:                      PURCHASER PARENT:
TTECH ACQUISITION CORP.         FIND/SVP, INC.
By                              By . . . . . . . . . . . . . . . . .
.. . .
    Its____________________________
       Its. . . . . . . .
ESCROW AGENT:
U.S. BANK NATIONAL ASSOCIATION
By
    Its______________________________________
              [SIGNATURE PAGE TO ESCROW AGREEMENT]

                           EXHIBIT A
                              TO
                        ESCROW AGREEMENT
                        Stock Ownership

                            Company

                             Shares

                            Percent

                              TIN

                            Address



                      Sopheon Corporation

                           [_______]

                              100

                           [________]

2850 Metro Drive
Bloomington, Minnesota
55425





                    TTech Acquisition Corp.

                           [_______]

                              100

                           [________]

625 Avenue of the Americas
New York, NY  10019-4896




                           SCHEDULE A
                               TO
                        ESCROW AGREEMENT

                      Escrow Agent's Fees

Acceptance Fee:
$1,000
(Includes review of Agreement and establishing procedures
and controls)
First year's administrative fee:
(payable upon opening account, nonrefundable)
    If all funds are invested in a Money Market Fund
    utilized by U.S. Bank
$1,500
    If funds are invested other than above
$2,000
Subsequent year administration fee:                               as
above
(non-proratable to commence on first anniversary date)

                           EXHIBIT B

         COMPANY AND COMPANY PARENT CLOSING CERTIFICATE


The undersigned hereby certify to TTECH ACQUISITION CORP., a Delaware corporation (the "Purchaser") and Find/SVP, Inc., a New York corporation (the "Purchaser
Parent") pursuant to Section 2.3(b)(i) of the Amended and Restated Asset Purchase Agreement made and entered into on the 25th day of June, 2003, by and between the Purchaser, the
Purchaser Parent, Sopheon Corporation, a Minnesota corporation (the "Company") and Sopheon
PLC, a registered corporation in the United Kingdom (the "Company Parent") (the "Asset
Purchase Agreement"), as follows:
1. All of the representations and warranties made by the Company and the Company
Parent in the Asset Purchase Agreement and the Ancillary Documents (as modified by the
Schedules and the Supplements thereto) are true and correct on and as of the date hereof with the same force and effect as though as such representations and warranties had been made on or given on and as of the date hereof; and
2. The Company and the Company Parent have performed and/or complied with all of their covenants, agreements and obligations under the Asset Purchase Agreement which are to have been performed and complied with by the Company and the Company Parent prior to or on the date hereof.
3. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Asset Purchase Agreement.

                    [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Company and Company Parent Closing
Certificate has
been executed as of the ____ day of __________________, 2003.


                                SOPHEON CORPORATION



                                By . . . . . . . . . . . . . . . . .
.. . .
                                      Its. . . . . . . . . . . . . .
.. . .


                                SOPHEON PLC



                                By . . . . . . . . . . . . . . . . .
.. . .
                                      Its. . . . . . . . . . . . . .
.. . .





















     [SIGNATURE PAGE TO COMPANY AND COMPANY PARENT CLOSING
                          CERTIFICATE]


                           EXHIBIT C

              ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this "Agreement"), is made this ___ day of _______________________, 2003 by and between TTECH ACQUISITION CORP., a
Delaware corporation (the "Purchaser"), and Sopheon Corporation, a Minnesota corporation
(the "Company"). All capitalized terms used but not defined herein shall have the meaning ascribed thereto in that certain Amended and Restated Asset Purchase Agreement entered into on
June 25, 2003, by and between the Purchaser, Find/SVP, Inc., a New York corporation (the
"Purchaser Parent"), the Company and Sopheon PLC, a registered corporation in the United
Kingdom (the "Company Parent") (the "Asset Purchase Agreement").
                            RECITALS
A. Pursuant to the terms of the Asset Purchase Agreement, the parties hereto have agreed, among other things, that the Company will (i) assign, transfer and convey to the
Purchaser all of the Company's right, title and interest in and to, and (ii) delegate the Company's obligations and duties under the Assumed Liabilities (but not any Excluded Liabilities) including in, to and under, the contracts set forth on Schedule 1 attached hereto (the "Contracts").
B. The Parties hereto desire to provide for the assignment of such right, title and interest in and to the Contracts and the assumption of certain liabilities of the Company in accordance with the applicable terms of the Asset Purchase Agreement.
                           AGREEMENT
NOW, THEREFORE, in consideration of the foregoing Recitals, the covenants set forth herein, and other good and valuable consideration, the nature, receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:
1.   Assignment and Delegation.  The Company does hereby:
     (a) convey, grant, bargain, sell, transfer, assign, deliver and confirm unto the
Purchaser, its successors and permitted assigns forever all of the Company's right, title and interest in and to the Contracts set forth on Schedule 1 hereto; and
     (b) delegates to the Purchaser all of the Company's obligations and duties under the Assumed Liabilities (but not any Excluded Liabilities), including the Assumed
Liabilities, but not any Excluded Liabilities, under such Contracts; provided, however, such delegation shall not under any circumstances include any Excluded Liability.
2.   Acceptance and Assumption.  The Purchaser does hereby:
     (a)  accept the assignment by the Company as set forth in
Section 1(a) above;
and
     (b) accept such delegation and assume all of the Company's obligations and duties under the Assumed Liabilities, but not any Excluded Liabilities, including in, to and under such Contracts.
3.   Excluded and Assumed Liabilities.
     (a) The Company hereby acknowledges and agrees that it will pay the
Excluded Liabilities. The Purchaser hereby acknowledges and agrees to pay and perform the
Assumed Liabilities (i) to be paid or performed after the Closing
Date under the Contracts which
are expressly assumed on Schedule I and (ii) arising or incurred in connection with, pursuant to, or with respect to the Contracts after the Closing Date and only in the amounts not in excess of the amounts set forth therein with respect to each Assumed
Liability. Nothing contained in this
Agreement shall require the Purchaser to pay, perform, or discharge any Assumed Liabilities as long as the Purchaser shall in good faith contest or cause to be contested the amount or validity thereof.
     (b) The Purchaser expressly does not, and shall not, assume, be deemed to assume, or be obligated to pay, perform or otherwise discharge any Excluded Liabilities of the
Company, the Company Parent or their respective Affiliates, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by the Purchaser pursuant to this
Agreement.
4. The Company covenants and agrees that if any Contracts cannot be transferred or assigned by the Company without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the date hereof been obtained or given, the beneficial interest in and to the same will in any event pass to the Purchaser; and the Company covenants and agrees (a) to hold, and hereby declares that it holds, such Contracts in trust for, and for the benefit of, the Purchaser, (b) to use all reasonable means to obtain and to secure such consents and give such notice as may be required to effect a valid transfer or transfers of such rights, and (c) to use all reasonable means to make, complete or cause any such transfers as soon as reasonably possible.
5. Governing Law and Jurisdiction. The governing law and jurisdiction under this
Agreement shall be governed by Section 13.11 of the Asset Purchase
Agreement.
6. Counterparts. This Agreement may be executed in counterparts and when taken together shall constitute one and the same Agreement. Signatures to this Agreement received by facsimile may and shall be received and relied upon in the same manner as set forth in the Asset
Purchase Agreement.
7. Further Assurances. Each party hereto shall from and after the date hereof, upon the reasonable request of the other party hereto, take such acts or actions, including the execution and delivery of such other documents, instruments and certificates as such other party may reasonably require to obtain the full benefit of the terms of this Agreement.
8. Definitions. All terms and phrases used herein and not otherwise defined shall have the meaning set forth in the Asset Purchase Agreement.
9. Successors and Assigns. All of the terms and provisions of this Agreement are binding upon and inure to the benefit of the Company and Purchaser and their respective successors and assigns.
10. Terms of Asset Purchase Agreement. The Company and the Purchaser acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent, and for the term, provided therein. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.
                    [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Purchaser and the Company have caused this Agreement to be executed as of the date first above written.
                                   COMPANY:
 PURCHASER:
SOPHEON CORPORATION                TTECH ACQUISITION CORP.
By                                 By

Its________________________
Its______________________________


























    [SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

                           SCHEDULE 1
                               TO
              ASSIGNMENT AND ASSUMPTION AGREEMENT
                           CONTRACTS




                           EXHIBIT D

                          BILL OF SALE


SOPHEON CORPORATION, a Minnesota corporation (the "Company"), for good and valuable consideration given by TTECH ACQUISITION CORP., a Delaware corporation
(the "Purchaser"), the receipt of which is hereby acknowledged by the Company, pursuant to that certain Amended and Restated Asset Purchase Agreement by and between the Purchaser and the Company, entered into on June 25, 2003 (the "Asset Purchase Agreement"), by these presents does hereby convey, grant, bargain, sell, transfer, set over, assign, deliver and confirm unto the Purchaser, its successors and assigns, forever, free and clear of all Encumbrances,
Assumed Liabilities and Excluded Liabilities with respect thereto, except for Permitted
Encumbrances or as expressly provided in and pursuant to the Asset Purchase Agreement and the exhibits and schedules thereto, the Assets, as defined by and in the Asset Purchase
Agreement; provided, however, nothing herein sells, conveys, assigns or transfers to the
Purchaser the Excluded Assets as identified in the Asset Purchase
Agreement:
All right, title and interest in and to the Assets of the Company, except the Excluded
Assets, arising from, in connection with, necessary or used in conjunction with, the Business, including:
               [FINAL DESCRIPTION OF THE ASSETS];
      Intellectual Property rights, identified on Schedule A hereto; Contracts identified on Schedule B hereto, and all rights thereunder;
               Furniture, fixtures, equipment and all other tangible personal property, wherever located, identified on Schedule C hereto;
      provided, however, that the Assets shall not include the Excluded Assets.
In furtherance of the foregoing, the Company agrees that it will, at any time and from time to time, on and after the Closing Date, upon the reasonable request of the Purchaser, do or cause to be done all such further acts and things and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all papers, documents, instruments, agreements, assignments, transfers, assurances and conveyances as may be necessary or desirable to carry out and give effect to the provisions and intent of the Asset Purchase
Agreement and this Bill of Sale. In addition, from and after the Closing Date, the Purchaser and the Company will afford to the other and their respective attorneys, accountants and other representatives access, during normal business hours, to such personnel, books and records relating to the Company or the Business as may reasonably be required in connection with the preparation of financial information, the filing of Tax Returns and the operation of the Business, and will cooperate in all reasonable respects in connection with claims and Proceeding asserted by or against third parties, relating to or arising from the transactions contemplated hereby.
The Company covenants and agrees that if either (i) any Assets cannot be transferred or assigned by the Company without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the date hereof been obtained or given, or
(ii) any such Assets are non-assignable by their nature and title thereto or ownership thereof cannot be transferred by this Agreement, the beneficial interest in and to the same will in any event pass to the Purchaser; and the Company covenants and agrees
(a) to hold, and hereby
declares that it holds, such Assets in trust for, and for the benefit of, the Purchaser, (b) to use reasonable commercial efforts to obtain and to secure such consents and give such notice as may be required to effect a valid transfer or transfers of such property, assets or rights, and (c) to use reasonable commercial efforts to make, complete or cause any such transfers as soon as reasonably possible.
This instrument shall be effective at the close of business on the date hereof, and shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.
The governing law and jurisdiction under this Bill of Sale shall be governed by Section
13.11 of the Asset Purchase Agreement.
This Agreement may be executed in counterparts and when taken together shall constitute one and the same Agreement. Signatures to this Agreement received by facsimile may and shall be received and relied upon in the same manner as set forth in the Asset Purchase
Agreement.
All terms and phrases used herein and not otherwise defined shall have the meaning set forth in the Asset Purchase Agreement.
The Company and the Purchaser acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent, and for the term, provided therein. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.
                    [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Bill of Sale to be executed by an authorized representative, effective as of the ___ day of ____________________, 2003.
                                SOPHEON CORPORATION
                                By__________________________________

Its________________________________
                [SIGNATURE PAGE TO BILL OF SALE]
                           SCHEDULE A
                               TO
                          BILL OF SALE
                     INTELLECTUAL PROPERTY


                           SCHEDULE B
                               TO
                          BILL OF SALE
                           CONTRACTS

                           SCHEDULE C
                               TO
                          BILL OF SALE
                   TANGIBLE PERSONAL PROPERTY



                           EXHIBIT E

                        INVESTOR LETTER



                      SOPHEON CORPORATION
                                             ____________, 2003
FIND/SVP, INC.
625 Avenue of the Americas
New York, New York 10011
Re:  Shares of FIND/SVP, INC.  (the "Company")
Gentlemen:
In connection with the Amended and Restated Asset Purchase Agreement entered into on
June 25, 2003, by and among the Company, TTech Acquisition Corp. (the "Purchaser"),
Sopheon PLC and the undersigned (the "Asset Purchase Agreement") pursuant to which, among other things, the undersigned (the "Transferee") will be receiving shares (the
"Securities") of common stock of the Company, the Transferee hereby represents and warrants to the Company that the Transferee is an "accredited investor", as such term is defined in Rule
501 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act").
In addition, the Transferee hereby represents and warrants:
     (a) The Transferee understands and acknowledges that the Securities have not been registered under the Act.
     (b) The Securities are being acquired by the Transferee only for investment for the Transferee's own account, and not as a nominee or agent and not with a view to the resale or distribution thereof in contravention of applicable laws, and the Transferee has no present intention of selling, granting any participation in or otherwise distributing any interest therein within the meaning of the Act.
     (c) The Transferee does not have any contracts, understandings, agreements or arrangements with any person (other than the Company and the Purchaser pursuant to the Escrow Agreement of even date herewith) to sell, transfer or grant participation to such person or any third person, with respect to any of the Securities.
     (d) The Transferee has had an opportunity to seek outside advice and has sought such advice to the extent Transferee deemed appropriate with respect to the terms and conditions of the Agreement.
     (e) The Transferee acknowledges that it can bear the economic risk of his investment in the Securities for an indefinite period of time and has alone, or together with a financial advisor of its selection, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment therein. The Transferee understands that the Securities are characterized as "restricted securities" under federal securities laws since they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations the
     Securities may not be resold without registration or an exemption from registration under the Act. The Transferee represents that it is familiar with and understands the resale limitations imposed by the Act and the rules and regulations promulgated thereunder.
     (f) The Transferee understands and agrees that the certificates evidencing the
     Securities will bear an appropriate legend evidencing the restricted nature of the
     Securities indicating that no transfer of any of the Securities may be made unless such
     Securities are registered under the Act or an exemption from such registration is available, and that the Company will instruct its transfer agent not to transfer any such
     Securities unless such transfer shall be made in compliance with such legend. The legend shall be substantially in the form set forth below:
          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
          NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
          AS AMENDED ("ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD
          EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION
          STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES
          LAWS, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OF ANY SIMILAR RULE UNDER SUCH ACT RELATING TO
          THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY
          SATISFACTORY TO COUNSEL OF THE ISSUER, THAT AN
          EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND
          SUCH SECURITIES LAWS IS AVAILABLE."
     (g) Transferee understands that the Securities are being offered and sold to it in reliance on specific exclusions from the registration requirements of Federal and State securities laws of the United States, and that the Transferor, the Company, and Kane
     Kessler, P.C., counsel to the Company, are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of
     Transferee set forth herein in order to determine the applicability of such exclusions and the suitability of Transferee to acquire the Securities.

The Transferee agrees to indemnify and hold harmless the Company and
Kane Kessler,
P.C. from and against any and all claims, liabilities, losses or damages (or actions in respect
thereof) or other expenses arising out of or resulting from the breach of any warranty,
representation, or covenant set forth herein.  The Company, its transfer agent, Kane Kessler,
P.C., and their agents and representatives may rely on this
representation letter.
                              TRANSFEREE:
                              SOPHEON CORPORATION
                              By:_____________________________________

Name:_______________________________

Title:_________________________________


















              [SIGNATURE PAGE TO INVESTOR LETTER]



                           EXHIBIT F

       PURCHASER AND PURCHASER PARENT CLOSING CERTIFICATE

The undersigned, TTECH ACQUISITION CORP., a Delaware corporation (the "Purchaser") and Find/SVP, Inc., a New York corporation (the "Purchaser Parent") hereby certify to Sopheon Corporation, a Minnesota corporation (the "Company") and Sopheon PLC, a registered corporation in the United Kingdom (the "Company Parent"), pursuant to
Section 2.3(c)(ii) of the Amended and Restated Asset Purchase Agreement made and entered into on the 25th day of June, 2003, by and between the Purchaser, the Purchaser Parent, the
Company, and the Company Parent (the "Asset Purchase Agreement"), as follows:
1. All of the representations and warranties made by the Purchaser and the Purchaser
Parent in the Asset Purchase Agreement and the Ancillary Documents (as modified by the
Schedules and the Supplements thereto) are true and correct at and as of the date hereof with the same force and effect as though such representations and warranties had been made on or given on and as of the date hereof; and
2. The Purchaser and the Purchaser Parent have performed and/or complied with all of their covenants, agreements, and obligations under the Asset Purchase Agreement which are to have been performed and complied with by them prior to or on the date hereof.
3. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Asset Purchase Agreement.

                    [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Purchaser and the Purchaser Parent, by their authorized representatives, executed this Closing Certificate as of the ____ day of _____________, 2003.


                                TTECH ACQUISITION CORP.


                                By . . . . . . . . . . . . . . . . .
.. . .
                                    Its. . . . . . . . . . . . . . .
.. . .


                                FIND/SVP, INC.


                                By . . . . . . . . . . . . . . . . .
.. . .
                                      Its. . . . . . . . . . . . . .
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   [SIGNATURE PAGE TO PURCHASER AND PURCHASER PARENT CLOSING
                          CERTIFICATE]